UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GLOBAL INDEMNITY LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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GLOBAL INDEMNITY LIMITED

SPECIAL SCHEME MEETING AND EXTRAORDINARY GENERAL MEETING OF HOLDERS

OF ORDINARY SHARES TO BE HELD ON [●], 2020

[●], 2020

Dear Holders of A ordinary shares and B ordinary shares (the “shareholders”) of Global Indemnity Limited (“GI Cayman”):

After a review by our board of directors (the “Board”) and management team, we have decided to simplify and streamline the organizational, statutory and regulatory structure of the Global Indemnity group of companies by reorganizing the Global Indemnity group of companies to reduce the number of jurisdictions governing our business and operations. As part of the transaction, by way of a scheme of arrangement and amalgamation under Cayman Islands law, GI Cayman will merge with and into a newly formed exempted company incorporated under Cayman Islands law (“New CayCo”), with New Cayco surviving, and the ultimate parent company of our group of companies will become a limited liability company formed under the laws of the State of Delaware (“Delaware”) (“GI Delaware”) and, following the transaction, it is proposed that New CayCo will merge with and into GI Delaware. Additionally, as part of the transaction, the business of Global Indemnity Reinsurance Company, Ltd. (“GI Bermuda”) will be assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries (the “GI Bermuda Transaction”). We are making this proxy statement available in connection with the solicitation by the Board of proxies to be voted at the special meetings of our shareholders to be convened for the purposes set forth in the accompanying proxy statement.

On [•], 2020, commencing at [●] [a.m./p.m.], Cayman Islands Time, we will hold two special meetings of our shareholders at the offices of Walkers, located at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001, Cayman Islands and will broadcast the special meetings via live webcast. The special meetings are being broadcast via live webcast due to the public health threat and travel restrictions caused by the COVID-19 pandemic. You will not be able to attend the special meetings physically in person. Shareholders as of the close of business on [●], 2020 (the “Voting Record Time”) will be entitled to attend and vote at the special meetings. In order to participate in the special meetings, registered shareholders must register for the special meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your proxy cards sent in respect of the special meetings. Registered shareholders who have validly registered for the special meetings will be provided a link to the special meetings one hour prior to the start of the special meetings. If you hold your GI Cayman shares in ‘street name’ through a broker or nominee you should contact your broker to receive a voting instruction form for use at the special meetings. You will be required to provide proof of your beneficial ownership of your GI Cayman shares as of the Voting Record Time, such as a bank or brokerage account statement or letter from your bank, broker or other nominee to register for the shareholder meetings. In order to participate in the special meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the special meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your voting instruction form. Such holders will be provided a link to the special meetings one hour prior to the start of the special meetings. Due to the virtual format, only the formal business of the special meetings will be conducted. Shareholders are encouraged to submit their votes in advance of the special meetings, following the procedure outlined further below.

At these meetings, you will be asked to vote on a number of proposals, including proposals for a “scheme of arrangement” pursuant to Sections 86 and 87 of the Cayman Islands Companies Law (2020 Revision), as

amended, modified or re-enacted from time to time (the “Cayman Companies Law”), that would result in a change in the ultimate parent company of the Global Indemnity group of companies from the present holding company that is incorporated in the Cayman Islands to a holding company that is formed in Delaware and a proposal that would result in the business of GI Bermuda being assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, as described in the accompanying proxy statement.

While a complex multi-national business structure has served us and our shareholders well for many years, changes in the U.S. tax laws and other compelling reasons support reorganizing the Global Indemnity group of companies at this time. After considering various factors, the Board unanimously determined that this reorganization of the Global Indemnity group of companies will, among other benefits, simplify and streamline the organizational, statutory and regulatory structure of the Global Indemnity group of companies as a result of the transaction outlined in the accompanying proxy statement. The Board believes that the proposed entity reorganization of the Global Indemnity group of companies pursuant to the proposed scheme of arrangement and the other related proposals will achieve a more appropriate structure for the Global Indemnity group of companies. The reasons for the transaction and the other proposals are discussed in further detail in the accompanying proxy statement.

For you, our shareholders, much will remain unchanged following the time the scheme of arrangement and the GI Bermuda Transaction come into effect, although there will be some differences, given the changes in the governing laws of our ultimate parent company, its classification as a partnership for U.S. federal income tax purposes, the U.S. federal income tax consequences of the transaction, and the form of securities you will hold. If the scheme of arrangement is approved and becomes effective, it will result in holders of GI Cayman ordinary shares at the scheme record time (expected to be [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020) (the “Scheme Record Time”) holding the same number of GI Delaware common shares as they presently hold in GI Cayman and GI Delaware will become the ultimate parent company of the Global Indemnity group of companies. Completion of the proposed scheme of arrangement will result in the cancellation of your A ordinary shares and/or B ordinary shares (the A ordinary shares and B ordinary shares, together, the “GI Cayman ordinary shares”) in GI Cayman, and the immediate issuance to you of an equal number of class A common shares and/or class B common shares, respectively, issued by Global Indemnity Group, LLC, a Delaware limited liability company which will become our new ultimate parent company (“GI Delaware”). For U.S. federal income tax purposes, GI Delaware will be treated as a partnership and you, our shareholders, will be treated as partners in such partnership.

If the scheme of arrangement takes effect, your rights with respect to the GI Delaware common shares will be substantially the same as those currently in effect with respect to the GI Cayman ordinary shares. Upon the scheme of arrangement becoming effective, holders of GI Delaware common shares will have the same proportionate interest in the profits, net assets and dividends of the Global Indemnity group of companies as they had immediately prior to the effective date of the scheme of arrangement as a holder of GI Cayman ordinary shares.

Just as is the case today with your GI Cayman A ordinary shares, upon completion of the transaction, the class A common shares of GI Delaware, our ultimate parent company, will be listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “GBLI” and will be registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and be subject to the same SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of Nasdaq. We will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles. GI Delaware will in the ordinary course make available customary financial information and other reports filed with the SEC, consistent with our established current practices.

The purpose of the accompanying proxy statement is to explain the proposed scheme of arrangement and the other proposals and why the Board believes the scheme of arrangement and the other proposals will achieve a more appropriate structure for the Global Indemnity group of companies. As such, the proxy statement provides important information about the meetings and the proposals described above. We encourage you to read the entire document carefully. You should carefully read and consider the “Risk Factors” beginning on page [●] for a discussion of potential risks before voting. You are entitled to vote by attending the meetings or by appointing a proxy. It is not necessary that the proxy appointed by you be a current shareholder of GI Cayman.

Your vote is very important. The Board has unanimously determined that the proposals above are advisable and recommends that you vote “FOR” all of the above proposals.

If you are a registered shareholder, to ensure that your GI Cayman ordinary shares are voted in accordance with your wishes, please properly mark, date, sign and return both the accompanying proxy cards (one blue for the scheme meeting, and one white for the extraordinary general meeting) by courier in the enclosed, postage-paid envelope (as applicable) as promptly as possible. In order for your proxies to be voted, Computershare LLC must receive your proxy cards at 2950 Express Drive South, Suite 210, Islandia, NY 11749, at least forty eight hours prior to the commencement of the relevant shareholder meeting but not later than [●] [a.m./p.m.] (Eastern Time) on [●], 2020.

If you hold your GI Cayman ordinary shares in “street name” through a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers” or “nominees”), please follow the voting instructions provided by your broker, which may include an option to instruct the broker or nominee by telephone on how to vote. Please note that holders of GI Cayman ordinary shares through brokers or nominees may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable to registered holders of GI Cayman ordinary shares and such holders should therefore follow the separate instructions that will be provided by their applicable broker or nominee.

If you have any questions about the meetings or require assistance, please call Georgeson LLC, our proxy solicitor, at (866) 767-8989 (toll-free within the United States) or at (781) 575-2137 (outside the United States).

On behalf of GI Cayman’s Board, thank you for your continued support.

Sincerely,

Cynthia Y. Valko Chief Executive Officer	Saul A. Fox Chairman of the Board of Directors

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in the contemplated scheme of arrangement or determined if the accompanying proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement related to the GI Cayman ordinary shares is dated [●], 2020 and is first being mailed to GI Cayman’s shareholders on or about [●], 2020.

SUMMARY OF NOTICES OF THE SPECIAL SCHEME MEETING

AND THE EXTRAORDINARY GENERAL

MEETING OF THE HOLDERS OF GLOBAL INDEMNITY LIMITED A ORDINARY SHARES AND B

ORDINARY SHARES

TO BE HELD ON [●], 2020

To the holders of A ordinary shares and B ordinary shares of Global Indemnity Limited (together the A ordinary shares and B ordinary shares, the “GI Cayman ordinary shares”):

On [●], 2020, Global Indemnity Limited, a Cayman Islands exempted company (“GI Cayman”), will hold a special meeting (the “scheme meeting”) of the holders of GI Cayman ordinary shares (the “shareholders”), which will commence at [●] [a.m./p.m.], Cayman Islands Time, and an extraordinary general meeting (the “extraordinary general meeting”) of shareholders, which will commence at [●] [a.m./p.m.], Cayman Islands Time (or as soon thereafter as the scheme meeting concludes or is adjourned), in order to approve certain proposals, including a proposal for a scheme of arrangement pursuant to Sections 86 and 87 of the Cayman Islands Companies Law (2020 Revision), as amended, modified or re-enacted from time to time (the “Cayman Companies Law”). We sometimes refer to these meetings together as the “shareholder meetings.”

We will hold the shareholder meetings at the offices of Walkers, located at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001, Cayman Islands and will broadcast the shareholder meetings via live webcast. The shareholder meetings are being broadcast via live webcast due to the public health threat and travel restrictions caused by the COVID-19 pandemic. You will not be able to attend the shareholder meetings physically in person. Shareholders as of the close of business on [●], 2020 (the “Voting Record Time”) will be entitled to attend and vote at the shareholder meetings. In order to participate in the shareholder meetings, registered shareholders must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your proxy cards sent in respect of the shareholder meetings. Registered shareholders who have validly registered for the shareholder meetings will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings. If you hold your GI Cayman shares in ‘street name’ through a broker or nominee you should contact your broker to receive a voting instruction form for use at the shareholder meetings. You will be required to provide proof of your beneficial ownership of your GI Cayman shares as of the Voting Record Time, such as a bank or brokerage account statement or letter from your bank, broker or other nominee to register for the shareholder meetings. In order to participate in the shareholder meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your voting instruction form. Such holders will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings. Due to the virtual format, only the formal business of the shareholder meetings will be conducted. Shareholders are encouraged to submit their votes in advance of the shareholder meetings, following the procedure outlined further below.

Shareholders are being asked to vote on the following matters:

At the scheme meeting:

•

To approve the scheme of arrangement substantially in the form attached as Annex C to the accompanying proxy statement (the “Scheme of Arrangement”), pursuant to which, at the effective time of the Scheme of Arrangement, GI Cayman will merge with and into New CayCo, a newly formed and wholly owned subsidiary of GI Delaware incorporated in the Cayman Islands as an exempted company with limited liability (“New CayCo”), following which, New CayCo will survive the merger (the “Amalgamation”).

•

Upon completion of the Transaction, all shareholders of GI Cayman will become shareholders of GI Delaware. Pursuant to the terms of the Scheme of Arrangement and in consideration for the Amalgamation, GI Delaware will issue common shares of GI Delaware to the shareholders of GI Cayman as of the scheme record time (expected to be [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020) (the

“Scheme Record Time”) on the following basis: for each A ordinary share of GI Cayman cancelled, one class A common share of GI Delaware will be issued; and for each B ordinary share of GI Cayman cancelled, one class B common share of GI Delaware will be issued. Pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

We refer to this proposal (Proposal Number One) as the “Scheme of Arrangement Proposal.”

At the extraordinary general meeting:

•

If the Scheme of Arrangement Proposal is approved, to approve the Scheme of Arrangement and to authorize the directors and officers of GI Cayman to take such actions as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect at the extraordinary general meeting, so that the Scheme of Arrangement shall be approved by and on behalf of GI Cayman and can be consummated.

We refer to this proposal (Proposal Number Two) as the “Scheme EGM Proposal.”

•

If the Scheme of Arrangement Proposal is approved, to authorize GI Cayman, as the sole shareholder of GI Bermuda, to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot Insurance Company, an indirect wholly-owned insurance subsidiary of GI Cayman (“Penn-Patriot”), or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance Company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and the approval of the merger agreement that would be entered into in connection therewith.

We refer to this proposal (Proposal Number Three) as the “GI Bermuda Transaction Proposal.”

•

To approve a motion to adjourn the extraordinary general meeting to a later date to solicit additional proxies, as necessary or appropriate, if there are insufficient votes to approve the necessary meeting proposals at the time of the extraordinary general meeting.

We refer to this proposal (Proposal Number Four) as the “Adjournment Proposal.”

The proposals contemplated by the accompanying proxy statement, including the Scheme of Arrangement Proposal, the Scheme EGM Proposal, the GI Bermuda Transaction Proposal and the Adjournment Proposal, are sometimes referred to herein as the “meeting proposals.”

The transactions contemplated by the Scheme of Arrangement and the accompanying proxy statement, including the Scheme of Arrangement Proposal, the Scheme EGM Proposal, the GI Bermuda Transaction Proposal and the other actions by GI Cayman and/or its affiliates described in the accompanying proxy statement are sometimes referred to herein as the “Transaction.”

Approval of each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal by our shareholders is a condition to the Scheme of Arrangement becoming effective.

The formal notices of the scheme meeting and the extraordinary general meeting are provided as attachments to the accompanying proxy statement as Annexes A and B, respectively, and should be read closely. This summary does not constitute the formal notice in respect of either of those meetings.

If any other matters properly come before either of the shareholder meetings or any adjournments of either of the shareholder meetings, the persons named in the proxy card will have the authority to vote the GI Cayman ordinary shares represented by all properly executed proxies in their discretion. The Board of GI Cayman currently does not know of any matters to be raised at the shareholder meetings other than the meeting proposals contained in this proxy statement.

The Board of GI Cayman has set the close of business, Cayman Islands Time, on [●], 2020 as the record date (the “Voting Record Time”) for the scheme meeting and for the extraordinary general meeting. This means that only those persons who were GI Cayman shareholders at the close of business on [●], 2020 will be entitled to receive notice of, and to attend and vote, at the shareholder meetings and any adjournments thereof.

The scheme meeting has been convened at [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020, pursuant to an Order of the Cayman Islands Grand Court (the “Cayman Court”) granted on [●], 2020. The extraordinary general meeting also has been scheduled for [●], 2020, and will commence at [●] [a.m./p.m.], Cayman Islands Time (or as soon thereafter as the scheme meeting concludes or is adjourned). If the GI Cayman shareholders approve each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal and the other conditions to the Scheme of Arrangement have been satisfied or waived, we will seek the Cayman Court’s sanction of the Scheme of Arrangement. Sanction of the Cayman Court must be obtained as a condition to the Scheme of Arrangement becoming effective. We expect the sanction hearing to be held at the Law Courts, George Town, Grand Cayman at [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020 (the “Sanction Hearing”), further details of which will be advertised by GI Cayman on its website and in The Wall Street Journal and certain Cayman Islands newspapers in accordance with directions that we intend to request from the Cayman Court. GI Cayman shareholders who voted at the scheme meeting or gave instructions to their broker or nominee to vote at the scheme meeting (as applicable) have the right to attend the Sanction Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme of Arrangement. We expect that the Cayman Court will make facilities available for applicable GI Cayman shareholders to attend the Sanction Hearing in person via live webcast (if they wish). If you are a GI Cayman shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, we expect that the Cayman Court will require that you give notice of your intention to do so to GI Cayman’s Cayman Islands legal advisers, Walkers, at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, at a time prior to the date of the Sanction Hearing. GI Cayman will not object to the participation in the Sanction Hearing by any person who holds shares through a broker or any other person with a legitimate interest in the proceedings and all such persons will have a right to participate.

The accompanying proxy statement and proxy cards (one blue for the scheme meeting, and one white for the extraordinary general meeting) are first being sent on or about [●], 2020 to the GI Cayman shareholders and contain additional information on how to attend the shareholder meetings and vote any GI Cayman ordinary shares you own in person or by proxy via live webcast at the shareholder meetings.

If you hold your GI Cayman ordinary shares in the name of a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers” or “nominees”), and you plan to attend the shareholder meetings, you must contact your broker or nominee for details on how to register your attendance at the shareholder meetings. It will be necessary for you to present proof of your beneficial ownership of those GI Cayman ordinary shares as of the Voting Record Time, such as a bank or brokerage account statement or letter from your broker or other nominee to register for the shareholder meetings. In addition, you may not vote your GI Cayman ordinary shares in person via live webcast at the shareholder meetings unless you obtain an “instrument of proxy” or “legal proxy” from the broker or nominee that holds your GI Cayman ordinary shares. You will need to follow the instructions of your broker or nominee in order to obtain such an “instrument of proxy” or “legal proxy.”

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SHAREHOLDER MEETINGS, PLEASE TAKE THE NECESSARY STEPS TO VOTE IN ADVANCE OF THE SHAREHOLDER MEETINGS.

IF YOU ARE A REGISTERED SHAREHOLDER, YOU SHOULD PROPERLY MARK, DATE, SIGN AND RETURN BOTH ACCOMPANYING PROXY CARDS (ONE BLUE FOR THE SCHEME MEETING, AND ONE WHITE FOR THE EXTRAORDINARY GENERAL MEETING) IN THE ENCLOSED, POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

IN ORDER FOR YOUR PROXIES TO BE VOTED, COMPUTERSHARE LLC MUST RECEIVE YOUR PROXY CARDS AT 2950 EXPRESS DRIVE SOUTH, SUITE 210, ISLANDIA, NY 11749, NOT LATER THAN [●] [A.M./P.M.] (EASTERN TIME) ON [●], 2020, AT LEAST FORTY EIGHT HOURS PRIOR TO THE COMMENCEMENT OF THE RELEVANT SHAREHOLDER MEETING.

IF YOU HOLD YOUR GI CAYMAN ORDINARY SHARES IN “STREET NAME” THROUGH A BROKER OR NOMINEE, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH BROKER OR NOMINEE, WHICH MAY INCLUDE AN OPTION TO INSTRUCT THE BROKER OR NOMINEE BY TELEPHONE ON HOW TO VOTE. PLEASE NOTE THAT HOLDERS OF GI CAYMAN ORDINARY SHARES THROUGH A BROKER OR NOMINEE MAY BE REQUIRED TO SUBMIT VOTING INSTRUCTIONS TO THEIR APPLICABLE BROKER OR NOMINEE AT OR PRIOR TO THE DEADLINE APPLICABLE FOR THE SUBMISSION BY GI CAYMAN SHAREHOLDERS AND SUCH HOLDERS SHOULD THEREFORE FOLLOW THE SEPARATE INSTRUCTIONS THAT WILL BE PROVIDED BY SUCH NOMINEE.

The accompanying proxy statement incorporates documents by reference. Please see “Where You Can Find More Information” beginning on page [●] of the accompanying proxy statement for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request by contacting us at:

Corporate Secretary c/o Global Indemnity Limited

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman KY1-9008

Cayman Islands

Telephone: +1 345 814 7600

Email: info@global-indemnity.com

To ensure timely delivery of these documents, any request should be made no later than [●], 2020. The exhibits to these documents will generally not be made available unless such exhibits are specifically incorporated by reference in the accompanying proxy statement.

GLOBAL INDEMNITY LIMITED

PROXY STATEMENT

For the Special Scheme Meeting and the Extraordinary General Meeting

of the Holders of Global Indemnity Limited A Ordinary Shares and B Ordinary Shares

to be held on [●], 2020

This proxy statement which also constitutes the “scheme circular” required to be sent to shareholders under Cayman Islands law, is furnished to the holders of A ordinary shares and B ordinary shares (the “shareholders”) of Global Indemnity Limited, a Cayman Islands exempted company (“GI Cayman”), in connection with the solicitation of proxies on behalf of the board of directors of GI Cayman (the “Board”) to be voted at the special scheme meeting of shareholders (the “scheme meeting”) and the extraordinary general meeting of shareholders (the “extraordinary general meeting”) to be held on [●], 2020, and any adjournments thereof, at the times and place and for the purposes set forth in the accompanying notices of the scheme meeting and the extraordinary general meeting. We sometimes refer to these meetings together as the “shareholder meetings.” This proxy statement and the accompanying proxy cards (one blue proxy card for the scheme meeting, and one white proxy card for the extraordinary general meeting) are first being sent to shareholders on or about [●], 2020. Please properly mark, date, sign and return both enclosed proxy cards (one blue for the scheme meeting, and one white for the extraordinary general meeting) to ensure that all of your GI Cayman A ordinary shares, par value $0.0001 per share, and B ordinary shares, par value $0.0001 per share (together, the “GI Cayman ordinary shares”), are represented at the shareholder meetings.

GI Cayman ordinary shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, “FOR” each of the meeting proposals set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the shareholder meetings by timely delivery of a properly executed, later-dated proxy with respect to the shareholder meetings to Computershare LLC at 2950 Express Drive South, Suite 210, Islandia, NY 11749.

GI Cayman has set the close of business, Cayman Islands Time, on [●], 2020 as the record date (the “Voting Record Time”) for the scheme meeting and for the extraordinary general meeting. This means that only those persons who were GI Cayman shareholders at the close of business on [●], 2020 will be entitled to attend and vote, at the shareholder meetings and any adjournments thereof. As of the Voting Record Time, [●] GI Cayman A ordinary shares and [●] GI Cayman B ordinary shares were issued and outstanding.

Only GI Cayman shareholders as of the Voting Record Time are invited to attend the shareholder meetings. For registered shareholders we have enclosed two proxy cards—one blue proxy card for the scheme meeting, and one white proxy card for the extraordinary general meeting. Please properly mark, date, sign and return both proxy cards.

If you hold your GI Cayman ordinary shares in “street name” beneficially through a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers” or “nominees”), you must follow the procedures required by your broker or nominee to appoint or revoke a proxy with respect to the shareholder meetings. You should contact your broker or nominee directly for more information on these procedures.

In order to participate in the shareholder meetings, registered shareholders must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your proxy cards sent in respect of the shareholder meetings. Registered shareholders who have validly registered for the shareholder meetings will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings.

If you hold your GI Cayman shares in ‘street name’ through a broker or nominee you should contact your broker to receive a voting instruction form for use at the shareholder meetings. You will be required to provide proof of your beneficial ownership of your GI Cayman shares as of the Voting Record Time, such as a bank or brokerage account statement or letter from your bank, broker or other nominee to register for the shareholder meetings. In order to participate in the shareholder meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your voting instruction form. Such holders will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings. In addition, you may not vote your GI Cayman ordinary shares in person via live webcast at the shareholder meetings unless you obtain an “instrument of proxy” or “legal proxy” from the broker or nominee that holds your GI Cayman ordinary shares. You will need to follow the instructions of your broker or nominee in order to obtain such an “instrument of proxy” or “legal proxy.” Due to the virtual format, only the formal business of the shareholder meetings will be conducted. Shareholders are encouraged to submit their votes in advance of the shareholder meetings, following the procedure outlined further below.

STRUCTURE OF THE TRANSACTION

In Proposal Number One (the “Scheme of Arrangement Proposal”), we are seeking your approval at the scheme meeting of a scheme of arrangement pursuant to Sections 86 and 87 of the Cayman Islands Companies Law (2020 Revision), as amended, modified or re-enacted from time to time (the “Cayman Companies Law”), substantially in the form attached as Annex C to this proxy statement (the “Scheme of Arrangement”), which if effective, will result in you owning common shares of Global Indemnity Group, LLC, a newly formed limited liability company (“GI Delaware”) in the State of Delaware (“Delaware”), instead of GI Cayman ordinary shares. Please see “Proposal Number One: The Scheme of Arrangement Proposal.”

In Proposal Number Two (the “Scheme EGM Proposal”), we are seeking your approval at the extraordinary general meeting of the Scheme of Arrangement and to authorize the directors and officers of GI Cayman to take such actions as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect at the extraordinary general meeting, so that the Scheme of Arrangement shall be approved by and on behalf of GI Cayman and can be consummated. Please see “Proposal Number Two: The Scheme EGM Proposal.”

In Proposal Number Three (the “GI Bermuda Transaction Proposal”), we are seeking your approval at the extraordinary general meeting to authorize GI Cayman, as the sole shareholder of Global Indemnity Reinsurance Company, Ltd., a Bermuda exempted company (“GI Bermuda”), to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot Insurance Company, an indirect wholly-owned insurance subsidiary of GI Cayman (“Penn-Patriot”), or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance Company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and the approval of the merger agreement that would be entered into in connection therewith. Please see “Proposal Number Three: The GI Bermuda Transaction Proposal.”

In Proposal Number Four (the “Adjournment Proposal”), we may seek your approval at the extraordinary general meeting to authorize the chairman of the extraordinary general meeting to adjourn the meeting if there are insufficient votes to approve the necessary meeting proposals at the extraordinary general meeting, as necessary or appropriate. Please see “Proposal Number Four: The Adjournment Proposal.”

If the Scheme of Arrangement is approved and becomes effective, then the Amalgamation will occur. Pursuant to the terms of the Scheme of Arrangement and in consideration for the Amalgamation, GI Delaware will issue common shares of GI Delaware to the shareholders of GI Cayman as of the Scheme Record Time on the following basis: for each A ordinary share of GI Cayman cancelled, one class A common share of GI Delaware will be issued; and for each B ordinary share of GI Cayman cancelled, one class B common share of GI Delaware will be issued. Pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

Several steps are required in order for us to effect the Scheme of Arrangement, including convening and holding the scheme meeting at which GI Cayman shareholders will consider and, if thought fit, approve the Scheme of Arrangement. The scheme meeting has been convened at [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020 pursuant to an Order of the Cayman Islands Grand Court (the “Cayman Court”) granted on [●], 2020. Notice of the scheme meeting is set out at Annex A to this proxy statement. If each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal are approved by the GI Cayman shareholders and the other conditions to the Scheme of Arrangement have been satisfied or waived, we will seek the Cayman Court’s sanction of the Scheme of Arrangement.

If we obtain the requisite approvals from our shareholders and the Cayman Court’s sanction of the Scheme of Arrangement, and if all of the other conditions to the Scheme of Arrangement, as described herein, are satisfied or, if permitted by applicable law, waived, we intend to file the order of the Cayman Court sanctioning the Scheme of Arrangement with the Cayman Islands Registrar of Companies (the “Sanction Order”). Upon delivery of the Sanction Order with the Cayman Islands Registrar of Companies, the Scheme of Arrangement will become effective in accordance with its terms (the “Effective Time”). We presently expect the Effective Time to occur before the opening of trading of the GI Delaware class A common shares on the Nasdaq Global Select Market (“Nasdaq”) on the trading day immediately following the date of delivery of the Sanction Order to the Cayman Islands Registrar of Companies. The exact date and timing of the Effective Time will depend on factors such as any postponement or adjournment of the hearing before the Cayman Court regarding sanction of the Scheme of Arrangement (the “Sanction Hearing”).

At the Effective Time, the following steps will occur effectively simultaneously in the following order:

1.

GI Cayman will merge with and into New CayCo, a newly formed and wholly owned subsidiary of GI Delaware incorporated in the Cayman Islands as an exempted company with limited liability (“New CayCo”), following which, New CayCo will survive the merger (the “Amalgamation”);

2.

in consideration for the Amalgamation, GI Delaware will issue an equal number of GI Delaware common shares to GI Cayman shareholders at the scheme record time (expected to be [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020) (the “Scheme Record Time”), on the following basis: for each GI Cayman A ordinary share cancelled, one GI Delaware class A common share shall be issued; and/or for each GI Cayman B ordinary share cancelled, one GI Delaware class B common share shall be issued; and

3.	pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

As a result of the Scheme of Arrangement, the GI Cayman shareholders will become holders of all of the GI Delaware common shares and GI Delaware will own all of the outstanding ordinary shares in GI Cayman. The members of the Board in office two business days prior to the effective time of the Scheme of Arrangement will be appointed as the members of the board of directors of GI Delaware effective as of one business day prior to the Effective Time.

After the Effective Time, you will continue to own an interest in the ultimate parent company of the Global Indemnity group of companies, which will indirectly conduct the same business operations as currently conducted indirectly by GI Cayman, through the same group of subsidiaries of GI Cayman prior to the Effective Time. The number of GI Delaware common shares you will own will be the same as the number of GI Cayman ordinary shares you own immediately prior to the Effective Time, and your relative ownership interest in the Global Indemnity group of companies will remain unchanged as a result of the Scheme of Arrangement.

At [●], 2020, [●] GI Cayman A ordinary shares and [●] GI Cayman B ordinary shares were issued and outstanding.

The transactions contemplated by the Scheme of Arrangement and this proxy statement, including the Scheme of Arrangement Proposal, the Scheme EGM Proposal, the GI Bermuda Transaction Proposal and the other actions by GI Cayman and/or its affiliates described in this proxy statement are sometimes referred to herein collectively as the “Transaction.”

If, and only if, the Transaction is consummated, GI Cayman will be merged with and into New CayCo (a direct wholly owned-subsidiary of GI Delaware, which will then be merged with and into GI Delaware subsequent to the Transaction), and, as a result, Penn-Patriot or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries will become a direct, wholly-owned subsidiary of GI Delaware.

The following diagrams depict a simplified organizational structure of the relevant material members of the Global Indemnity group of companies as presently in effect and as we expect to be in effect immediately after the Transaction, assuming the GI Bermuda Transaction is a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving. In the following diagrams, red boxes indicate non-U.S. entities and blue boxes indicate U.S. entities.

Before	After

We use the terms “GI,” “Global Indemnity,” “we,” “our company,” “the company,” “the Company,” “our” and “us” in this proxy statement to refer to GI Cayman and its subsidiaries, prior to the Transaction, and to refer to GI Delaware and its subsidiaries, after the Transaction.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE OTHER PROPOSALS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Transaction and the shareholder meetings. These questions and answers highlight only some of the information contained in this proxy statement. They may not contain all the information that is important to you. To understand the Transaction, meeting proposals and voting procedures more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the annexes. The Scheme of Arrangement, substantially in the form attached as Annex C to this proxy statement, is the legal document that governs the Transaction. The limited liability company agreement of GI Delaware, substantially in the form attached to this proxy statement as Annex [●], will govern GI Delaware after the completion of the Scheme of Arrangement.

1. Q:	Why am I receiving this document?

A:

Holders of GI Cayman ordinary shares are being solicited by the Board to approve certain actions relating to the proposed Transaction which, once effective, will result in a change in the ultimate parent company of the Global Indemnity group of companies from GI Cayman to GI Delaware as set out in more detail in this proxy statement. Pursuant to the Scheme of Arrangement, ordinary shares in GI Cayman will be mandatorily exchanged for common shares in GI Delaware on a one-for-one basis.

The Transaction will be a taxable exchange for U.S. federal income tax purposes, and you will be treated as a partner in a publicly traded partnership following the Transaction. Please refer to “Material Tax Considerations Relating to the Transaction” for a description of certain material U.S. federal and Cayman Islands tax consequences of the Transaction to GI Cayman shareholders.

2. Q:	What am I being asked to vote on at the shareholder meetings?

A:

The Scheme of Arrangement and certain other meeting proposals require holders of GI Cayman ordinary shares to vote on certain matters at both the scheme meeting and extraordinary general meeting. This document contains information to assist you in making your voting decisions at both the scheme meeting and the extraordinary general meeting in relation to the meeting proposals.

It is important that for the scheme meeting as many votes as possible are cast so that the Cayman Court may be satisfied that there is a fair representation of the opinions of the GI Cayman shareholders.

Scheme Meeting

At the scheme meeting, GI Cayman shareholders are being asked to vote on the Scheme of Arrangement Proposal which, if effective, will result in you owning common shares of GI Delaware, a newly formed Delaware limited liability company, instead of the GI Cayman ordinary shares, and further result in GI Delaware becoming the new publicly traded ultimate parent company of the Global Indemnity group of companies.

Extraordinary General Meeting

If the Scheme of Arrangement Proposal is approved at the scheme meeting, GI Cayman shareholders are being asked to vote on the following matters at the extraordinary general meeting for the purpose of giving effect to the Scheme of Arrangement and the Transaction as follows:

•

to approve the Scheme of Arrangement and that the directors and officers of GI Cayman be authorized to take such actions as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect; and

•

to authorize GI Cayman, as the sole shareholder of GI Bermuda, to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and the approval of the merger agreement that would be entered into in connection therewith.

If there are insufficient votes to approve the necessary meeting proposals at the time of the general extraordinary meeting, GI Cayman ordinary shareholders may be asked to authorize the chairman of the extraordinary general meeting to adjourn the meeting, as necessary or appropriate.

The proposals contemplated by this proxy statement, including the Scheme of Arrangement Proposal, the Scheme EGM Proposal, the GI Bermuda Transaction Proposal and the Adjournment Proposal, are sometimes referred to herein as the “meeting proposals.”

Please see “Proposal Number One: The Scheme of Arrangement Proposal,” “Proposal Number Two: The Scheme EGM Proposal,” “Proposal Number Three: The GI Bermuda Transaction Proposal” and “Proposal Number Four: The Adjournment Proposal.”

3. Q:	Why is Global Indemnity proposing the Transaction?

A:

While a complex multi-national business structure has served us and our shareholders well for many years, changes in the U.S. tax laws and other compelling business reasons support reorganizing the Global Indemnity group of companies at this time. After considering various factors, the Board unanimously determined to undertake the Transaction for, among others, the following reasons:

•

The passage by the United States of the Tax Cuts and Jobs Act in 2017, as well as certain other changes in non-U.S. tax laws, have eliminated certain tax benefits attributable to having a foreign holding company structure. The Transaction recognizes that the additional complexity and compliance costs of our foreign structure outweigh the limited tax benefits to the Global Indemnity group of companies following this change in the law.

•

The Transaction will streamline the organizational structure of the Global Indemnity group of companies. The number of entities above the U.S. insurance companies will be reduced from 6 to 3, and substantially all foreign subsidiaries will be eliminated, resulting in inter-company efficiencies.

•

The Transaction will reduce the number of nations governing the Global Indemnity group of companies from 4 to 1 and will reduce the number of nations in which the Global Indemnity group of companies are subject to material taxation from 3 to 1, making the United States the only governing and taxing nation. We anticipate that this will achieve long-term administrative cost savings by reducing the management resources required to reconcile and manage the differences in governing laws and taxation in non-U.S. jurisdictions.

•

The Transaction will move the ultimate parent company of the Global Indemnity group of companies to Delaware, which is a highly reputable jurisdiction for organizing business entities in the United States. Delaware has sophisticated entity laws that are continuously modernized and its extensive history of resolving business disputes has created a predictable legal framework for management and shareholders. In addition, the reputation of Delaware entity law among regulatory authorities, investors and creditors is highly favorable.

•

The Transaction will result in the business of GI Bermuda being assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries and thereby will consolidate the primary regulation of the Global Indemnity group of companies to the United States.

•

Following the Transaction, the Global Indemnity group of companies’ income generating activities will be 100% U.S. based, and the expected expense savings and operating efficiencies are expected to largely offset the anticipated increase in prospective tax liabilities resulting from the Transaction.

•	The Transaction will not result in any material transaction-related taxes to the Global Indemnity group of companies.

•

The Transaction may result in a clearer business proposition to U.S. investment and business partners. Currently, the public shares of GI Cayman trade at approximately 50% of book value per share, which we believe is due in part to our complicated multi-national structure, which serves as a practical barrier to raising new equity capital or utilizing our shares as acquisition currency. The United States of America is a leading international financial center, attracts a high volume of non-resident financial activity from Europe, China and other countries with substantial capital to invest and is a significant hub for institutional investment. As a result, having the Global Indemnity group of companies’ parent company become a United States based company will offer investors the ability to invest directly in a U.S. limited liability company, and may, over time, enhance the value and liquidity of the Company’s publicly traded securities, including access to the public equity markets and the utilization of our shares as acquisition currency.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Reasons for the Transaction.”

4. Q:	How does the Board of Directors recommend that I vote?

A:	Our Board unanimously recommends that our shareholders vote “FOR” each of the meeting proposals set forth in this proxy statement.

5. Q:	Who can vote at the shareholder meetings?

A:

All persons who are registered holders of GI Cayman ordinary shares at the Voting Record Time (being the record date for the shareholder meetings as of the close of business on [●], 2020) are shareholders of record for the purposes of voting at the shareholder meetings and will be entitled to attend and vote, in person via live webcast or by proxy, at the shareholder meetings and any adjournments thereof.

You should have received two proxy cards with this proxy statement; one blue proxy card for the scheme meeting and one white proxy card for the extraordinary general meeting. You can only appoint a proxy using the procedures set out in this proxy statement and in the relevant proxy card. To ensure that your GI Cayman ordinary shares are voted in accordance with your wishes, please properly mark, date, sign and return both the accompanying proxy cards (one blue for the scheme meeting, and one white for the extraordinary general meeting) in the enclosed, postage-paid envelope as promptly as possible. In order for your proxies to be voted, Computershare LLC must receive your proxy cards at 2950 Express Drive South, Suite 210, Islandia, NY 11749, at least forty eight hours prior to the commencement of the relevant meeting but not later than [●] [a.m./p.m.] (Eastern Time) on [●], 2020.

A proxy appointed to attend the shareholder meetings via live webcast on your behalf does not need to be a shareholder of GI Cayman but must attend the shareholder meetings to represent you. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different GI Cayman ordinary shares. You may not appoint more than one proxy to exercise rights attached to any one GI Cayman ordinary share.

If you hold your GI Cayman ordinary shares in “street name” through a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers” or “nominees”), please follow the voting instructions provided by your broker, which may include an option to instruct the broker or nominee by telephone on how to vote. Please note that holders of GI Cayman ordinary shares through brokers or nominees may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable to registered holders of GI Cayman ordinary shares and such holders should therefore follow the separate instructions that will be provided by their applicable broker or nominee.

If the GI Cayman ordinary shares are not registered in your own name and you plan to vote your GI Cayman ordinary shares in person via live webcast at either or both the shareholder meetings, you must contact your bank, broker or other nominee to (i) obtain a proxy card from the shareholder of record and or (ii) have your GI Cayman ordinary shares registered directly in your name on GI Cayman’s register of shareholders.

Appointment of a proxy does not preclude you from attending either or both of the shareholder meetings and voting in person via live webcast. Attending the shareholder meetings in person via live webcast will not in and of itself revoke a previously submitted proxy card. However, any votes cast by you or your proxy at either of the shareholder meetings will revoke a previously submitted proxy card for such shareholder meeting.

In order to participate in the shareholder meetings, registered shareholders must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your proxy cards sent in respect of the shareholder meetings. Registered shareholders who have validly registered for the shareholder meetings will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings. If you hold your GI Cayman shares in ‘street name’ through a broker or nominee you should contact your broker to receive a voting instruction form for use at the shareholder meetings. In order to participate in the shareholder meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your voting instruction form. Such holders will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings.

Please see “The Shareholder Meetings—Voting Record Time; Voting Rights” and “Annex D – Expected Timetable of Principal Events.”

6. Q:	Why are there two meetings being held for GI Cayman shareholders?

A:

The two separate shareholder meetings, being the scheme meeting and the subsequent extraordinary general meeting, are being called for different purposes. The extraordinary general meeting will be held immediately after the scheme meeting.

The sole purpose of the scheme meeting is to seek approval of the GI Cayman shareholders of the Scheme of Arrangement in accordance with applicable Cayman Islands law prior to GI Cayman seeking sanction of the Scheme of Arrangement from the Cayman Court. The scheme meeting has been convened at [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020 pursuant to an Order of the Cayman Court granted on [●], 2020. Notice of the scheme meeting is set out at Annex A to this proxy statement.

The subsequent extraordinary general meeting is being held to pass the remaining meeting proposals in connection with the Scheme of Arrangement, which are required to implement the Transaction (being the Scheme EGM Proposal and the GI Bermuda Transaction Proposal). GI Cayman shareholders can direct how their GI Cayman ordinary shares should be voted at the scheme meeting and the extraordinary general meeting.

Please see “The Shareholder Meetings—Proxies” and “The Shareholder Meetings—How You Can Vote.”

7. Q:	Why is the approval of the Cayman Court required?

The Scheme of Arrangement is a formal procedure under the Cayman Companies Law which is commonly used to carry out corporate reorganizations involving Cayman Islands companies. Under the Cayman Companies Law, the Scheme of Arrangement requires the approval of both the GI Cayman shareholders at the shareholder meetings and also the sanction of the Cayman Court. In determining whether to exercise its discretion to sanction the Scheme of Arrangement, the Cayman Court will determine, amongst other things, whether the Scheme of Arrangement is fair to the GI Cayman shareholders.

If the relevant approvals are obtained, all GI Cayman shareholders will be bound by the terms of the Scheme of Arrangement when it becomes effective, regardless of whether or how they voted (that is, including any GI Cayman shareholder who did not vote to approve the Scheme of Arrangement Proposal or who voted against the Scheme of Arrangement Proposal) thereby providing certainty and equality of treatment for GI Cayman shareholders. The implementation of the Scheme of Arrangement must satisfy certain legal requirements for the protection of GI Cayman shareholders and creditors and therefore requires the approval of the Cayman Court.

8. Q:	Am I required to vote at the shareholder meetings?

A:

It is important that as many GI Cayman shareholders as possible cast their votes at both the scheme meeting and the extraordinary general meeting. In particular, it is important that as many votes as possible are cast at the scheme meeting so as to demonstrate to the Cayman Court that there is a fair representation of GI Cayman shareholders.

The Board believes that the Transaction is advisable and urges you to read this proxy statement carefully and, if eligible, to vote in favor of the meeting proposals.

9. Q:	How do I vote if I am a registered shareholder?

A:

Whether or not you plan to attend the shareholder meetings in person via live webcast, we urge you to vote your GI Cayman ordinary shares by way of proxy. All GI Cayman ordinary shares represented by valid proxy cards that we receive through this solicitation and that are not revoked will be voted in accordance with your instructions as noted on the relevant proxy card.

We have enclosed two proxy cards (one blue proxy card for the scheme meeting, and one white proxy card for the extraordinary general meeting). By submitting your proxy card, you are legally authorizing another person to vote your GI Cayman ordinary shares by proxy in accordance with your instructions. You may appoint any person as your proxy and it is not a requirement that this person be a current shareholder of GI Cayman. The enclosed proxy card designates the chairman of the relevant shareholder meeting to vote your GI Cayman ordinary shares in accordance with the voting instructions you indicate in your proxy card at each of the shareholder meetings. If you wish to appoint another person as your proxy, you can strike out the chairman of the relevant shareholder meeting and replace it with the name of such other person.

In addition, if any other matters (other than the meeting proposals contained in this proxy statement) properly come before either of the shareholder meetings or any adjournments of those meetings, the persons named in the proxy card will have the authority to vote your GI Cayman ordinary shares on those matters in their discretion. The Board currently does not know of any matters to be raised at the shareholder meetings other than the meeting proposals contained in this proxy statement.

You may submit your proxy card either by mail or courier. Please let us know whether you plan to attend each of the shareholder meetings in person via live webcast by marking the appropriate box on your proxy card. In order for your proxy card to be validly submitted and for your GI Cayman ordinary shares to be voted at the shareholder meetings in accordance with your proxy card, Computershare LLC must receive your proxy card by courier as promptly as possible at 2950 Express Drive South, Suite 210, Islandia, NY 11749, not later than [●] [a.m./p.m.] (Eastern Time) on [●], 2020, (that is, it must be received at least forty eight hours prior to the commencement of the relevant shareholder meeting).

If you do not wish to vote all of your GI Cayman ordinary shares in the same manner on any particular proposal(s), you may specify your vote by clearly hand-marking the proxy card to indicate how you want to vote your GI Cayman ordinary shares.

At the scheme meeting, you may specify whether your GI Cayman ordinary shares should be voted for or against the Scheme of Arrangement Proposal. At the extraordinary general meeting, you may specify whether your GI Cayman ordinary shares should be (i) voted for or against the other meeting proposals or (ii) abstained from voting.

If you do not specify on the enclosed proxy cards that are submitted how you want to vote your GI Cayman ordinary shares, your GI Cayman ordinary shares will be voted in accordance with the Board’s unanimous recommendation as described above such that any unspecified GI Cayman ordinary shares will be voted “FOR” each of the meeting proposals as set forth in this proxy statement.

Please see “The Shareholder Meetings—Proxies” and “The Shareholder Meetings—How You Can Vote.”

10. Q:	How can I vote if I hold my shares in “street name”?

A:

Shareholders who hold their shares in “street name” beneficially through a broker or nominee must vote their GI Cayman ordinary shares by following the procedures established by their broker or nominee.

Under Nasdaq rules, brokers and nominees who hold GI Cayman ordinary shares on behalf of customers will not have the authority to vote without direction on the Scheme of Arrangement Proposal, the Scheme EGM Proposal or the GI Bermuda Transaction Proposal. If you hold your GI Cayman ordinary shares through a broker or nominee and you do not instruct your broker or nominee on how to vote your GI Cayman ordinary shares prior to the shareholder meetings, your broker or nominee, or the depository through which your broker holds your shares, will not be able to vote your GI Cayman ordinary shares at the shareholder meetings or affect the outcome of the vote, which is based on shares voting. Under Nasdaq rules, brokers and nominees who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. We believe that the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal are proposals for non-routine matters. As a result, there may be broker “non-votes” with respect to each of these meeting proposals.

If you hold GI Cayman ordinary shares through a broker or nominee, we recommend that you contact your broker or nominee directly for more information on the procedures by which your GI Cayman ordinary shares can be voted. Your broker or nominee will not be able to vote your GI Cayman ordinary shares unless it receives appropriate instructions from you.

In addition, you may not vote your GI Cayman ordinary shares in person via live webcast at the shareholder meetings unless you obtain an “instrument of proxy” or “legal proxy” from your broker or nominee that holds your GI Cayman ordinary shares. You will need to follow the instructions of your broker or nominee in order to obtain such an “instrument of proxy” or “legal proxy.”

Please see “The Shareholder Meetings—How You Can Vote.” Please also see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for further information on how shares held in the “street name” of a broker will be considered for purposes of the “majority in number” approval requirement.

11. Q:	What will I receive for my GI Cayman ordinary shares?

A:

If the Scheme of Arrangement becomes effective, you will receive one GI Delaware class A common share for each GI Cayman A ordinary share and one GI Delaware class B common share for each GI Cayman B ordinary share held by you as of the Scheme Record Time which is expected to be [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020, being the date immediately prior to the completion of the Transaction.

Please also see Annex D “Expected Timetable of Principal Events” for further information

12. Q:	What quorum and shareholder votes of GI Cayman shareholders are required to approve the meeting proposals at the shareholder meetings?

A:

A quorum is required for the transaction of business at each of the shareholder meetings. At the scheme meeting, at least two shareholders must be present, in person via live webcast or represented by proxy to satisfy quorum requirements. At the extraordinary general meeting, at least one or more shareholders holding at least a majority of the paid up voting share capital of GI Cayman present in person via live webcast or by proxy and entitled to vote at that meeting shall satisfy quorum requirements.

Scheme Meeting

To be approved, the Scheme of Arrangement Proposal must receive the affirmative vote of both (i) a majority in number of those holders of the GI Cayman ordinary shares at the Voting Record Time who are entitled to vote and who are present (either in person via live webcast or represented by proxy) and who vote at the scheme meeting, and representing (ii) at least 75% or more of the nominal value of the GI Cayman ordinary shares voted at the scheme meeting. Broker “non-votes,” if any, and abstentions, will be disregarded and will have no effect on the outcome of the vote.

At the scheme meeting, each shareholder of record will be entitled to one vote per GI Cayman A ordinary share and one vote per B ordinary share held by such shareholder.

Extraordinary General Meeting

To be approved, the Scheme EGM Proposal must receive the affirmative vote of at least two-thirds and the GI Bermuda Transaction Proposal and the Adjournment Proposal must receive more than 50% of the votes cast by the holders of GI Cayman ordinary shares at the extraordinary general meeting. Broker “non-votes,” if any, and abstentions, will be disregarded and will have no effect on the outcome of the vote.

At the extraordinary general meeting, shareholders of record as of the Voting Record Time who hold GI Cayman A ordinary shares shall be entitled to one vote per GI Cayman A ordinary share held and shareholders of record who hold GI Cayman B ordinary shares shall be entitled to ten votes per GI Cayman B ordinary share held.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval.”

For purposes of determining a quorum, abstentions and broker “non-votes” present in person via live webcast or by proxy are counted as represented.

At the Voting Record Time there were [●] A ordinary shares and [●] B ordinary shares issued and outstanding.

Please see “The Shareholder Meetings—Quorum.”

13. Q:	What happens at the Sanction Hearing?

A:

GI Cayman shareholders who voted at the scheme meeting or gave instructions to their broker or nominee to vote at the scheme meeting (as applicable) will have the right to attend the Sanction Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme of Arrangement. If you are a shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, we expect that the Cayman Court will require that you give notice of your intention to do so to GI Cayman’s Cayman Islands legal advisers, Walkers, at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, at a time prior to the date of the Sanction Hearing. In addition the Cayman Court has wide discretion to hear from other interested parties. GI Cayman will not object to the participation in the Sanction Hearing by any beneficial holder of GI Cayman ordinary shares who provides sufficient evidence that they hold GI Cayman ordinary shares through a custodian, broker or other nominee holder, or any other person with a legitimate interest in the proceedings and all such persons will have a right to participate.

At the Sanction Hearing, the Cayman Court will conduct a hearing at which the fairness of the terms and conditions of the Scheme of Arrangement will be considered. Subject to the approval of the Scheme of Arrangement by the GI Cayman shareholders, the Sanction Hearing will be held at the Law Courts, George Town, Grand Cayman on [●], 2020, before the Cayman Court. We expect that the Cayman Court will make facilities available for applicable GI Cayman shareholders to attend the Sanction Hearing in person via live webcast (if they wish).

14. Q:	When do you expect the Transaction to be consummated?

A:

Assuming the GI Cayman shareholders approve the meetings proposals at the relevant shareholder meetings and the Cayman Court sanctions the Scheme of Arrangement and the other conditions to the completion of the Transaction are satisfied (or waived, as applicable), the Scheme of Arrangement and Transaction are expected to become effective on [●], 2020.

The Scheme of Arrangement will become effective in accordance with its terms once a copy of the Sanction Order has been delivered to the Cayman Islands Registrar of Companies.

If the Scheme of Arrangement becomes effective under Cayman Companies Law, it will be binding on all GI Cayman shareholders irrespective of whether or not they attended or voted in favor of each of the meeting proposals at the shareholder meetings.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Effective Time of the Transaction” and “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay.”

15. Q:	What happens if the Transaction is not completed?

A:

If the Scheme of Arrangement has not become effective on or before [●], 2020 (or such later date as GI Cayman may determine and the Cayman Court may allow), the Scheme of Arrangement will lapse by its terms and not come into effect resulting in the Transaction not being consummated.

If the Transaction is not completed, including as a result of the GI Cayman shareholders not approving any of the meeting proposals in this proxy statement, the Cayman Court not sanctioning the Scheme of Arrangement or GI Cayman failing to obtain the necessary approvals from the Virginia State Corporation Commission, Bureau of Insurance (the “Virginia Bureau”), the Pennsylvania Insurance Department, Arizona Department of Insurance, Indiana Department of Insurance and/or confirmation of no-objection from the Bermuda Monetary Authority, then GI Cayman shareholders will not receive any GI Delaware common shares and will remain shareholders of GI Cayman and GI Cayman A ordinary shares will continue to be listed and traded on the Nasdaq under the symbol “GBLI.”

16. Q:	Are there risks associated with the Transaction that I should consider in deciding how to vote?

A:

Yes. There are a number of risks relating to the Transaction that are discussed in this proxy statement and in other documents incorporated herein by reference. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page [●] of this proxy statement when deciding how to vote.

17. Q:	Will the Transaction affect Global Indemnity’s future operations?

A:

We believe that the Transaction will improve overall operational efficiency of the Global Indemnity group and have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our jurisdiction of incorporation.

18. Q:	Will the Transaction dilute my economic interest?

A:

No, your relative economic ownership in Global Indemnity will not be diluted. At the Effective Time, your ordinary shares in GI Cayman will be cancelled and exchanged for common shares in GI Delaware on a one-to-one basis.

19. Q:	Will the Transaction impact Global Indemnity’s ability to access the capital and bank markets in the future?

A:	We do not expect that the Transaction will have any adverse effect on our ability to access the capital markets or bank credit markets.

20. Q:	Will I be able to trade my GI Cayman A ordinary shares during the time between the date of this proxy statement and the Effective Time?

A:

Yes. You will be able to trade your GI Cayman A ordinary shares during the time between the date of this proxy statement and the last business day prior to the Effective Time. The Effective Time is expected to be on or around [●], 2020. GI Cayman A ordinary shares will continue to trade on Nasdaq under the symbol “GBLI” during this period.

21. Q:	How will the Transaction affect the stock exchange listing of GI Cayman A ordinary shares?

A:

There should be no disruption in the trading of GI Cayman A ordinary shares. We will submit a notification form with Nasdaq and expect that, following the consummation of the Transaction, the GI Delaware class A common shares will be listed on Nasdaq under the symbol “GBLI,” the same symbol under which the GI Cayman A ordinary shares are currently listed.

22. Q:	How will the Transaction affect Global Indemnity’s financial reporting and the information Global Indemnity provides to its shareholders?

A:

Upon completion of the Transaction, we will remain subject to the U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of Nasdaq, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We will continue to file reports on Forms 10-K, 10-Q and 8-K with the SEC, as we currently do. We will in the ordinary course make available customary financial information and other reports filed with the SEC, consistent with our established current practices.

23. Q:	Who is GI Delaware?

A:

Global Indemnity Group, LLC, which we refer to as “GI Delaware,” is a newly formed Delaware limited liability company that will be treated as a partnership for U.S. federal income tax purposes. Prior to the Company engaging in the Transaction, “Global Indemnity Group, LLC” was the name of an entity in the Global Indemnity group of companies, however, the name of this entity was changed to “GBLI Holdings, LLC” in order to allow GI Delaware to use “Global Indemnity Group, LLC” as its name. If the Scheme of Arrangement is consummated, GI Delaware will become the ultimate parent company of the Global Indemnity group of companies. Prior to the Transaction, GI Delaware will not engage in any business or other activities other than in connection with the Transaction and its organizational activities. Upon the Effective Time, all GI Cayman shareholders will be issued an identical number of common shares in GI Delaware as the number of shares in GI Cayman they held immediately prior to the Effective Time.

24. Q:	What are the material tax consequences of the Transaction?

A:

For U.S. federal income tax purposes, each holder of GI Cayman ordinary shares generally will recognize gain or loss in the Transaction equal to the difference between (i) the fair market value of the GI Delaware common shares received in the Scheme of Arrangement, and (ii) such holder’s adjusted tax basis in the GI Cayman ordinary shares exchanged in the Scheme of Arrangement. Following the transaction, holders of GI Delaware common shares will be treated for U.S. federal income tax purposes as partners in a publicly traded partnership and will be required to take into account their allocable share of GI Delaware’s items of income, gain, loss, deduction and other items of the partnership for our taxable year ending within or with each of their respective taxable years, regardless of whether the holder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level. For more information on the U.S. federal income tax considerations relating to the Transaction, please see “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations.”

The Transaction will not be a taxable transaction for GI Cayman for Cayman Islands tax purposes. The Cayman Islands has no system of direct taxation. Please see “Material Tax Considerations Relating to the Transaction—Cayman Tax Considerations.”

Please refer to “Material Tax Considerations Relating to the Transaction” for a description of certain material U.S. federal and Cayman Islands tax consequences of the Transaction to GI Cayman shareholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, the tax consequences summarized above may not apply to all holders of GI Cayman ordinary shares and you should consult your own tax advisors regarding the particular U.S. federal, state and local, Cayman, and other tax consequences of the Transaction and ownership and disposition of the GI Delaware common shares in light of your particular situation.

25. Q:	Why is the transaction taxable to shareholders and why is GI Delaware treated as a partnership?

A:

The Company evaluated numerous alternative transaction structures for the reorganization of the Global Indemnity group of companies. A structure constituting a taxable exchange by shareholders with GI Delaware treated as a partnership permits us to migrate to the United States while avoiding substantial adverse tax consequences to the Global Indemnity group of companies. Based on shareholder information available to the Company and on recent trading prices, the Company believes that any tax cost to investors as a result of the Transaction being taxable in the United States is modest and thus outweighed by the tax savings to the Company.

26. Q:	What are the material tax consequences of holding GI Delaware common shares?

A:

For U.S. federal income tax purposes, as a holder of GI Delaware common shares, you will be treated as a partner in a publicly traded partnership following the Transaction and will be required to take into account your allocable share of GI Delaware’s items of income, gain, loss, deduction and other items of the partnership for our taxable year ending within or with your taxable year, regardless of whether any cash or other distributions are paid to you. The characterization of an item of GI Delaware’s income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level. We intend to furnish to each GI Delaware shareholder, as soon as reasonably practical after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year.

Please refer to “Material Tax Considerations Relating to the Transaction” for a description of certain material U.S. federal and Cayman Islands tax consequences of the Transaction to GI Cayman shareholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, the tax consequences summarized above may not apply to all holders of GI Cayman ordinary shares and you should consult your own tax advisors regarding the particular U.S. federal, state and local, Cayman, and other tax consequences of the Transaction and ownership and disposition of the GI Delaware common shares in light of your particular situation.

27. Q:	How will GI Delaware common shares differ from GI Cayman ordinary shares?

A:

The principal attributes of the GI Delaware common shares will be substantially similar to the attributes of the GI Cayman ordinary shares. However, there are certain differences between the rights you will have as a holder of GI Delaware common shares under Delaware law and your current rights as a holder of GI Cayman ordinary shares under Cayman Islands law. In addition, there will be differences between the organizational documents of GI Delaware and GI Cayman.

We discuss these and other differences in detail under “Description of Global Indemnity Group, LLC Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

GI Delaware’s limited liability company agreement will be substantially in the form attached to this proxy statement as Annex [●].

In addition, GI Delaware will be a limited liability company taxed as a partnership for U.S. federal income tax purposes, and holders of GI Delaware common shares will be treated as partners in that partnership. Please refer to “Material Tax Considerations Relating to the Transaction” for a description of certain material U.S. federal and Cayman Islands tax consequences of the Transaction to GI Cayman shareholders.

28. Q:	Am I entitled to appraisal or dissenters’ rights in the Transaction?

A:

No. Holders of GI Cayman ordinary shares who voted at the scheme meeting or gave instructions to their broker or nominee to vote at the scheme meeting (as applicable) may attend and raise objections at the Sanction Hearing, where the Cayman Court will consider, amongst other things, whether to sanction the Scheme of Arrangement. Holders of GI Cayman ordinary shares may file an objection with the Cayman Court against the sanctioning of the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders relating to the value of their GI Cayman ordinary shares or payment for them in connection with the Scheme of Arrangement or the Transaction.

29. Q:	Who will be the directors of GI Delaware following consummation of the Transaction?

A:	Prior to the Effective Time, all of the members of the Board of GI Cayman will become members of the board of directors of GI Delaware.

30. Q:	If the Scheme of Arrangement is approved and consummated, do I have to take any action to participate in the Scheme of Arrangement?

A:

Not if your GI Cayman ordinary shares are held in book-entry form or by your broker. GI Cayman ordinary shares so held will automatically be cancelled at the Effective Time and, as part of the Scheme of Arrangement, new GI Delaware common shares will be issued to you or your broker without any action on your part. Please see “Proposal Number One: The Scheme of Arrangement Proposal.”

31. Q:	May I revoke my proxy?

A:	Any proxy is revocable.

•

If you hold your GI Cayman ordinary shares in “street name” beneficially through a broker or nominee, you must follow the procedures required by your broker or nominee to revoke your proxy or change your vote. You should contact your broker or nominee if you have any questions with respect to these procedures.

•	For registered holders of GI Cayman ordinary shares:

After you have submitted a proxy, you may revoke it by mail or courier before the shareholder meetings by sending a written statement to Computershare LLC at 2950 Express Drive South, Suite 210, Islandia, NY 11749. Your written statement must be received at least one day (and, in the case of revocation by electronic means, at least twenty four hours) prior to the start of the applicable shareholder meeting.

•

If you wish to revoke your submitted proxy and submit new voting instructions by mail or courier, then you must properly mark, sign, date and mail, courier or hand-deliver a proxy card with your new voting instructions for the shareholder meetings, which we must receive at the location specified above at least one day (and, in the case of revocation by electronic means, at least twenty four hours) prior to the start of the applicable shareholder meeting.

•	You also may revoke your proxy in person via live webcast by completing a written ballot (but only if you are the registered owner of the GI Cayman ordinary shares as of the Voting Record

Time or if you obtain a “form of proxy” from the registered owner of the GI Cayman ordinary shares as of the Voting Record Time) and vote your GI Cayman ordinary shares at the shareholder meetings.

•	Attending the shareholder meetings without taking one of the actions above will not in and of itself revoke your proxy.

Please see “The Shareholder Meetings—Revoking Your Proxy.”

32. Q:	How do I attend the shareholder meetings?

A:

All holders of GI Cayman ordinary shares as of the Voting Record Time are invited to attend the scheme meeting in person via live webcast, which will commence at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020. All holders of GI Cayman ordinary shares are also invited to attend the extraordinary general meeting in person via live webcast, which will commence at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020 (or as soon thereafter as the scheme meeting concludes or is adjourned).

The shareholder meetings are being broadcast via live webcast due to the public health threat and travel restrictions caused by the COVID-19 pandemic. Shareholders will not be able to attend the shareholder meetings in person.

In order to participate in the shareholder meetings, registered shareholders must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, by using one of the control numbers found on your proxy cards sent in respect of the shareholder meetings. Registered shareholders who have validly registered for the shareholder meetings will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings. If you hold your GI Cayman shares in ‘street name’ through a broker or nominee you should contact your broker to receive a voting instruction form for use at the shareholder meetings. In order to participate in the shareholder meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [●] [a.m./p.m.] Cayman Islands Time, on [●], 2020 using one of the control numbers found on your voting instruction form. Such holders will be provided a link to the shareholder meetings one hour prior to the start of the shareholder meetings. Due to the virtual format, only the formal business of the shareholder meetings will be conducted. Shareholders are encouraged to submit their votes in advance of the shareholder meetings, following the procedure outlined further below. You will be required to present proof of your beneficial ownership of your GI Cayman ordinary shares as of the Voting Record Time, such as a bank or brokerage account statement or letter from your bank, broker or other nominee to register for the shareholder meetings. Note that, if you are not a registered holder of your GI Cayman ordinary shares, even if you attend the shareholder meetings, you cannot vote the GI Cayman ordinary shares that are held by your broker or nominee unless you obtain an “instrument of proxy” or “legal proxy” from the broker or nominee that holds your GI Cayman ordinary shares. You will need to follow the procedures required by your broker or nominee in order to obtain such an “instrument of proxy” or “legal proxy”. You should contact your broker or nominee if you have any questions with respect to these procedures.

Please see “The Shareholder Meetings—How You Can Vote.”

33. Q:	Whom should I call if I have questions about the shareholder meetings or the meeting proposals in this proxy statement?

A:	If you have read this document and still have questions, please contact our proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-free within the United States: (866) 767-8989

Outside the United States: (781) 575-2137

Please note that Georgeson LLC (as our proxy solicitor) will only be able to provide practical information and will not provide advice on the merits of any of the meeting proposals or give any financial, legal or tax advice. For financial, legal or tax advice, you will need to consult your own independent advisers.

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Transaction, meeting proposals and voting procedures more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the annexes. The Scheme of Arrangement, substantially in the form attached as Annex C to this proxy statement, is the legal document that governs the Transaction. The limited liability company agreement of GI Delaware, substantially in the form attached to this proxy statement as Annex [●], will govern GI Delaware after the completion of the Scheme of Arrangement.

Proposal Number One: The Scheme of Arrangement Proposal

Parties to the Transaction

Global Indemnity Limited. Global Indemnity Limited (which we refer to as “GI Cayman”), one of the leading specialty property and casualty insurers and reinsurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage and reinsurance. The registered office of GI Cayman is located at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, and Global Indemnity Limited’s telephone number is +1 345 814 7600.

New CayCo. New CayCo (which we refer to as “New CayCo”), was formed in June 2020 as a Cayman Islands incorporated exempted limited company. Prior to the Transaction, New CayCo will not engage in any business or other activities other than in connection with the Transaction and its organizational activities. The registered office of New CayCo is located at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, and New CayCo’s telephone number is +1 345 814 7600.

Global Indemnity Group, LLC. Global Indemnity Group, LLC (which we refer to as “GI Delaware”), was formed in June 2020 as a Delaware limited liability company that will be treated as a partnership for U.S. federal income tax purposes. Prior to the Company engaging in the Transaction, “Global Indemnity Group, LLC” was the name of an entity in the Global Indemnity group of companies, however, the name of this entity was changed to “GBLI Holdings, LLC” in order to allow GI Delaware to use “Global Indemnity Group, LLC” as its name. If the Scheme of Arrangement is consummated, GI Delaware will become the ultimate parent company of the Global Indemnity group of companies. Prior to the Transaction, GI Delaware will not engage in any business or other activities other than in connection with the Transaction and its organizational activities. Upon the Effective Time, all GI Cayman shareholders will be issued an identical number of common shares in GI Delaware as the number of shares in GI Cayman they held immediately prior to the Effective Time. The registered office of GI Delaware will be located at 251 Little Falls Drive, Wilmington, Delaware 19808, the principal executive office of GI Delaware will be located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004 and GI Delaware’s telephone number will be +1 (610) 664-1500.

The Scheme of Arrangement

It is intended that the new corporate structure will be implemented by means of the Scheme of Arrangement, being a scheme of arrangement pursuant to Sections 86 and 87 of the Cayman Companies Law. If the Scheme of Arrangement is approved and becomes effective, GI Delaware will become the new ultimate parent company of the Global Indemnity group of companies.

If the Scheme of Arrangement becomes effective, then at the Effective Time (expected to be [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020): (i) the Amalgamation will occur; (ii) in consideration for the

Amalgamation, GI Delaware will issue common shares of GI Delaware to the shareholders of GI Cayman as of the Scheme Record Time on the following basis: for each A ordinary share of GI Cayman cancelled, one class A common share of GI Delaware will be issued; and for each B ordinary share of GI Cayman cancelled, one class B common share of GI Delaware will be issued; and (iii) Pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

Several steps are required in order for us to effect the Scheme of Arrangement, including holding the scheme meeting. The scheme meeting has been convened at [●] [a.m./p.m.] (Cayman Islands Time) on [●], 2020 pursuant to an Order of the Cayman Court granted on [●], 2020. If each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal are approved by the GI Cayman shareholders and the other conditions to the Scheme of Arrangement have been satisfied or waived, we will seek the Cayman Court’s sanction of the Scheme of Arrangement.

If we obtain the requisite approvals from our shareholders and the Cayman Court’s sanction of the Scheme of Arrangement, and if all of the other conditions to the Scheme of Arrangement, as described herein, are satisfied or, if permitted by applicable law, waived, we intend to file the Sanction Order. Upon delivery of the Sanction Order to the Cayman Islands Registrar of Companies, the Scheme of Arrangement will become effective in accordance with its terms (the “Effective Time”). We presently expect the Effective Time to occur before the opening of trading of the GI Delaware class A common shares on the Nasdaq on the trading day immediately following the date of delivery of the Sanction Order to the Cayman Islands Registrar of Companies. The exact date and timing of the Effective Time will depend on factors such as any postponement or adjournment of the hearing before the Cayman Court regarding sanction of the Scheme of Arrangement (the “Sanction Hearing”).

At the Effective Time, the following steps will occur effectively simultaneously in the following order:

1.	the Amalgamation will occur;

2.

in consideration for the Amalgamation, GI Delaware will issue an equal number of GI Delaware common shares to GI Cayman shareholders at the Scheme Record Time on the following basis: for each GI Cayman A ordinary share cancelled, one GI Delaware class A common share shall be issued; and/or for each GI Cayman B ordinary share cancelled, one GI Delaware class B common share shall be issued; and

3.	pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

As a result of the Scheme of Arrangement, the GI Cayman shareholders will become holders of all of the GI Delaware common shares and GI Delaware will own all of the outstanding ordinary shares in GI Cayman. The members of the Board in office two business days prior to the effective time of the Scheme of Arrangement will be appointed as the members of the board of directors of GI Delaware effective as of one business day prior to the Effective Time.

After the Effective Time, you will continue to own an interest in the ultimate parent company of the Global Indemnity group of companies, which will indirectly conduct the same business operations as currently conducted indirectly by GI Cayman, through the same group of subsidiaries of GI Cayman prior to the Effective Time. The number of GI Delaware common shares you will own will be the same as the number of GI Cayman ordinary shares you own immediately prior to the Effective Time, and your relative ownership interest in the Global Indemnity group of companies will remain unchanged as a result of the Scheme of Arrangement.

The completion of the Scheme of Arrangement will change the governing law that applies to our internal affairs from Cayman Islands law to Delaware law. There are certain differences between the rights you will have as a holder of GI Delaware common shares under Delaware law and your current rights as a holder of GI Cayman ordinary shares under Cayman Islands law. In addition, there will be differences between the organizational documents of GI Delaware and GI Cayman. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of material differences and rights.

Court Sanction of the Scheme of Arrangement

We cannot complete the Scheme of Arrangement without the sanction of the Cayman Court. Subject to the GI Cayman shareholders approving each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal by the relevant voting thresholds required by the Cayman Companies Law and the other conditions to the Scheme of Arrangement having been satisfied or waived, we will seek the Cayman Court’s sanction of the Scheme of Arrangement at the Sanction Hearing. We expect the Sanction Hearing to be held at the Law Courts, George Town, Grand Cayman at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, further details of which will be advertised by GI Cayman on its website and in The Wall Street Journal and certain Cayman Islands newspapers in accordance with directions that we intend to request from the Cayman Court.

Assuming that the shareholder meetings are conducted and that the GI Cayman shareholders approve the Scheme of Arrangement Proposal by the voting thresholds required by the Cayman Companies Law, we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement. Nevertheless, the Cayman Court’s sanction is a matter for its discretion and there can be no assurance if or when such sanction will be obtained.

GI Cayman shareholders who voted at the scheme meeting or gave instructions to their broker or nominee to vote at the scheme meeting (as applicable) will have the right to attend the Sanction Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme of Arrangement. We expect that the Cayman Court will make facilities available for applicable GI Cayman shareholders to attend the Sanction Hearing in person via live webcast (if they wish). If you are a GI Cayman shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, we expect that the Cayman Court will require that you give notice of your intention to do so to GI Cayman’s Cayman Islands legal advisers, Walkers, at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, at a time prior to the date of the Sanction Hearing. GI Cayman will not object to the participation in the Sanction Hearing by any person who holds shares through a broker or any other person with a legitimate interest in the proceedings and all such persons will have a right to participate.

The Scheme of Arrangement contains a provision for GI Cayman to agree, on behalf of all persons concerned, to any condition, modification or amendment of the Scheme of Arrangement that the Cayman Court may think fit to approve or impose. The Cayman Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme of Arrangement which might be material to the interests of the GI Cayman shareholders, unless the GI Cayman shareholders were informed of any such modification, addition or condition. It will be a matter for the Cayman Court to decide, in its discretion, whether or not the consent of the GI Cayman shareholders should be sought at a further meeting. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Cayman Court will determine, among other things, whether the Scheme of Arrangement is fair to the GI Cayman shareholders.

If obtained, the sanction of the Cayman Court will constitute the basis for an exemption, under Section 3(a)(10) of the Securities Act, from the registration requirements of the Securities Act with respect to the Transaction.

Reasons for the Transaction

In early 2020, the Board and the Company’s management team undertook a review of our existing structure and operations, including the jurisdictions of incorporation of our ultimate parent company and subsidiaries. While a complex multi-national business structure has served us and our shareholders well for many years, changes in the U.S. tax laws and other compelling business reasons support reorganizing the Global Indemnity group of companies at this time. After considering various factors, the Board unanimously determined to undertake the Transaction for, among others, the following reasons:

•

The passage by the United States of the Tax Cuts and Jobs Act in 2017, as well as certain other changes in non-U.S. tax laws, have eliminated certain tax benefits attributable to having a foreign holding company structure. The Transaction recognizes that the additional complexity and compliance costs of our foreign structure outweigh the limited tax benefits to the Global Indemnity group of companies following this change in the law.

•

The Transaction will streamline the organizational structure of the Global Indemnity group of companies. The number of entities above the U.S. insurance companies will be reduced from 6 to 3, and substantially all foreign subsidiaries will be eliminated, resulting in inter-company efficiencies.

•

The Transaction will reduce the number of nations governing the Global Indemnity group of companies from 4 to 1 and will reduce the number of nations in which the Global Indemnity group of companies are subject to material taxation from 3 to 1, making the United States the only governing and taxing nation. We anticipate that this will achieve long-term administrative cost savings by reducing the management resources required to reconcile and manage the differences in governing laws and taxation in non-U.S. jurisdictions.

•

The Transaction will move the ultimate parent company of the Global Indemnity group of companies to Delaware, which is a highly reputable jurisdiction for organizing business entities in the United States. Delaware has sophisticated entity laws that are continuously modernized and its extensive history of resolving business disputes has created a predictable legal framework for management and shareholders. In addition, the reputation of Delaware entity law among regulatory authorities, investors and creditors is highly favorable.

•

The Transaction will result in the business of GI Bermuda being assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries and thereby will consolidate the primary regulation of the Global Indemnity group of companies to the United States.

•

Following the Transaction, the Global Indemnity group of companies’ income generating activities will be 100% U.S. based, and the expected expense savings and operating efficiencies are expected to largely offset the anticipated increase in prospective tax liabilities resulting from the Transaction.

•	The Transaction will not result in any material transaction-related taxes to the Global Indemnity group of companies.

•

The Transaction may result in a clearer business proposition to U.S. investment and business partners. Currently, the public shares of GI Cayman trade at approximately 50% of book value per share, which we believe is due in part to our complicated multi-national structure, which serves as a practical barrier to raising new equity capital or utilizing our shares as acquisition currency. The United States of America is a leading international financial center, attracts a high volume of non-resident financial activity from Europe, China and other countries with substantial capital to invest and is a significant hub for institutional investment. As a result, having the Global Indemnity group of companies’ parent company become a United States based company will offer investors the ability to invest directly in a U.S. limited liability company, and may, over time, enhance the value and liquidity of the Company’s publicly traded securities, including access to the public equity markets and the utilization of our shares as acquisition currency.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Reasons for the Transaction.”

Tax Considerations of the Transaction

U.S. Federal Income Tax Considerations. For U.S. federal income tax purposes, each holder of GI Cayman ordinary shares generally will recognize gain or loss in the Transaction equal to the difference between (i) the fair market value of the GI Delaware common shares received in the Scheme of Arrangement, and (ii) such holder’s adjusted tax basis in the GI Cayman ordinary shares exchanged in the Scheme of Arrangement. Following the transaction, holders of GI Delaware common shares will be treated for U.S. federal income tax purposes as partners in a publicly traded partnership and will be required to take into account their allocable share of GI Delaware’s items of income, gain, loss, deduction and other items of the partnership for our taxable year ending within or with each of their respective taxable years, regardless of whether the holder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level. For more information on the U.S. federal income tax considerations relating to the Transaction, please see “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations.”

Cayman Tax Considerations. The Cayman Islands has no system of direct taxation. Please see “Material Tax Considerations Relating to the Transaction—Cayman Tax Considerations.”

Bermuda Tax Considerations. At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by GI Bermuda or by its shareholders in respect of GI Bermuda’s shares. Please see “Material Tax Considerations Relating to the Transaction—Bermuda Tax Considerations.”

Please refer to “Material Tax Considerations Relating to the Transaction” for a description of certain material U.S. federal and Cayman Islands tax consequences of the Transaction to GI Cayman shareholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, the tax consequences summarized above may not apply to all holders of GI Cayman ordinary shares and you should consult your own tax advisors regarding the particular U.S. federal, state and local, Cayman, and other tax consequences of the Transaction and ownership and disposition of the GI Delaware common shares in light of your particular situation.

Rights of Shareholders

The principal attributes of the GI Delaware common shares will be substantially similar to the attributes of the GI Cayman ordinary shares. However, there are certain differences between the rights you will have as a holder of GI Delaware common shares under Delaware law and your current rights as a holder of GI Cayman ordinary shares under Cayman Islands law. In addition, there will be differences between the organizational documents of GI Delaware and GI Cayman. We discuss material differences and rights in detail under “Description of Global Indemnity Group, LLC Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

Stock Exchange Listing and Financial Reporting

The Scheme of Arrangement is not expected to affect our stock exchange listing on Nasdaq. The GI Cayman A ordinary shares are expected to continue to trade on Nasdaq until the Effective Time. Immediately following the Effective Time, the GI Delaware common shares will be listed on Nasdaq under the symbol “GBLI,” the same symbol under which the GI Cayman A ordinary shares are currently listed.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the applicable corporate governance rules of Nasdaq, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will in the ordinary course make available customary financial information and other reports filed with the SEC, consistent with our established current practices.

Outstanding Debt and Effect on Access to Capital and Credit Markets

We do not believe that the Transaction will have any material effect on any subordinated notes that remain outstanding following completion of the Transaction. Following the Transaction, all assets and liabilities of GI Cayman, including our subordinated debt, will be transferred to GI Delaware. GI Delaware will need to execute one or more supplemental indentures in connection with the assumption of our subordinated notes. Our subordinated notes will remain outstanding and GI Delaware or one or more of its subsidiaries will continue to be the issuers and co-obligors of such debt.

In connection with the Transaction, the Company intends to (i) retire approximately $170 million of the Global Indemnity group of companies’ third party debt (including the anticipated redemption prior to December 31, 2020, of the Company’s $100 million of subordinated notes due 2045) and (ii) eliminate approximately $1 billion of inter-company indebtedness.

We do not expect that the Transaction will have any adverse effect on our ability to access the capital markets or bank credit markets.

No Appraisal Rights

Under Cayman Islands law, none of the holders of GI Cayman ordinary shares have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents transactions between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of GI Delaware will be reflected at their carrying amounts in the accounts of GI Cayman at the Effective Time.

Vote Required

In order to approve the Scheme of Arrangement Proposal, we must obtain the affirmative vote of both (i) a majority in number of those holders of the GI Cayman ordinary shares at the Voting Record Time who are entitled to vote and who are present (either in person via live webcast or represented by proxy) and who vote at the scheme meeting, and representing (ii) at least 75% or more of the nominal value of the GI Cayman ordinary shares voted at the scheme meeting. Approval of the Scheme of Arrangement Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the votes required.

Recommendation of the Board

Our Board unanimously recommends that our shareholders vote “FOR” the Scheme of Arrangement Proposal.

Proposal Number Two: The Scheme EGM Proposal

In connection with the Scheme of Arrangement, and in addition to the passing of Proposal Number One: The Scheme of Arrangement Proposal at the scheme meeting, the holders of GI Cayman ordinary shares will also be required to pass a special resolution to approve the Scheme of Arrangement and to authorize the directors and officers of GI Cayman to take such actions as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect at the extraordinary general meeting, so that the Scheme of Arrangement shall be approved by and on behalf of GI Cayman and can be consummated. The information set out above in respect of Proposal Number One: The Scheme of Arrangement Proposal applies equally to Proposal Number Two: The Scheme EGM Proposal.

In order to approve the Scheme EGM Proposal, we must obtain the affirmative vote of not less than two-thirds of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting. Approval of the Scheme EGM Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the vote required.

Our Board unanimously recommends that our shareholders vote “FOR” approval of the Scheme EGM Proposal.

Proposal Number Three: The GI Bermuda Transaction Proposal

Holders of GI Cayman ordinary shares are being asked to authorize GI Cayman, as the sole shareholder of GI Bermuda, to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and the approval of the merger agreement that would be entered into in connection therewith.

Conditions to Completion of The GI Bermuda Transaction

In addition to the approval of GI Cayman, as the sole shareholder of GI Bermuda, the completion of the GI Bermuda Transaction will also require the satisfaction of certain actions and filings that are required as a matter of Bermuda law and the laws of the applicable U.S. state. In the case of the GI Bermuda Transaction being a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, these include GI Bermuda and Penn-Patriot advertising their intention to merge, GI Bermuda filing a notice of merger in Bermuda on or before the effective date of the merger and filing evidence of the merger in Bermuda following the effective date.

Please see “Proposal Number Three: The GI Bermuda Transaction Proposal—Conditions to Completion of The GI Bermuda Transaction.”

Regulatory Matters

GI Bermuda is an insurance company registered under the Insurance Act 1978 of Bermuda, as amended, which requires GI Bermuda to serve notice on the Bermuda Monetary Authority that it proposes to engage in the GI Bermuda Transaction. Although GI Bermuda does not expect the Bermuda Monetary Authority to object to the

GI Bermuda Transaction, there is no assurance that such no objection will be obtained. If the GI Bermuda Transaction is structured as a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, the GI Bermuda Transaction will require the approval or no objection of the Virginia Bureau. Although Penn-Patriot would not expect the Virginia Bureau to object or not approve the GI Bermuda Transaction in the case of a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, there can be no assurance that such no objection or approval will be obtained.

Vote Required

The GI Bermuda Transaction Proposal requires the affirmative vote of more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting. Approval of the GI Bermuda Transaction Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the votes required.

Recommendation of the Board

Our Board unanimously recommends that our shareholders vote “FOR” approval of the GI Bermuda Transaction Proposal.

Proposal Number Four: Adjournment Proposal

Holders of GI Cayman ordinary shares may be asked to authorize the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting if there are insufficient votes to approve the necessary meeting proposals at the time of the extraordinary general meeting, as necessary or appropriate.

The Adjournment Proposal requires the affirmative vote of more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted at the extraordinary general meeting, in person via live webcast or by proxy.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the votes required.

Our Board unanimously recommends that our shareholders vote “FOR” approval of the Adjournment Proposal, as necessary or appropriate.

Selected Historical Financial and Other Data

Please see “Selected Historical Financial and Other Data” for information on selected historical and other data for GI Cayman. We have included no data for GI Delaware because this entity was not in existence during any of the applicable periods covered.

Unaudited Summary Pro Forma Financial Information

Pro forma consolidated financial statements for GI Delaware are not presented in this proxy statement because no significant pro forma adjustments are required to be made to show the impact of the Transaction to the historical income statement of GI Cayman for the year ended December 31, 2019 or the historical balance sheet as of December 31, 2019.

Please see “Unaudited Summary Pro Forma Financial Information” for more information.

Market Price Information

On June 22, 2020, the last trading day before the public announcement of the Transaction, the closing price of the GI Cayman A ordinary shares as reported by Nasdaq was $23.23 per share. On [●], 2020, the most recent practicable date before the date of this proxy statement, the closing price of the GI Cayman A ordinary shares as reported by Nasdaq was $[●] per share.

Shareholder Meetings

Time, Place, Date and Purpose of the Shareholder Meetings

GI Cayman has set the close of business, Cayman Islands Time, on [●], 2020 as the Voting Record Time for the scheme meeting and for the extraordinary general meeting. This means that only those persons who were GI Cayman shareholders at the close of business on [●], 2020 will be entitled to attend and vote at the shareholder meetings and any adjournments thereof.

The shareholder meetings are scheduled to be held on [●], 2020 via live webcast.

The scheme meeting is scheduled to commence at [●] [a.m./p.m.], Cayman Islands Time, on that date. At the scheme meeting, GI Cayman’s Board intends to ask the holders of GI Cayman ordinary shares, voting as a class, to vote on:

•	Proposal Number One—the Scheme of Arrangement Proposal.

At the scheme meeting, each shareholder as of the Voting Record Time will be entitled to: one vote per GI Cayman A ordinary share; and one vote per GI Cayman B ordinary share held by such shareholder.

The extraordinary general meeting is scheduled to commence at [●] [a.m./p.m.], Cayman Islands Time, on that date (or as soon thereafter as the scheme meeting concludes or is adjourned). At the extraordinary general meeting, GI Cayman’s Board intends to ask the holders of GI Cayman ordinary shares to vote on:

•	Proposal Number Two—the Scheme EGM Proposal.

•	Proposal Number Three—the GI Bermuda Transaction Proposal.

At the extraordinary general meeting, shareholders at the Voting Record Time who hold GI Cayman A ordinary shares shall be entitled to one vote per GI Cayman A ordinary share held and shareholders at the Voting Record Time who hold GI Cayman B ordinary shares shall be entitled to ten votes per GI Cayman B ordinary share held.

Also, at the extraordinary general meeting, GI Cayman’s Board may ask the holders of GI Cayman ordinary shares to approve the Adjournment Proposal.

If any other matters properly come before the shareholder meetings or any adjournments of either of such shareholder meetings, the persons named on the enclosed proxy cards will have the authority to vote the GI Cayman ordinary shares represented by all properly executed proxies in their discretion. The Board currently does not know of any matters to be raised at the shareholder meetings other than the meeting proposals contained in this proxy statement.

Voting Record Time

Only holders of GI Cayman ordinary shares as of the close of business on [●], 2020 are entitled to attend and vote at the shareholder meetings or any adjournments of either of such shareholder meetings.

Quorum

At the scheme meeting to approve the Scheme of Arrangement Proposal, at least two shareholders must be present, in person via live webcast or by proxy, to satisfy quorum requirements. At the extraordinary general meeting to approve the other meeting proposals, at least one or more shareholders holding at least a majority of the paid up voting share capital of GI Cayman present in person via live webcast or by proxy and entitled to vote shall satisfy quorum requirements. For purposes of determining a quorum, abstentions and broker “non-votes” present in person via live webcast or by proxy are counted as represented. If a quorum is not present then the meeting shall be adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour of the time appointed for the meeting, the shareholder(s) present and entitled to vote shall form a quorum.

Required Votes of Shareholders

The Scheme Meeting

At the scheme meeting, each shareholder as of the Voting Record Time will be entitled to one vote per GI Cayman A ordinary share and one vote per GI Cayman B ordinary share held by such shareholder.

Scheme of Arrangement Proposal. The Scheme of Arrangement Proposal requires approval by the affirmative vote of both (i) a majority in number of those holders of the GI Cayman ordinary shares at the Voting Record Time who are entitled to vote and who are present (either in person via live webcast or represented by proxy) and who vote at the scheme meeting, and representing (ii) at least 75% or more of the nominal value of the GI Cayman ordinary shares voted at the scheme meeting. Approval of the Scheme of Arrangement Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

For the purpose of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal, each shareholder recorded on the register of members of GI Cayman (the “Register”) as of the Voting Record Time, voting in person via live webcast or by proxy, will be counted as a single shareholder, regardless of the number of GI Cayman ordinary shares voted by that shareholder. Only shareholders whose names are recorded on GI Cayman’s Register as of the Voting Record Time will be counted for purposes of the “majority-in-number” requirement. As such, where shares are held through DTC (including GI Cayman ordinary shares held in “street name” by brokers or nominees through DTC) or other nominees on behalf of beneficial owners, and the DTC nominee, Cede & Co., (or such other nominee) is listed as the registered holder of such shares on GI Cayman’s Register, the Cayman Court will not “look through” the nominee to determine how the beneficial owners of shares instructed those shares to be voted. Accordingly, Cede & Co. and other nominee holders of GI Cayman ordinary shares who are registered shareholders as of the Voting Record Time will each be counted as one shareholder for the purpose of calculating the “majority in number” requirement. If a registered shareholder (including Cede & Co. or other nominee holder of ordinary shares) elects (or is directed) to vote a portion of such registered shareholder’s ordinary shares “FOR” the Scheme of Arrangement Proposal, and a portion “AGAINST” the Scheme of Arrangement Proposal, then that registered shareholder will be counted as one shareholder voting “FOR” the Scheme of Arrangement Proposal and as one shareholder voting “AGAINST” the Scheme of Arrangement Proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation (but not for purposes of the 75% or more of GI Cayman ordinary shares voted calculation).

The Extraordinary General Meeting

At the extraordinary general meeting, shareholders at the Voting Record Time who hold GI Cayman A ordinary shares shall be entitled to one vote per GI Cayman A ordinary share held and shareholders at the Voting Record Time who hold GI Cayman B ordinary shares shall be entitled to ten votes per GI Cayman B ordinary share held.

Scheme EGM Proposal. The Scheme EGM Proposal requires approval by the affirmative vote of not less than two-thirds of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting. Approval of the Scheme EGM Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

GI Bermuda Transaction Proposal. The GI Bermuda Transaction Proposal requires the affirmative vote of more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting. Approval of the GI Bermuda Transaction Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

Adjournment Proposal. The Adjournment Proposal requires the affirmative vote of GI Cayman’s ordinary shares representing more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting.

At the Voting Record Time there were [●] A ordinary shares and [●] B ordinary shares issued and outstanding.

Effect of Abstentions and Shares Not Voted

Abstentions will be counted as present for purposes of determining whether there is a quorum but will not count as votes “FOR” or “AGAINST” the meeting proposals. An abstention on any proposal has the effect of a vote not being cast with respect to the relevant shares in relation to that proposal. Although considered present for purposes of the relevant quorum requirement, such shares will not be considered when determining whether the proposal has received the required approval.

If you hold your GI Cayman ordinary shares through a broker or nominee and you do not instruct your broker or nominee on how to vote your GI Cayman ordinary shares prior to the shareholder meetings, your broker or nominee, or the depository through which your broker or nominee holds your GI Cayman ordinary shares, will not be able to vote your GI Cayman ordinary shares at the shareholder meetings or affect the outcome of the vote, which is based on shares voting. However, if your broker or nominee attends or appoints a proxy to attend a meeting, your GI Cayman ordinary shares will be counted as present for purposes of the relevant quorum requirement.

Under Nasdaq rules, brokers and nominees who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. We believe that the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal are proposals for non-routine matters.

Proxies

General

Two proxy cards are being sent to each shareholder as of the Voting Record Time—one blue proxy card for the scheme meeting and one white proxy card for the extraordinary general meeting.

If you are a registered holder of GI Cayman ordinary shares as of the Voting Record Time, to ensure that your GI Cayman ordinary shares are voted in accordance with your wishes, please properly mark, date, sign and return both accompanying proxy cards (one blue for the scheme meeting, and one white for the extraordinary general meeting) in the enclosed, postage-paid envelope as promptly as possible. If you have timely submitted a properly executed proxy card, your GI Cayman ordinary shares will be voted as indicated.

If you are a registered shareholder and if you do not specify on the applicable enclosed proxy card that is submitted how you want to vote your GI Cayman ordinary shares, the proxy holders will vote such unspecified GI Cayman ordinary shares “FOR” each of the meeting proposals set forth in this proxy statement.

If you hold your GI Cayman ordinary shares in “street name” through a broker or nominee, please follow the voting instructions provided by your broker, which may include an option to instruct the broker or nominee by telephone on how to vote.

Please note that holders of GI Cayman ordinary shares through brokers or nominees may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable to registered holders of GI Cayman ordinary shares and such holders should therefore follow the separate instructions that will be provided by their applicable broker or nominee. Your broker or nominee will not be able to vote your GI Cayman ordinary shares unless it receives appropriate and timely instructions from you.

Revocation

You may revoke your proxy before it is exercised at the shareholder meetings by one of the following means.

If you are a registered shareholder, you may revoke your proxy by:

•

sending a written notice to Computershare LLC at 2950 Express Drive South, Suite 210, Islandia, NY 11749, specifying that you are revoking your proxy with respect to the shareholder meetings. Your written notice must be received at least one day (and, in the case of revocation by electronic means, at least twenty four hours) before the shareholder meeting to permit the necessary examination and tabulation of the revocation before the votes are taken;

•

if you submitted a proxy card, submitting a new properly marked, dated and signed proxy card at least twenty four hours prior to the commencement of the relevant meeting with respect to the shareholder meetings with a later date than the proxy you last submitted; or

•	voting in person via live webcast at the shareholder meetings.

If you hold your GI Cayman ordinary shares in “street name” beneficially through a broker or nominee, you must follow the procedures required by your broker or nominee to revoke your proxy or change your vote. You should contact your broker or nominee if you have any questions with respect to these procedures.

Attending the shareholder meetings without taking one of the actions above will not revoke your proxy.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

The following table presents selected historical financial and other data for GI Cayman. The selected historical consolidated financial and other data presented below as of December 31, 2019, 2018, 2017, 2016 and 2015 and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 has been derived from GI Cayman’s audited consolidated financial statements included in GI Cayman’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. The selected historical consolidated financial and other data presented below as of March 31, 2020 and for the quarter ended March 31, 2020 has been derived from GI Cayman’s unaudited consolidated financial statements included in GI Cayman’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein.

The selected historical financial and other data presented below for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in GI Cayman’s Annual Report on Form 10-K for the year ended December 31, 2019 and other financial information incorporated by reference in this proxy statement. Historical financial information may not be indicative of GI Cayman’s or GI Delaware’s future performance. Please see “Where You Can Find More Information” beginning on page [●] of this proxy statement.

The selected historical financial and other data presented below for the quarter ended March 31, 2020 should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in GI Cayman’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other financial information incorporated by reference in this proxy statement. Historical financial information may not be indicative of GI Cayman’s or GI Delaware’s future performance. Please see “Where You Can Find More Information” beginning on page [●] of this proxy statement.

We have included no data for GI Delaware because this entity was not in existence during any of the periods shown below.

	For the Years Ended December 31,					Quarter Ended March 31,
(Dollars in thousands, except shares and per share data)	2019	2018	2017	2016	2015	2020
Consolidated Statements of Operations Data:
Gross written premiums	$636,861	$547,897	$516,334	$565,845	$590,233	$155,724
Net written premiums	562,089	472,547	450,180	470,940	501,244	139,112
Net earned premiums	525,262	467,775	438,034	468,465	504,143	144,468
Net realized investment gains (losses)	35,342	(16,907)	1,576	21,721	(3,374)	(68,162)
Total revenues	604,472	498,938	485,515	534,514	538,778	86,600
Net income (loss)	70,015	(56,696)	(9,551)	49,868	41,469	(44,578)
Per share data:(1)
Net income (loss) available to common shareholders	$70,015	$(56,696)	$(9,551)	$49,868	$41,469	$(44,578)
Basic	$4.93	$(4.02)	$(0.55)	2.89	1.71	$(3.13)
Diluted	$4.88	$(4.02)	$(0.55)	2.84	1.69	$(3.13)
Weighted-average number of shares outstanding
Basic	14,191,756	14,088,883	17,308,663	17,246,717	24,253,657	14,249,551
Diluted	14,334,706	14,088,883	17,308,663	17,547,061	24,505,851	14,249,551
Cash dividends declared per share	$1.00	$1.00	$—	$—	$—	$0.25

(1)	For years ended December 31, 2018 and 2017 and the quarter ended March 31, 2020, “Diluted” shares were the same as “Basic” shares since there was a net loss for that period.

	For the Years Ended December 31,					Quarter Ended March 31,
	2019	2018	2017	2016	2015	2020
Consolidated Insurance Operating Ratios based on the Company’s GAAP Results:(1)
Loss ratio(2)(3)	52.5	71.5	61.5	56.4	54.6	53.7
Expense ratio	39.7	40.8	41.9	42.0	39.9	39.0

Combined ratio(2)(3)	92.2	112.3	103.4	98.4	94.5	92.7

Net / gross written premiums	88.3	86.2	87.2	83.2	84.9	89.3

Financial Position as of Last Day of Period:
Total investments and cash and cash equivalents	$1,607,813	$1,510,152	$1,533,900	$1,501,819	$1,516,093	1,553,151
Reinsurance receivables, net of allowance	83,938	114,418	105,060	143,774	115,594	83,074
Total assets	2,075,885	1,960,266	2,001,669	1,972,946	1,957,294	2,028,504
7.75% Subordinated notes payable	96,864	96,742	96,619	96,497	96,388	96,895
7.875% Subordinated notes payable	126,147	126,005	125,864	—	—	126,182
Margin borrowing facility	73,629	65,818	72,230	66,646	75,646	71,707
Unpaid losses and loss adjustment expenses	630,181	680,031	634,664	651,042	680,047	639,468
Total shareholders’ equity	726,809	629,059	718,394	797,951	749,926	674,636
Book value per share	50.82	44.21	50.57	45.42	42.98	47.12

(1)

The Company’s insurance operating ratios are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios. The ratios presented here represent the consolidated results of the Company’s Commercial Specialty segment, Specialty Property segment, Farm, Ranch, & Stable segment, and Reinsurance Operations.

(2)	A summary of prior accident year adjustments is summarized as follows:

•	2019 loss and combined ratios reflect a $32.8 million reduction of net losses and loss adjustment expenses

•	2018 loss and combined ratios reflect a $28.8 million reduction of net losses and loss adjustment expenses

•	2017 loss and combined ratios reflect a $53.9 million reduction of net losses and loss adjustment expenses

•	2016 loss and combined ratios reflect a $57.3 million reduction of net losses and loss adjustment expenses

•	2015 loss and combined ratios reflect a $34.7 million reduction of net losses and loss adjustment expenses

•	Loss and combined ratios for the quarter ended March 31, 2020 reflect a $0.6 million reduction of net losses and loss adjustment expenses

For the years ended December 31, 2019, 2018, 2017, 2016 and 2015, see “Results of Operations” in Item 7 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for details of these items and their impact on the loss and combined ratios. For the quarter ended March 31, 2020, see “Results of Operations” in Item 2 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for details of these items and their impact on the loss and combined ratios.

(3)

The Company’s loss and combined ratios for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 and the quarter ended March 31, 2020 include $30.4 million, $80.6 million, $61.1 million, $72.1 million, $45.0 million and $7.2 million, respectively, of catastrophic losses on a current accident year basis from the Insurance Operations. For the years ended December 31, 2019, 2018, 2017, 2016 and 2015, see “Results of Operations” in Item 7 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the impact of these losses on the loss and combined ratios. For the quarter ended March 31, 2020, see “Results of Operations” in Item 2 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for a discussion of the impact on these losses on the loss and combined ratios.

UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

Pro forma consolidated financial statements for GI Delaware are not presented in this proxy statement because no significant pro forma adjustments are required to be made to show the impact of the Transaction to the historical income statement of GI Cayman for the year ended December 31, 2019 or the historical balance sheet as of December 31, 2019. Those financial statements are included in GI Cayman’s Annual Report on Form 10-K for the year ended December 31, 2019. Please see “Where You Can Find More Information” beginning on page [●] of this proxy statement.

RISK FACTORS

Before you decide how to vote your GI Cayman ordinary shares, you should consider carefully the following risk factors related to the meeting proposals set forth in this proxy statement, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019 (including the risk factors contained therein) and our subsequent filings with the SEC.

Your rights as a shareholder will change as a result of the Transaction.

Due to certain differences between Delaware law and Cayman Islands law and differences between the governing documents of GI Delaware and GI Cayman, the governing documents for GI Delaware will not be identical to the governing documents for GI Cayman. However, the governing documents of GI Delaware will provide the shareholders and board of directors of GI Delaware with substantially similar rights and powers as currently provided under GI Cayman’s governing documents. Nevertheless, GI Delaware’s governing documents, both in form and substance, and your rights as a GI Delaware shareholder, will change.

For a description of these differences, please see the comparison chart of your rights as a shareholder of GI Delaware against your rights as a shareholder of GI Cayman, located in “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

Holders of GI Delaware common shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether they receive any cash dividends from us.

Under current law, so long as we are not required to register as an investment company under the Investment Company Act and 90% of our gross income for each taxable year constitutes “qualifying income” within the meaning of the Code on a continuing basis, we currently expect that GI Delaware will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation. Holders of GI Delaware common shares will be subject to U.S. federal, state, and local taxation on their allocable share of GI Delaware’s items of income, gain, loss, deduction and credit, for each of our taxable years ending with or within their taxable year, regardless of whether they receive cash dividends from us. Such holders may not receive cash dividends equal to their allocable share of our net taxable income or even the tax liability that results from that income. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

The IRS Schedules K-1 we will provide holders of GI Delaware common shares will be more complicated than the IRS Forms 1099 provided by corporations to their stockholders, and holders of GI Delaware common shares may be required to request an extension of time to file their tax returns.

Holders of GI Delaware common shares will be required to take into account their allocable share of GI Delaware’s items of income, gain, loss, deduction and other items of the partnership for our taxable year ending within or with their taxable year, regardless of whether they received cash dividends from us. We have agreed to furnish holders of the common shares, as soon as reasonably practicable after the close of each calendar year, with tax information (including IRS Schedules K-1), which describes their allocable share of gross ordinary income for our preceding taxable year. However, it may require longer than 90 days after the end of our calendar year to obtain the requisite information so that IRS Schedules K-1 may be prepared by us. Consequently, holders of GI Delaware common shares who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year.

In addition, each holder of GI Delaware common shares will be required to report for all tax purposes consistently with the information provided by us for the taxable year. Because holders will be required to report their allocable share of gross ordinary income, tax reporting for holders of GI Delaware common shares will be more complicated than for shareholders of a regular corporation.

The anticipated benefits of the Transaction may not be realized.

We may not realize the benefits we anticipate from the Transaction, particularly as the achievement of the cost savings and other benefits, some of which are subject to factors that we do not and cannot control, including the reaction of third parties with whom we enter into contracts and do business and the reaction of investors. Our failure to realize those benefits could have a material and adverse effect on our business, results of operations or financial condition.

Please see: “The Scheme of Arrangement Proposal—Reasons for the Transaction.”

If the Cayman Court does not sanction the Scheme of Arrangement, GI Cayman will not have the ability to effect the Transaction.

We cannot proceed with the Transaction unless the Cayman Court sanctions the Scheme of Arrangement at the Sanction Hearing.

The Transaction will only be consummated if the Scheme of Arrangement becomes effective. The Scheme of Arrangement (and therefore the Transaction) will not be completed unless each of the following conditions are satisfied:

•

the Scheme of Arrangement is approved by the requisite majorities of the GI Cayman shareholders at the scheme meeting (being a majority in number representing 75% in value of the GI Cayman ordinary shares voted in person via live webcast or by proxy at the scheme meeting);

•	the meeting proposals at the extraordinary general meeting are approved by the requisite voting thresholds of the GI Cayman ordinary shares voted at the extraordinary general meeting;

•	the Cayman Court grants the Sanction Order (sanctioning the Scheme of Arrangement);

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction is in effect that prevents consummation of the Scheme of Arrangement and therefore the Transaction.

Assuming we receive the necessary shareholder approvals in respect of each of the meeting proposals at the shareholder meetings, we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement. In determining whether to grant the Sanction Order, the Cayman Court will decide whether the Scheme of Arrangement is fair and reasonable, whether various statutory and other legal requirements have been complied with and satisfied with respect to it and certain other matters. Nevertheless, the Cayman Court’s sanction is a matter for its discretion and there can be no assurance if or when such sanction will be obtained.

If the Cayman Court does not sanction the Scheme of Arrangement, GI Cayman will be unable to effect the Transaction as contemplated under the Scheme of Arrangement (even if the requisite voting thresholds of GI Cayman shareholders approve each of the meeting proposals at the shareholder meetings). In addition, the Cayman Court may impose such conditions, modifications or amendments as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the consent of GI Cayman. The Scheme of Arrangement contains a provision for GI Cayman to agree, on behalf of all persons concerned, to any modification of, or addition to, the Scheme of Arrangement, or to any condition that the Cayman Court may think fit to approve or impose. The Cayman Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme of Arrangement which might be material to the interests of GI Cayman shareholders, unless GI Cayman shareholders were informed of any such modification, addition or condition. It will be a matter for the Cayman Court to decide, in its discretion, whether or not the consent of GI Cayman shareholders should be sought at a further meeting of GI Cayman shareholders. Similarly, if a modification, addition or condition is put forward which, in the opinion of the GI Cayman Board, is of such a nature or importance as to require the approval of the GI Cayman shareholders at a further meeting of GI Cayman shareholders, the GI Cayman Board will not take the necessary steps to enable the Scheme of Arrangement to become effective unless and until such shareholder approval is obtained by the GI Cayman shareholders.

In addition, it is likely that GI Cayman may determine to terminate the Scheme of Arrangement and not proceed with the Transaction if any condition, modification or amendment is imposed on us that is adverse to GI Cayman and its shareholders.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Court Sanction of the Scheme of Arrangement.”

The Effective Time of the Transaction may be materially delayed due to the ongoing coronavirus (COVID-19) pandemic.

Each of the following may be materially delayed due to circumstances or events outside our control related to the ongoing coronavirus (COVID-19) pandemic, and any such delays may materially delay the Effective Time and consummation of the Transaction:

•	obtaining the GI Cayman shareholder approvals to each of the meeting proposals at the shareholder meetings;

•	obtaining the Sanction Order from the Cayman Court;

•	the delivery and/or filing of the Sanction Order with the Cayman Islands Registrar of Companies; and

•

obtaining the necessary approvals from the Virginia Bureau, the Pennsylvania Insurance Department, Arizona Department of Insurance, Indiana Department of Insurance and/or obtaining the confirmation of no-objection from the Bermuda Monetary Authority and the delivery and/or filing of the applicable business combination documents with the Bermuda Registrar of Companies.

The market for the GI Delaware common shares may differ from the market for the GI Cayman ordinary shares.

We will list GI Delaware class A common shares on Nasdaq under the symbol “GBLI,” the same trading symbol as the GI Cayman A ordinary shares. The market price, trading volume or volatility, or potential investor pool of the GI Delaware class A common shares may be different from those of the GI Cayman A ordinary shares. By virtue of GI Delaware being a limited liability company taxed as a partnership for U.S. federal income tax purposes, GI Delaware’s common shares may be less desirable to certain investors who wish to avoid the tax complexities associated with being a ‘partner’ in a publicly listed company or due to the fact that certain stock exchange indices exclude such limited liability companies.

The Transaction may adversely impact our worldwide effective tax rate.

Although we do not expect the Transaction to have a material impact on our worldwide effective tax rate, there is a risk that we will not be able to maintain a competitive worldwide effective tax rate following the Transaction. This is because of, among other things, uncertainty regarding the application of and changes in tax laws in the particular jurisdictions in which we do business and the amount of business activities we may conduct in any particular jurisdiction. Our actual worldwide effective tax rate after the Transaction may vary from our expectation and that variation may be material.

The Transaction will result in additional direct and indirect costs, even if it is not consummated.

We will incur additional costs and expenses in connection with and as a result of the Transaction. We expect to incur attorneys’ fees, accountants’ fees, financial advisory fees, filing and other regulatory fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the Transaction, even if the Transaction is not approved or consummated. The Transaction also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing certain other administrative costs and expenses.

We may choose to abandon or defer the Transaction.

While we currently expect the Effective Time to take place soon after the Sanction Hearing, the Effective Time will not occur until such time the Sanction Order granted by the Cayman Court is delivered to the Cayman Islands Registrar of Companies.

If it is necessary to adjourn the shareholder meetings required to approve the meeting proposals in connection with the Transaction described in this proxy statement, for any reason including any circumstances outside of our control, there may be a delay in obtaining the Sanction Order from the Cayman Court and thereby the consummation of the Transaction may be deferred until such time.

In addition, the Board may seek to adjourn the application to the Cayman Court to sanction the Scheme of Arrangement until the latest of [●], 2020 (or such later date as the Cayman Court has allowed) or may abandon the Transaction before the Sanction Hearing for economic, strategic or other reasons, including if adverse conditions are imposed on the Scheme of Arrangement (and therefore the Transaction) by the Cayman Court. It is likely that GI Cayman may determine to terminate the Scheme of Arrangement and not proceed with the Transaction if any condition, modification or amendment is imposed on us that is materially adverse to Global Indemnity.

Our controlling shareholder will continue to control a substantial interest in us and thus may exert significant influence on our corporate affairs and actions, including those submitted to a GI Delaware shareholder vote.

Similar to their holdings in GI Cayman, following the Transaction, Fox Paine Capital Fund II International, L.P. (the “Fox Paine Fund”), an investment fund managed by Fox Paine & Company, LLC, will beneficially own approximately 77.5% of our total voting power, and Fox Mercury Investments, L.P. and certain of its affiliates (collectively, the “FM Entities”) will separately beneficially own approximately 4.8% of our total voting power. The percentage of our total voting power that the Fox Paine Fund may exercise is greater than the percentage of our total shares that the Fox Paine Fund beneficially owns because the Fox Paine Fund beneficially owns 96.6% of our B ordinary shares, which entitle the holders thereof to ten votes per share, whereas A ordinary shares entitle the holders thereof to one vote per share. The A ordinary shares and the B ordinary shares generally vote together as a single class on matters presented to our shareholders. As a result, the Fox Paine Fund has, and following the Transaction will continue to have, control over the outcome of certain matters requiring GI Delaware shareholder approval, including the power to, among other things:

•	elect and remove all of our directors;

•	approve any amendments to our limited liability company agreement that are approved by our Board and submitted to a shareholder vote (subject to certain limited exceptions);

•	approve any merger that is approved by our Board and submitted to a shareholder vote;

•	ratify our appointment of auditors; and

•	ratify our annual report and our annual financial statements.

Subject to certain exceptions, the Fox Paine Fund may also be able to prevent or cause a change of control. The Fox Paine Fund’s control over us, and the Fox Paine Fund’s ability in certain circumstances to prevent or cause a change of control, may delay or prevent a change of control, or cause a change of control to occur at a time when it is not favored by other GI Delaware shareholders. As a result, the trading price of our GI Delaware class A common shares could be adversely affected in the same manner that the existing A ordinary shares of GI Cayman currently could be adversely affected.

Pursuant to GI Cayman’s existing memorandum and articles of association, amended and restated as of November 4, 2016, the Fox Paine Fund has the right to appoint a number of directors equal in the aggregate to the pro rata percentage of the voting shares of GI Cayman beneficially held by the Fox Paine Fund, FM Entities, and Fox Paine & Company, LLC (collectively the “Fox Paine Entities”) so long as the Fox Paine Entities beneficially own shares representing an aggregate 25% or more of the voting power in GI Cayman. The Fox Paine Fund also controls the election of GI Cayman’s directors due to its controlling share ownership. The Company’s Board currently consists of eight directors, all of whom were identified and proposed for consideration for the Board by the Fox Paine Fund. Following the Transaction, the Fox Paine Fund will continue to have the ability to appoint or elect all of the directors to, and remove all of the directors from, the board of GI Delaware, which will be reflected in GI Delaware’s limited liability company agreement. Please see “Description of Global Indemnity Group, LLC Share Capital.”

Our Board, in turn, appoints and, following the Transaction, will continue to appoint, the members of our senior management. As a result, the Fox Paine Fund has the ability, through its right to designate and remove Board members, to indirectly control the appointment of the members of our senior management and to prevent any changes in senior management that other shareholders, or that other members of our Board, may deem advisable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this proxy statement and the documents incorporated by reference may include forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), in particular, statements about our expectations regarding the reorganization of the Global Indemnity group of companies to have our ultimate parent company become a limited liability company formed under the laws of Delaware and the GI Bermuda Transaction. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, as well as assumptions made by, and information currently available to, the Company’s management, current market trends and market conditions, all of which involve risk and uncertainty, and many of which are outside the Company’s and management’s control. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “potential,” “aim” and similar expressions are used to identify these forward-looking statements.

Particular factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the GI Cayman shareholders and the Cayman Court for, and to satisfy the other conditions to, the Transaction within the expected timeframe or at all, the failure to obtain the necessary approvals from the Virginia Bureau, the Pennsylvania Insurance Department, Arizona Department of Insurance and/or Indiana Department of Insurance, the failure to obtain the necessary confirmation of no-objection from the Bermuda Monetary Authority, our ability to realize the expected benefits from the Transaction, the occurrence of difficulties or material timing delays in connection with the Transaction, including any material delays related to the ongoing coronavirus (COVID-19) pandemic, any unanticipated costs in connection with the Transaction, any delays, challenges and expenses associated with receiving governmental and regulatory approvals and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in the Cayman Islands, Bermuda, the United States and other jurisdictions following the Transaction.

The foregoing factors are in addition to those factors discussed under “Risk Factors” and “Proposal Number One: The Scheme of Arrangement Proposal—Reasons for the Transaction” and elsewhere in this proxy statement, as well as those in the documents that we incorporate by reference into this proxy statement (including, without limitation, the “Risk Factors” sections of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC prior to the date of the shareholder meetings). You may obtain copies of these documents as described under the heading “Where You Can Find More Information.”

Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements after the distribution of this proxy statement, whether as a result of new information, future developments, changes in assumptions or otherwise.

PROPOSAL NUMBER ONE: THE SCHEME OF ARRANGEMENT PROPOSAL

Parties to the Transaction

Global Indemnity Limited

Global Indemnity Limited (which we refer to as “GI Cayman”), one of the leading specialty property and casualty insurers and reinsurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. The registered office, also being the principal executive office, of GI Cayman is located at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, and Global Indemnity Limited’s telephone number is +1 345 814 7600.

New CayCo

New CayCo (which we refer to as “New CayCo”), was formed in June 2020 as a Cayman Islands incorporated exempted limited company. Prior to the Transaction, New CayCo will not engage in any business or other activities other than in connection with the Transaction and its organizational activities. The registered office of New CayCo is located at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, and New CayCo’s telephone number is +1 345 814 7600.

Global Indemnity Group, LLC

Global Indemnity Group, LLC (which we refer to as “GI Delaware”), was formed in June 2020 as a Delaware limited liability company that will be treated as a partnership for U.S. federal income tax purposes. Prior to the Company engaging in the Transaction, “Global Indemnity Group, LLC” was the name of an entity in the Global Indemnity group of companies, however, the name of this entity was changed to “GBLI Holdings, LLC” in order to allow GI Delaware to use “Global Indemnity Group, LLC” as its name. If the Scheme of Arrangement is consummated, GI Delaware will become the ultimate parent company of the Global Indemnity group of companies. Prior to the Transaction, GI Delaware will not engage in any business or other activities other than in connection with the Transaction and its organizational activities. Upon the Effective Time, all GI Cayman shareholders will be issued an identical number of common shares in GI Delaware as the number of shares in GI Cayman they held immediately prior to the Effective Time. The registered office of GI Delaware will be located at 251 Little Falls Drive, Wilmington, Delaware 19808, the principal executive office of GI Delaware will be located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004 and GI Delaware’s telephone number will be +1 (610) 664-1500.

The Scheme of Arrangement

It is intended that the new corporate structure will be implemented by means of the Scheme of Arrangement, being a scheme of arrangement pursuant to Sections 86 and 87 of the Cayman Companies Law. If the Scheme of Arrangement is approved and becomes effective, GI Delaware will become the new ultimate parent company of the Global Indemnity group of companies.

If the Scheme of Arrangement becomes effective, then each of the following will occur at the Effective Time (expected to be [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020): (i) the Amalgamation, (ii) in consideration for the Amalgamation, GI Delaware will issue common shares of GI Delaware to the shareholders of GI Cayman as of the Scheme Record Time on the following basis: for each A ordinary share of GI Cayman cancelled, one class A common share of GI Delaware will be issued; and for each B ordinary share of GI Cayman cancelled, one class B common share of GI Delaware will be issued; and (iii) pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

Scheme Meeting

Several steps are required in order for us to effect the Scheme of Arrangement, including, amongst other things, convening and holding the scheme meeting at which GI Cayman shareholders will consider, and if thought fit, approve the Scheme of Arrangement. To become effective under Cayman Companies Law, the Scheme of Arrangement will require approval by the requisite majority of GI Cayman shareholders under the Cayman Companies Law at the scheme meeting. The scheme meeting has been convened at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020 pursuant to an Order of the Cayman Court granted on [●], 2020.

The requisite majority required to approve the Scheme of Arrangement at the scheme meeting under the Cayman Companies Law is (i) a majority in number of those holders of the GI Cayman ordinary shares reflected on the Register at the Voting Record Time who are entitled to vote and who are present (either in person via live webcast or represented by proxy) and who vote at the scheme meeting, and representing (ii) at least 75% or more of the nominal value of the GI Cayman ordinary shares voted at the scheme meeting.

GI Cayman shareholders who hold GI Cayman ordinary shares directly and are reflected on the Register at the Voting Record Time will be entitled to vote directly at the scheme meeting, either in person via live webcast or by proxy.

If each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal are approved by the GI Cayman shareholders and the other conditions to the Scheme of Arrangement have been satisfied or waived, we will seek the Cayman Court’s sanction of the Scheme of Arrangement.

If we obtain the requisite approvals from our shareholders and the Cayman Court’s sanction of the Scheme of Arrangement, and if all of the other conditions to the Scheme of Arrangement, as described herein, are satisfied or, if permitted by applicable law, waived, we intend to file the Sanction Order. Upon delivery of the Sanction Order to the Cayman Islands Registrar of Companies, the Scheme of Arrangement will become effective in accordance with its terms (the “Effective Time”). We presently expect the Effective Time to occur before the opening of trading of the GI Delaware class A common shares on the Nasdaq on the trading day immediately following the date of filing of the Sanction Order with the Cayman Islands Registrar of Companies. The exact date and timing of the Effective Time will depend on factors such as any postponement or adjournment of the hearing before the Cayman Court regarding sanction of the Scheme of Arrangement (the “Sanction Hearing”), to be held on a date falling on or around [●], 2020.

At the Effective Time, the following steps will occur effectively simultaneously in the following order:

1.	the Amalgamation will occur;

2.

in consideration for the Amalgamation, GI Delaware will issue an equal number of GI Delaware common shares to GI Cayman shareholders at the Scheme Record Time on the following basis: for each GI Cayman A ordinary share cancelled, one GI Delaware class A common share shall be issued; and/or for each GI Cayman B ordinary share cancelled, one GI Delaware class B common share shall be issued; and

3.	pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved.

As a result of the Scheme of Arrangement and in consideration for the Amalgamation, the GI Cayman shareholders will become holders of all of the GI Delaware common shares and GI Cayman will be dissolved. The members of the Board in office two business days prior to the effective time of the Scheme of Arrangement will be appointed as the members of the board of directors of GI Delaware effective as of one business day prior to the Effective Time.

After the Effective Time, you will continue to own an interest in the ultimate parent company of the Global Indemnity group of companies, which will indirectly conduct the same business operations as currently conducted indirectly by GI Cayman, through the same group of subsidiaries of GI Cayman prior to the Effective Time. The number of GI Delaware common shares you will own will be the same as the number of GI Cayman ordinary shares you own immediately prior to the Effective Time, and your relative ownership interest in the Global Indemnity group of companies will remain unchanged as a result of the Scheme of Arrangement.

We encourage you to read the Scheme of Arrangement in its entirety for a complete understanding of its terms and conditions. The Scheme of Arrangement will be substantially in the form attached as Annex C to this proxy statement.

Court Sanction of the Scheme of Arrangement

Pursuant to Sections 86 and 87 of the Cayman Companies Law, in order to become effective, the Scheme of Arrangement must be sanctioned by the Cayman Court at the Sanction Hearing.

Subject to the GI Cayman shareholders approving each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal by the relevant voting thresholds required by the Cayman Companies Law and the other conditions to the Scheme of Arrangement having been satisfied or waived, we expect the Sanction Hearing to be held at the Law Courts, George Town, Grand Cayman at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, further details of which will be advertised by GI Cayman on its website and in The Wall Street Journal and certain Cayman Islands newspapers in accordance with directions that we intend to request from the Cayman Court.

GI Cayman shareholders who voted at the scheme meeting or who instructed their broker or nominee to vote at the scheme meeting (as applicable) will have the right to attend the Sanction Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme of Arrangement. We expect that the Cayman Court will make facilities available for applicable GI Cayman shareholders to attend the Sanction Hearing in person via live webcast (if they wish). If you are a shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, we expect that the Cayman Court will require that you give notice of your intention to do so to GI Cayman’s Cayman Islands legal advisers, Walkers, at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, at a time prior to the date of the Sanction Hearing. GI Cayman will not object to the participation in the Sanction Hearing by any person who holds shares through a broker or any other person with a legitimate interest in the proceedings and all such persons will have a right to participate.

The Scheme of Arrangement contains a provision for GI Cayman to agree, on behalf of all persons concerned, to any condition, modification or amendment of the Scheme of Arrangement on behalf of GI Cayman shareholders that the Cayman Court may think fit to approve or impose. The Cayman Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme of Arrangement which might be material to the interests of the GI Cayman shareholders, unless the GI Cayman shareholders were informed of any such modification, addition or condition. It will be a matter for the Cayman Court to decide, in its discretion, whether or not the consent of the GI Cayman shareholders should be sought at a further meeting. Similarly, if a modification, addition or condition is put forward which, in the opinion of the Board, is of such a nature of importance as to require the consent of the GI Cayman shareholders at a further meeting, the Board will not take the necessary steps to enable to the Scheme of Arrangement to become effective unless and until such consent is obtained. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Cayman Court will determine, among other things, whether the Scheme of Arrangement is fair to the GI Cayman shareholders.

Assuming that the shareholder meetings are conducted and that the GI Cayman shareholders approve the Scheme of Arrangement Proposal by the voting thresholds required by the Cayman Companies Law, we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement. Nevertheless, the Cayman Court’s sanction is a matter for its discretion and there can be no assurance if or when such sanction will be obtained.

If the Scheme of Arrangement is sanctioned by the Cayman Court, we intend to deliver the Sanction Order to the Cayman Islands Registrar of Companies. Delivery of the Sanction Order to the Cayman Islands Registrar of Companies will cause the Scheme to become effective in accordance with its terms (that is, the Effective Time), before the opening of trading of the GI Delaware common shares on the Nasdaq on the date following such delivery of the Sanction Order. If the Scheme of Arrangement becomes effective, it will be binding on all GI Cayman shareholders, including those who do not vote to approve the Scheme of Arrangement Proposal and/or the other meeting proposals and those who vote against the Scheme of Arrangement Proposal and/or the other meeting proposals at the scheme meeting and/or extraordinary general meeting.

Once the Scheme of Arrangement is effective, the Cayman Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement.

If obtained, the sanction of the Cayman Court will constitute the basis for an exemption, under Section 3(a)(10) of the Securities Act, from the registration requirements of the Securities Act with respect to the Transaction. Please see “—Federal Securities Law Consequences; Resale Restrictions” below for more information on the exemption.

Please see “—Conditions to Completion of the Transaction” below for more information on the conditions to the Transaction.

Reasons for the Transaction

From its founding in 2003, certain entities in the Global Indemnity group of companies have been based outside of the United States. GI Cayman, the ultimate parent company of the Global Indemnity group of companies, has been incorporated in the Cayman Islands since 2016, and GI Bermuda, a direct subsidiary of GI Cayman, has been incorporated in Bermuda since 2003. In early 2020, the Board and the Company’s management team undertook a review of our existing structure and operations, including the jurisdictions of incorporation of our ultimate parent company and subsidiaries. While a complex multi-national business structure has served us and our shareholders well for many years, changes in the U.S. tax laws and other compelling business reasons support reorganizing the Global Indemnity group of companies at this time. After considering various factors, the Board unanimously determined to undertake the Transaction for, among others, the following reasons:

•

The passage by the United States of the Tax Cuts and Jobs Act in 2017, as well as certain other changes in non-U.S. tax laws, have eliminated certain tax benefits attributable to having a foreign holding company structure. The Transaction recognizes that the additional complexity and compliance costs of our foreign structure outweigh the limited tax benefits to the Global Indemnity group of companies following this change in the law.

•

The Transaction will streamline the organizational structure of the Global Indemnity group of companies. The number of entities above the U.S. insurance companies will be reduced from 6 to 3, and substantially all foreign subsidiaries will be eliminated, resulting in inter-company efficiencies.

•

The Transaction will reduce the number of nations governing the Global Indemnity group of companies from 4 to 1 and will reduce the number of nations in which the Global Indemnity group of companies are subject to material taxation from 3 to 1, making the United States the only governing and taxing nation. We anticipate that this will achieve long-term administrative cost savings by reducing the management resources required to reconcile and manage the differences in governing laws and taxation in non-U.S. jurisdictions.

•

The Transaction will move the ultimate parent company of the Global Indemnity group of companies to Delaware, which is a highly reputable jurisdiction for organizing business entities in the United States. Delaware has sophisticated entity laws that are continuously modernized and its extensive history of resolving business disputes has created a predictable legal framework for management and shareholders. In addition, the reputation of Delaware entity law among regulatory authorities, investors and creditors is highly favorable.

•

The Transaction will result in the business of GI Bermuda being assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries and thereby will consolidate the primary regulation of the Global Indemnity group of companies to the United States.

•

Following the Transaction, the Global Indemnity group of companies’ income generating activities will be 100% U.S. based, and the expected expense savings and operating efficiencies are expected to largely offset the anticipated increase in prospective tax liabilities resulting from the Transaction.

•	The Transaction will not result in any material transaction-related taxes to the Global Indemnity group of companies.

•

The Transaction may result in a clearer business proposition to U.S. investment and business partners. Currently, the public shares of GI Cayman trade at approximately 50% of book value per share, which we believe is due in part to our complicated multi-national structure, which serves as a practical barrier to raising new equity capital or utilizing our shares as acquisition currency. The United States of America is a leading international financial center, attracts a high volume of non-resident financial activity from Europe, China and other countries with substantial capital to invest and is a significant hub for institutional investment. As a result, having the Global Indemnity group of companies’ parent company become a United States based company will offer investors the ability to invest directly in a U.S. limited liability company, and may, over time, enhance the value and liquidity of the Company’s publicly traded securities, including access to the public equity markets and the utilization of our shares as acquisition currency.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition, despite the potential benefits described above, the Transaction will expose you and us to potential risks. Please see “Risk Factors—Your rights as a shareholder will change as a result of the Scheme of Arrangement due to differences between Cayman Islands law and Delaware law” and “Risk Factors—The anticipated benefits of the Transaction may not be realized.”

The Board has considered both the potential advantages of the Transaction and the potential risks and has unanimously approved the Scheme of Arrangement and the Transaction and recommends that shareholders vote to approve the Scheme of Arrangement and the Transaction.

Amendment, Termination or Delay

Subject to applicable Cayman Islands law and any other applicable laws, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the GI Cayman shareholders at the scheme meeting. At the Sanction Hearing, the Cayman Court may impose such conditions, modifications and amendments as it deems appropriate in relation to the Scheme of Arrangement. The Cayman Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme or Arrangement which might be material to the interests of the GI Cayman shareholders, unless the GI Cayman shareholders were informed of any such modification, addition or condition. It will be a matter for the Cayman Court to decide, in its discretion, whether or not the consent of the GI Cayman shareholders should be sought at a further meeting. The Scheme of Arrangement contains a provision for GI Cayman to agree, on behalf of all persons concerned, to any condition, modification or amendment of the Scheme of Arrangement on behalf of the GI Cayman shareholders that the Cayman Court may think fit to approve or impose. After approval of the Scheme of

Arrangement by the GI Cayman shareholders, no amendment, modification or supplement to the Scheme of Arrangement may be made or effected that legally requires further approval by the GI Cayman shareholders without obtaining that approval.

It is expected that the Scheme of Arrangement will become effective on [●], 2020. If the Scheme of Arrangement has not become effective on or before [●], 2020 (or such later date as GI Cayman may determine and the Cayman Court may allow), the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to Completion of the Scheme of Arrangement

The Transaction will not be consummated unless the following conditions are satisfied or, if allowed by law, waived:

1.

the Scheme of Arrangement Proposal is approved by a majority in number, representing 75% in value or more of the holders of GI Cayman ordinary shares who are on the Register at the Voting Record Time and who are present and voting, in person via live webcast or by proxy, at the scheme meeting, voting as a single class;

2.	the Scheme EGM Proposal is approved by the requisite vote of the holders of GI Cayman ordinary shares at the extraordinary general meeting;

3.	the Scheme of Arrangement having been sanctioned (with or without modification) by the Cayman Court at the Sanction Hearing;

4.	the Sanction Order (being the court order sanctioning the Scheme of Arrangement) having been duly delivered to the Cayman Islands Registrar of Companies;

5.

the necessary approvals having been obtained from the Virginia Bureau, the Pennsylvania Insurance Department, Arizona Department of Insurance, Indiana Department of Insurance and/or the confirmation of no-objection having been obtained from the Bermuda Monetary Authority; and

6.	Nasdaq permitting GI Delaware to list the GI Delaware class A common shares for trading.

The Board will not take the necessary steps to implement the Scheme of Arrangement unless the above conditions have been satisfied or waived (to the extent permitted by law) and, at the relevant time, the Board considers that it continues to be advisable that the Scheme of Arrangement should be implemented.

Assuming that the shareholder meetings are conducted and that the GI Cayman shareholders approve the Scheme of Arrangement Proposal by the voting thresholds required by the Cayman Companies Law, we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement.

We are parties to certain agreements that by their terms require the consent of third parties prior to the implementation of the Scheme of Arrangement and certain related transactions. We believe that we will obtain all necessary consents on a timely basis and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the Transaction.

Federal Securities Law Consequences; Resale Restrictions

The issuance of GI Delaware common shares to GI Cayman shareholders pursuant to the Scheme of Arrangement will not be registered under the Securities Act in reliance upon Section 3(a)(10) of the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. Subsequent and subject to the GI Cayman shareholders approving each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal by the relevant voting thresholds required by the Cayman Companies Law and the other conditions to the Scheme of Arrangement having been satisfied or waived, we will promptly seek the Cayman Court’s sanction of the Scheme of Arrangement. We expect the Sanction Hearing to be held at the Law Courts, George Town, Grand Cayman at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020, further details of which will be advertised by GI Cayman on its website and in The Wall Street Journal and certain Cayman Islands newspapers in accordance with directions that we intend to request from the Cayman Court. GI Cayman shareholders as of the Voting Record Time have the right to attend the Sanction Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme of Arrangement. We expect that the Cayman Court will make facilities available for applicable GI Cayman shareholders to attend the Sanction Hearing in person via live webcast (if they wish).

In determining whether it is appropriate to authorize the Scheme of Arrangement, the Cayman Court will consider whether the terms and conditions of the exchange of shares pursuant to the Scheme of Arrangement are fair to the GI Cayman shareholders and we will have advised the Cayman Court before the hearing that we will rely on the Section 3(a)(10) exemption based on its approval of the Scheme of Arrangement. The GI Delaware common shares issued to GI Cayman shareholders in connection with the Transaction will be freely transferable, except for restrictions applicable to certain “affiliates” of GI Cayman under the Securities Act, as follows:

•

Persons who were not affiliates of GI Cayman at the consummation of the Transaction and have not been affiliates within 90 days prior to such time will be permitted to sell any GI Delaware common shares received in the Transaction without regard to Rule 144 under the Securities Act.

•

Persons who were affiliates of GI Cayman at the consummation of the Transaction or were affiliates within 90 days prior to such time will be permitted to resell any GI Delaware common shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the GI Delaware common shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their GI Cayman ordinary shares held prior to the consummation of the Transaction.

•	Persons whose shares of GI Cayman bear a legend restricting transfer will receive shares of GI Delaware that are subject to the same restrictions.

Persons who may be deemed to be affiliates of GI Cayman and GI Delaware for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, GI Cayman or GI Delaware, and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of GI Cayman or GI Delaware.

We have not filed a registration statement with the SEC covering any resales of the GI Delaware common shares to be received by GI Cayman’s shareholders in connection with the Transaction. GI Delaware intends to file certain post-effective amendments to existing effective registration statements of GI Delaware concurrently with the completion of the Transaction.

Upon consummation of the Scheme of Arrangement, the GI Delaware class A common shares will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement and GI Delaware will be deemed to be the successor issuer of the registered GI Cayman ordinary shares.

Effective Time of the Transaction

If the Scheme of Arrangement Proposal is approved by the requisite vote of the GI Cayman shareholders, the Cayman Court sanctions the Scheme of Arrangement and all of the other conditions to the consummation of the

Scheme of Arrangement are satisfied or, if allowed by law, waived, we intend to deliver the Sanction Order to the Cayman Islands Registrar of Companies. Delivery of the Sanction Order to the Cayman Islands Registrar of Companies will cause the Scheme of Arrangement to become effective in accordance with its terms (which we refer to as the “Effective Time”), before the opening of trading of the GI Delaware class A common shares on the Nasdaq on the date following such delivery of the Sanction Order, at which time the various steps of the Scheme of Arrangement as detailed above will occur effectively simultaneously.

Subject to any order to the contrary by the Cayman Court, the Effective Time must be on or before [●], 2020.

The expected timetable for the Transaction is set forth in Annex D to this proxy statement.

Please see “—Amendment, Termination or Delay.”

Management of GI Delaware

If the Transaction is consummated, the directors of GI Cayman immediately prior to the Effective Time will become directors of GI Delaware prior to the Effective Time. GI Cayman’s executive officers are also expected to become executive officers of GI Delaware upon consummation of the Transaction.

Exculpation and Indemnification

The Cayman Companies Law permits GI Cayman to indemnify its directors, any other officers, employees and agents against losses arising or liability resulting from their negligence, default, breach of duty or breach of trust in relation to GI Cayman or any subsidiary of GI Cayman; provided, that GI Cayman is not permitted to indemnify any such person against any liability arising from their fraud or dishonesty.

Under Delaware law, a limited liability company may indemnify and hold harmless any shareholder, director or other person from and against any and all claims and demands whatsoever, subject to any limitations set forth in its limited liability company agreement. Following the Transaction, GI Delaware will be required to indemnify and hold harmless (i) the current and former directors and executive officers of the Company and (ii) each Class B Majority Shareholder (as defined below) and its affiliates and successors (the persons set forth in the foregoing (i) and (ii), collectively, “Covered Persons”), in each case, against all losses (including expenses) incurred by such Covered Persons in connection with any claims brought against such Covered Persons in their capacity as Covered Persons (other than claims brought by GI Delaware with the prior approval of the GI Delaware Board), except in the case of Fraud (as defined below), as determined by a final, non-appealable judgment in a court of competent jurisdiction. Covered Persons will only be entitled to indemnification from GI Delaware for claims brought by such Covered Persons if such claims are brought to enforce their rights to indemnification under the GI Delaware LLC Agreement (such claims, together with claims brought against such Covered Persons (other than claims brought by GI Delaware with the prior approval of the GI Delaware Board), “Covered Claims”). Covered Persons will also be entitled to indemnification with respect to claims brought by or against such Covered Persons that are not Covered Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable judgment. Covered Persons will also be entitled to receive advancement of any expenses incurred in defending any Covered Claims prior to the final disposition of such claim. GI Delaware expects to continue to maintain liability insurance policies similar to those currently maintained by GI Cayman.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Indemnification of Directors and Officers; Insurance.”

Interests of Certain Persons in the Transaction

Pursuant to the Second Amended and Restated Management Agreement between GI Cayman and Fox Paine & Company, LLC (the “Management Agreement”), Fox Paine & Company, LLC performed extensive financial advisory services for GI Cayman in connection with the conceptualization, design, structuring and implementation of the Transaction. In accordance with the Management Agreement, Fox Paine & Company, LLC may propose and negotiate advisory fees for such services with the Company, subject to the provisions of the Company’s related party transaction policies, including approval of the Audit Committee of the Board. Any such advisory fees would be payable following the consummation of the Transaction and would be determined with reference to fees paid by the Company to Fox Paine & Company, LLC in connection with similar services in the past and market practices for the performance of similar services by external financial advisors. Mr. Fox is the founder and Chief Executive of Fox Paine & Company, LLC.

Except for the indemnification arrangements and the potential fees payable pursuant to the Management Agreement described above, no person who has been a director or executive officer of GI Cayman at any time since the beginning of our last fiscal year, or any associate of any such person, has any material or substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of GI Cayman. Each of our directors (other than Ms. Colucci) hold unvested GI Cayman ordinary shares and our executive officers hold equity incentive compensation awards in respect of GI Cayman ordinary shares, but the Transaction will not affect our Directors’ or executive officers’ vesting schedule. No such person is otherwise receiving any extra or special benefit not shared on a pro rata basis by all other holders of GI Cayman ordinary shares.

Regulatory Matters

For the proposed Scheme of Arrangement and the GI Bermuda Transaction Proposal, we will be required to obtain an exemption from the acquisition of control (“Form A”) application and approval requirements from the Pennsylvania Insurance Department, Arizona Department of Insurance and Indiana Department of Insurance, and potentially the Virginia Bureau if required, which are state insurance regulators of U.S. insurance subsidiaries of GI Cayman. If one or more of these state regulators refuse to grant our exemption request, we will be required to make a Form A application or similar filing in such state, and obtain approval of that application, prior to the Effective Time.

For the GI Bermuda Transaction Proposal, we will be required to obtain an approval for the GI Bermuda Transaction from the applicable U.S. state regulatory authority and a confirmation of no objection from the Bermuda Monetary Authority. Additional approvals, non-disapprovals or waivers may be needed from the Virginia Bureau, the Pennsylvania Insurance Department, Arizona Department of Insurance and/or Indiana Department of Insurance in connection with interim steps related to the GI Bermuda Transaction as well as with regard to the contemplated modifications to, or terminations of, certain existing inter-company arrangements.

No Appraisal Rights

Under Cayman Islands law, none of the holders of GI Cayman ordinary shares have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Cancellation and Issuance of Shares

Assuming the Scheme of Arrangement becomes effective, if your GI Cayman ordinary shares are held in book-entry form or by your broker or nominee, your GI Cayman ordinary shares will automatically be cancelled at the Effective Time and cease to exist and, in consideration therefor, an equal number of full paid and non-assessable GI Delaware common shares will be issued to you or your broker or nominee without any action on your part.

GI Delaware common shares issued pursuant to the Scheme of Arrangement will be fully paid and non-assessable.

Equity Incentive Plans

If the Transaction is consummated, GI Delaware will assume the existing obligations of GI Cayman in connection with awards granted under GI Cayman’s equity incentive plans, which include the following plans:

•	Global Indemnity Limited Annual Incentive Program;

•	Global Indemnity Limited Share Incentive Plan; and

•	Global Indemnity Limited 2018 Share Incentive Plan,

(together with any applicable predecessor plans, the “Equity Incentive Plans”).

The Equity Incentive Plans will be amended as necessary to comply with Delaware law and give effect to the Transaction, including to provide (1) that GI Delaware common shares will be issued, held, available or used to measure or satisfy benefits as appropriate under the Equity Incentive Plans, in substitution for GI Cayman ordinary shares; and (2) for the appropriate substitution of GI Delaware for GI Cayman in the Equity Incentive Plans. The Transaction will not impact the terms and conditions of the awards granted under the Equity Incentive Plans after the substitution of GI Delaware for GI Cayman, except that options granted to purchase GI Cayman ordinary shares under the Equity Incentive Plans will temporarily be unexercisable during a period beginning approximately [●] days before and ending approximately [●] days after consummation of the Transaction.

GI Delaware intends to file post-effective amendments to certain effective registration statements of GI Cayman concurrently with the completion of the Transaction in connection with its assumption of the existing obligations of GI Cayman in connection with awards granted under the Equity Incentive Plans.

Effect on Employees

In connection with the consummation of the Transaction, all outstanding employment agreements between GI Cayman and its senior executives are expected to be assumed by GI Delaware. We expect there will be minimal effect on our employees globally as a result of the Transaction.

Outstanding Debt and Effect on Access to Capital and Credit Markets

We do not believe that the Transaction will have any material effect on any subordinated notes that remain outstanding following completion of the Transaction. Following the Transaction, all assets and liabilities of GI Cayman, including our subordinated debt, will be transferred to GI Delaware. GI Delaware will need to execute one or more supplemental indentures in connection with the assumption of our subordinated notes. Our subordinated notes will remain outstanding and GI Delaware or one or more of its subsidiaries will continue to be the issuers and co-obligors of such debt.

In connection with the Transaction, the Company intends to (i) retire approximately $170 million of the Global Indemnity group of companies’ third party debt (including the anticipated redemption prior to December 31, 2020, of the Company’s $100 million of subordinated notes due 2045) and (ii) eliminate approximately $1 billion of inter-company indebtedness.

We do not expect that the Transaction will have any adverse effect on our ability to access the capital markets or bank credit markets.

Effect on Other Obligations

We do not believe that the Transaction will have any material effect on our arrangements with Fox Paine & Company, LLC and its affiliates.

Stock Exchange Listing and Reporting Obligations

GI Cayman A ordinary shares are expected to continue to trade on Nasdaq until the Effective Time.

We intend to make application so that, immediately following the Effective Time, the GI Delaware class A common shares (which have not been issued and for which there is currently no established public trading market) will be listed on Nasdaq under the symbol “GBLI,” the same symbol under which the GI Cayman A ordinary shares are currently listed. We do not currently intend to list the GI Delaware class A common shares on any other stock exchange.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of Sarbanes-Oxley and the corporate governance rules of Nasdaq, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will in the ordinary course make available customary financial information and other reports filed with the SEC, consistent with our established current practices.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of GI Delaware will be reflected at their carrying amounts in the accounts of GI Cayman at the Effective Time.

Effect of the Transaction on Potential Future Status as a “Foreign Private Issuer”

Under SEC rules, companies organized outside of the United States that qualify as “foreign private issuers” remain subject to SEC regulation, but are exempt from certain requirements that apply to U.S. reporting companies. GI Cayman is not a “foreign private issuer,” and because GI Delaware will be incorporated in the United States, it can never qualify as a “foreign private issuer”, regardless of the location of its shareholders, assets or management, and we will not have the ability to avail ourselves of the benefits of being a “foreign private issuer.”

Required Vote

The Scheme of Arrangement Proposal requires approval by the affirmative vote of both (i) a majority in number of those holders of the GI Cayman ordinary shares at the Voting Record Time who are entitled to vote and who are present (either in person via live webcast or represented by proxy) and who vote at the scheme meeting, and representing (ii) at least 75% or more of the nominal value of the GI Cayman ordinary shares voted at the scheme meeting.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the vote required.

Board Recommendation

Our Board has approved the Scheme of Arrangement and unanimously recommends that our shareholders vote “FOR” the Scheme of Arrangement Proposal at the scheme meeting.

Resolution

“THAT the Scheme of Arrangement (a copy of which has been produced to this meeting and for the purposes of identification signed by the chairman hereof) in its original form or with such modifications, additions or conditions as may be approved or imposed by the Cayman Islands Grand Court, and as may be agreed by the Company, be and is hereby approved.”

PROPOSAL NUMBER TWO: THE SCHEME EGM PROPOSAL

In connection with the Scheme of Arrangement, and in addition to the passing of Proposal Number One: The Scheme of Arrangement Proposal at the scheme meeting, the holders of GI Cayman ordinary shares will also be required to pass a resolution to approve the Scheme of Arrangement at the extraordinary general meeting, so that the Scheme of Arrangement is approved by and on behalf of GI Cayman. The information set out above in respect of Proposal Number One: The Scheme of Arrangement Proposal applies equally to Proposal Number Two: The Scheme EGM Proposal.

Required Vote

The Scheme EGM Proposal requires approval by the affirmative vote of not less than two-thirds of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the vote required.

Effect of Proposal

The approval of the Scheme of Arrangement contemplated by the Scheme EGM Proposal is a prerequisite step to the completion of the Scheme of Arrangement. If the Scheme EGM Proposal is not approved, the Scheme of Arrangement cannot be completed.

Board Recommendation

Our Board has approved the Scheme EGM Proposal and unanimously recommends that our shareholders vote “FOR” the Scheme EGM Proposal at the extraordinary general meeting.

Resolution

“THAT the Scheme of Arrangement (a copy of which has been produced to this meeting and for the purposes of identification signed by the chairman hereof) in its original form or with such modifications, additions or conditions as may be approved or imposed by the Cayman Islands Grand Court, and as may be agreed by the Company, be and is hereby approved and that the directors of the Company be and are hereby authorized to take such action as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect.”

PROPOSAL NUMBER THREE: GI BERMUDA TRANSACTION PROPOSAL

General

As part of the GI Bermuda Transaction, the business of GI Bermuda will be assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries via a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise) with Penn-Patriot or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, subject to obtaining the applicable regulatory approvals.

Under our memorandum and articles of association, if we are required or entitled to vote at a meeting of certain of our non-U.S. subsidiaries, our Board must refer the subject matter of the vote to our shareholders and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matter described below concerning our subsidiary, GI Bermuda, to our shareholders for their approval at the extraordinary general meeting. Our Board will cause our corporate representative or proxy to vote our shares in GI Bermuda in the same proportion as the votes received at the extraordinary general meeting from our shareholders on the proposal described below.

Proposal

Holders of GI Cayman ordinary shares are being asked to authorize GI Cayman, as the sole shareholder of GI Bermuda, to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and the approval of the merger agreement that would be entered into in connection therewith.

Reasons for the Transaction

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Reasons for the Transaction.”

Conditions to Completion of The GI Bermuda Transaction

The respective obligations of GI Bermuda and Penn-Patriot (or other member of the Global Indemnity group of companies) to consummate the GI Bermuda Transaction are subject to the satisfaction of certain conditions, including the approval of the relevant business combination agreement by their shareholders and the receipt of required insurance regulatory approvals.

If the GI Bermuda Transaction is structured as a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, the GI Bermuda Transaction will not be consummated unless the following conditions are satisfied or, if allowed by applicable law, waived:

1.

Either the Bermuda Monetary Authority has indicated that it has no objection to the GI Bermuda Transaction or the period of 30 days beginning with the date of service of notice of the aforementioned transaction has elapsed without the Bermuda Monetary Authority having served GI Bermuda with a written notice of objection to such actions;

2.	Penn-Patriot has obtained all necessary approvals required under the laws of the Commonwealth of Virginia (“Virginia”) to engage in the GI Bermuda Transaction;

3.	Virginia remains an appointed jurisdiction as such term is defined by the Companies Act 1981 of Bermuda, as amended, as applicable;

4.	No more than 3 months prior to the effective date of the GI Bermuda Transaction, if required under applicable law, GI Bermuda and Penn-Patriot advertise their intention to effect such transaction;

5.

On or before the effective date of the GI Bermuda Transaction, GI Bermuda files with the Registrar of Companies in Bermuda, a notice of merger which shall contain or have attached thereto all of the required information and attachments; and

6.

Within 30 days after the date of the issue thereof, Penn-Patriot files with the Registrar of Companies in Bermuda a copy of the certificate of merger issued by the appropriate authority in Virginia or, if no such certificate of merger is issued, such other documentary evidence of the merger as shall be issued by such authority.

GI Bermuda will not take the necessary steps to implement the GI Bermuda Transaction unless the above conditions have been satisfied or waived (to the extent permitted by applicable law), as applicable, and, at the relevant time, GI Bermuda considers that it continues to be advisable that the GI Bermuda Transaction should be implemented.

Effective Time of the GI Bermuda Transaction

The GI Bermuda Transaction will become effective upon the date that the business combination is effective pursuant to the laws of the applicable U.S. state or, in the case of a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, the laws of Virginia.

Interests of Certain Persons in the Transaction

Please see “Proposal Number One: The Scheme of Arrangement Proposal— Interests of Certain Persons in the Transaction.”

Regulatory Matters

GI Bermuda is an insurance company registered under the Insurance Act 1978 of Bermuda, as amended, which requires GI Bermuda to serve notice on the Bermuda Monetary Authority that it proposes to engage in the GI Bermuda Transaction. Although GI Bermuda does not expect the Bermuda Monetary Authority to object to the GI Bermuda Transaction, there is no assurance that such no objection will be obtained. If the GI Bermuda Transaction is structured as a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, the GI Bermuda Transaction will require the approval or no objection of the Virginia Bureau. Although Penn-Patriot would not expect the Virginia Bureau to object or not approve the GI Bermuda Transaction in the case of a merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, there can be no assurance that such no objection or approval will be obtained.

Effect on Selected Historical Financials

Please see “Selected Historical Financial and Other Data” and “Unaudited Summary Pro Forma Financial Information.”

Required Vote

In order to approve the GI Bermuda Transaction Proposal, we must obtain the affirmative vote of more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted at the extraordinary general meeting, in person via live webcast or by proxy.

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the vote required.

Effect of Proposal

The approval of the GI Bermuda Transaction Proposal is a prerequisite step to the completion of the GI Bermuda Transaction. If the GI Bermuda Transaction Proposal is not approved, GI Bermuda’s business cannot be assumed by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries.

Board Recommendation

Our Board unanimously recommends that our shareholders vote “FOR” approval of the GI Bermuda Transaction Proposal.

Resolution

“THAT the business combination agreement to be entered into between GI Bermuda and Penn-Patriot or between GI Bermuda and another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries (the “Agreement”), which will result in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, be and is hereby approved, in such form and containing such terms and conditions as any Director or Officer of GI Bermuda may in their absolute discretion determine and approve, and GI Bermuda be and is hereby authorized to execute and deliver the Agreement and perform all obligations, acts and things in connection with the Agreement as may be necessary to complete the transactions contemplated therein.”

PROPOSAL NUMBER FOUR: THE ADJOURNMENT PROPOSAL

Holders of GI Cayman ordinary shares may be asked at the extraordinary general meeting to authorize the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting to a later date or time if necessary or appropriate to solicit additional proxies in favor of the Scheme EGM Proposal and/or the GI Bermuda Transaction Proposal, as applicable and as necessary or appropriate, if there are insufficient votes at the time of the extraordinary general meeting to approve the applicable meeting proposals.

Required Vote

In order to approve the Adjournment Proposal, we must obtain the affirmative vote of GI Cayman’s ordinary shares representing more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting .

Please see “The Shareholder Meetings—Votes of Shareholders Required for Approval” for more information on the vote required.

Effect of Proposal

The power to adjourn the extraordinary general meeting affords the chairman of the extraordinary general meeting the authority to adjourn the meeting to a later date or time if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the necessary meeting proposals at the time of the extraordinary general meeting.

Board Recommendation

Our Board unanimously recommends that our shareholders vote “FOR” approval of the Adjournment Proposal at the extraordinary general meeting, if necessary.

Resolution

“THAT the chairman of the extraordinary general meeting be and is hereby authorized to adjourn such meeting to such date and time as necessary or appropriate.”

MATERIAL TAX CONSIDERATIONS RELATING TO THE TRANSACTION

This section contains a general discussion of certain material tax consequences to holders of GI Cayman ordinary shares of the Scheme of Arrangement and the ownership and disposition of GI Delaware common shares received upon the effectiveness of the Scheme of Arrangement. This discussion is not a substitute for an individual analysis of the tax consequences of the Transaction, post-Transaction ownership and disposition of GI Delaware common shares or post-Transaction operations of GI Delaware. You should consult your own tax advisors regarding the particular U.S. federal, state and local, Cayman Island and other tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

This section summarizes certain U.S. federal income tax consequences of the Scheme of Arrangement to U.S. Holders (as defined below) of GI Cayman ordinary shares and to both U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of GI Delaware common shares received upon the effectiveness of the Scheme of Arrangement. This summary addresses only holders who hold GI Cayman ordinary shares, and who will hold GI Delaware common shares, as capital assets (generally, property held for investment purposes). This summary does not address all potentially relevant U.S. federal income tax matters, and unless otherwise specifically provided, it does not address any state, local, foreign, alternative minimum, unearned income “Medicare” contribution, estate or gift tax consequences to holders.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements and rulings of the IRS, judicial decisions and existing and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein, possibly on a retroactive basis. This summary is for general guidance only and does not address the consequences applicable to certain categories of shareholders subject to special treatment under the Code, including tax exempt organizations, pass through entities, certain financial institutions, insurance companies, qualified retirement plans, individual retirement accounts or other tax deferred accounts, persons that hold GI Cayman ordinary shares, or who will hold GI Delaware common shares, as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position, persons that acquired GI Cayman ordinary shares in connection with the exercise of employee stock options or otherwise as compensation for services, dealers in securities or foreign currencies, traders in securities that elect to use a mark to market method of accounting, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, former citizens or permanent residents of the United States, or persons that own directly, indirectly or constructively 10% or more of our shares by voting power or by value. This discussion also does not address the tax consequences to a shareholder, beneficiary or other owner of a holder of shares who owns shares indirectly through another entity. Shareholders are urged to consult their own tax advisors with regard to the application of the income tax laws of the United States and any other taxing jurisdiction to their particular circumstances.

As used herein, the term “U.S. Holder” means any beneficial owner of GI Cayman ordinary shares who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, and (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury Regulations. The term “Non-U.S. Holder” means any beneficial owner of GI Cayman ordinary shares who, for U.S. federal income tax purposes, is neither a U.S. Holder nor a partnership.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds GI Cayman ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal tax purposes) holding GI Cayman ordinary shares and their partners and other owners are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

U.S. Tax Considerations of the Scheme of Arrangement

The Scheme of Arrangement will be treated as a taxable exchange for U.S. federal income tax purposes. Each holder of GI Cayman ordinary shares generally will recognize gain or loss in the Transaction equal to the difference between (i) the fair market value of the GI Delaware common shares received in the Scheme of Arrangement, and (ii) such holder’s adjusted tax basis in the GI Cayman ordinary shares exchanged in the Scheme of Arrangement. If a U.S. Holder holds different blocks of GI Cayman ordinary shares (generally as a result of having acquired different blocks of shares at different times or at different prices), gain or loss is calculated separately with respect to each block of shares. A shareholder’s initial tax basis in GI Cayman ordinary shares generally will equal the shareholder’s cost of acquiring such shares. Such gain or loss will be long-term capital gain or loss provided that the U.S. Holder’s holding period for such GI Cayman ordinary shares is more than one year at the time of the Scheme of Arrangement. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Each shareholder will have an initial tax basis in its GI Delaware common shares received in the Scheme of Arrangement equal to such share’s fair market value at the time of the Scheme of Arrangement. The holding period for the GI Delaware ordinary shares will begin on the day following the Scheme of Arrangement.

U.S. Tax Considerations of the Ownership and Disposition of GI Delaware Common Shares

Partnership Tax Treatment

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Following the Transaction, GI Delaware is expected to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level U.S. federal income taxes. Instead, as described below, each partner of the partnership will take into account his share of items of income, gain, loss and deduction of the partnership in computing his U.S. federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to the partner is in excess of the partner’s adjusted basis in his partnership interest. The operating subsidiaries of GI Delaware, however, generally will be corporations for U.S. federal income tax purposes (and not flow-throughs) and will be subject to U.S. federal income tax on their earnings.

Under the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the entity are traded on an established securities market or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of the Code and it is not required to register as an investment company under the 1940 Act. Qualifying income generally includes interest (other than from a financial business), dividends, gains from the sale or other disposition of capital assets that generally produces dividends or interest, and certain other types of income generally not expected to be relevant to GI Delaware. We estimate that our investments will earn interest and dividends (including dividends from our U.S. subsidiaries and interest), capital gains, and other types of qualifying income. No assurance can be given as to the types of income that will be earned in any given year.

While we believe that under existing law we will be treated as a publicly traded partnership, we intend to manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. There can be no assurance, however, that we will do so or that the IRS would not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. federal income tax purposes.

While we are organized as a limited liability company and intend to operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will so qualify for any particular year. As described above, our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” discussed above. No assurance can be given that the actual results of our operations for any taxable year will satisfy this qualifying income exception.

The references to “GI Delaware shareholders” in the discussion that follows are to persons who are treated as partners in GI Delaware for U.S. federal income tax purposes.

Tax Considerations for U.S. Holders of the Ownership and Disposition of GI Delaware Common Shares

(a)	Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” GI Delaware will not pay any U.S. federal income tax. Instead, each GI Delaware shareholder will be required to report on his income tax return his share of GI Delaware’s income, gains, losses and deductions for our taxable year ending with or within his taxable year without regard to whether we make cash distributions to him. Consequently, we may allocate income to a GI Delaware shareholder even if he has not received a cash distribution. Our taxable year ends on December 31. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

(b)	Treatment of Distributions

Distributions by us to a GI Delaware shareholder generally will not be taxable to the GI Delaware shareholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his GI Delaware common shares immediately before the distribution. Our cash distributions in excess of a GI Delaware shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the GI Delaware common shares, taxable in accordance with the rules described under “—Disposition of GI Delaware Common Shares.”

(c)	Basis of Common Shares

A GI Delaware shareholder’s tax basis in the GI Delaware common shares will be increased by his share of our income, and by any increases in his share of our liabilities, if any. That basis will be decreased, but not below zero, by distributions from us, by the GI Delaware shareholder’s share of our deductions and losses, and by any decreases in his share of our liabilities, if any. If the recognition of a GI Delaware shareholder’s allocable share of our losses would reduce its adjusted tax basis for its class A common share below zero, the recognition of such losses by such holder would be deferred to subsequent taxable years and will be allowed if and when such holder had sufficient tax basis so that such losses would not reduce such holder’s adjusted tax basis below zero.

(d)	Limitations on Deductibility of Losses

The deduction by a GI Delaware shareholder of his share of our losses will be limited to the tax basis in his GI Delaware common shares and, in the case of an individual GI Delaware shareholder, estate, trust, or corporate GI Delaware shareholder (if more than 50% of the value of the corporate GI Delaware shareholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the GI Delaware shareholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A GI Delaware shareholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a GI Delaware shareholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such GI Delaware shareholder’s tax basis in his GI Delaware common shares. Upon the taxable disposition of a GI Delaware common share, any gain recognized by a GI Delaware shareholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a GI Delaware shareholder will be at risk to the extent of the tax basis of his GI Delaware common shares, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his GI Delaware common shares, if the lender of those borrowed funds owns an interest in us, is related to the GI Delaware shareholder or can look only to the GI Delaware common shares for repayment. A GI Delaware shareholder’s at-risk amount will increase or decrease as the tax basis of the GI Delaware shareholder’s GI Delaware common shares increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a GI Delaware shareholder’s investments in other publicly traded partnerships, or the GI Delaware shareholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a GI Delaware shareholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the basis and at-risk limitations.

Though certain other limitations apply to flow-through operations, we don’t expect these limitations to apply to GI Delaware shareholders because GI Delaware does not intend to operate a trade or business at the partnership level.

(e)	Limitations on Interest Deductions

The deductibility of an individual’s or other non-corporate holder’s “investment interest expense” for U.S. federal income tax purposes is limited to the amount of that holder’s “net investment income”. Investment interest expense would generally include the holder’s allocable share of interest expense incurred by us, if any, and investment interest expense incurred by the holder on any loan incurred to purchase or carry GI Delaware common shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income of a holder that is a U.S. person that is taxable at long-term capital gains rates is excluded from net investment income, unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

(f)	Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any GI Delaware shareholder or any former GI Delaware shareholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the GI Delaware shareholder on whose behalf the payment was made. Because the documentation we receive may not properly reflect the identities of shareholders at any particular time, we may over-withhold or under-withhold with respect to a particular shareholder. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual GI Delaware shareholder in which event the GI Delaware shareholder would be required to file a claim in order to obtain a credit or refund.

(g)	Allocation of Income, Gain, Loss and Deduction

For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of GI Delaware common shares in accordance with their allocable share of GI Delaware’s items of income, gain, loss, deduction and credit. A holder’s allocable share of such items will be determined by the GI Delaware’s limited liability company agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the holder’s interest in us. If the allocations provided by our agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our agreement.

We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to pay liabilities instead of distributing profits. In addition, our investment practices could be subject to special provisions under the Code that, among other things, may affect the timing and character of the gains or losses recognized by us. These provisions may also require us to accrue original issue discount or be treated as having sold securities for their fair market value, both of which may cause us to recognize income without receiving cash with which to make distributions. To the extent that there is a discrepancy between our recognition of income and our receipt of the related cash payment with respect to such income, income likely will be recognized prior to our receipt and distribution of cash. Accordingly, it is possible that the U.S. federal income tax liability of a holder with respect to its allocable share of our earnings in a particular taxable year could exceed the cash distributions to the holder for the year, thus giving rise to an out-of-pocket payment by the holder.

(h)	Recognition of Gain or Loss on the Disposition of a GI Delaware Common Share

Gain or loss will be recognized on a sale of GI Delaware common shares equal to the difference between the amount realized and the GI Delaware shareholder’s tax basis in the GI Delaware common shares sold. A GI Delaware shareholder’s amount realized will be measured by the sum of the cash and the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a GI Delaware shareholder’s share of our nonrecourse liabilities, the gain recognized on the sale of GI Delaware common shares could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a GI Delaware shareholder on the sale or exchange of a GI Delaware common share will generally be taxable as capital gain or loss. A portion of such gain may be treated as ordinary income for U.S. federal income tax purposes to the extent attributable to the holder’s allocable share of unrealized gain or loss in our assets that consist of certain unrealized receivables or inventory (if any). Capital gain recognized by an individual on the sale of GI Delaware common shares held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. A selling GI Delaware shareholder who can identify GI Delaware common shares transferred with an ascertainable holding period may elect to use the actual holding period of the GI Delaware common shares transferred. Thus, according to the ruling discussed above, a GI Delaware shareholder will be unable to select high or low basis GI Delaware common shares to sell as would be the case with corporate stock, but, according to the U.S. Treasury Regulations, he may designate specific GI Delaware common shares sold for purposes of determining the holding period of GI Delaware common shares transferred. A GI Delaware shareholder electing to use the actual holding period of GI Delaware common shares transferred must consistently use that identification method for all subsequent sales or exchanges of GI Delaware common shares. A GI Delaware shareholder considering the purchase of additional GI Delaware common shares or a sale of GI Delaware common shares purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the U.S. Treasury Regulations.

(i)	Allocations Between Transferors and Transferees

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of GI Delaware common shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial shares of GI Delaware’s items. These conventions are designed to more closely align the receipt of cash and the allocation of income between holders of GI Delaware common shares, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. In addition, as a result of such allocation method, you may be allocated income even if you do not receive any distributions.

If our conventions are not allowed by the Regulations (or only apply to transfers of less than all of a holder’s shares) or if the IRS otherwise does not accept our conventions, the IRS may contend that our income or losses must be reallocated among the holders of GI Delaware common shares. If such a contention were sustained, certain holders’ respective tax liabilities would be adjusted to the possible detriment of certain other holders. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period).

(j)	Notification Requirements

A GI Delaware shareholder who sells any of his GI Delaware common shares is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of GI Delaware common shares who purchases GI Delaware common shares from another GI Delaware shareholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Tax Considerations for Non-U.S. Holders of the Ownership and Disposition of GI Delaware Common Shares

Special rules apply to a holder of GI Delaware common shares that is a non-U.S. person. Non-U.S. Holders are subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S persons generally are not subject to U.S. federal income tax on capital gains if (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that our method of operation will not result in a determination that we are engaged in a U.S. trade or business, there can be no assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in our GI Delaware common shares in such year, such holder generally would be (i) subject to withholding by us on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain U.S. source income not effectively connected with such trade or business, and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income (state and local income taxes and filings may also apply in that event). Any amount so withheld would be creditable against such non-U.S. person’s U.S. federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its GI Delaware common shares could be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. person could be subject to U.S. federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, non-U.S. persons are subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, a non-U.S. person who invests directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. If we make investments in USRPHCs, each non-U.S. person will be subject to U.S. tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the filing requirements discussed above.

Although each non-U.S. holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our investors to our subsidiaries for purposes of obtaining reduced rates of withholding on behalf of our investors. Accordingly, to the extent we receive dividends from a U.S. corporation, your allocable share of distributions of such dividends will be subject to U.S. withholding tax at a rate of 30% unless relevant tax status information is provided. If such information is not provided and you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account, which may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat us as a pass-through entity, you may not be eligible to receive a credit or refund of any excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. federal income tax law, including a non-U.S. person (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. federal income tax consequences to them of acquiring, holding and disposing of GI Delaware common shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

Information Returns and Audit Procedures

We intend to furnish to each GI Delaware shareholder, as soon as reasonably practical after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each GI Delaware shareholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, U.S. Treasury Regulations or administrative interpretations of the IRS. We cannot assure GI Delaware shareholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of our GI Delaware common shares.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each GI Delaware shareholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a GI Delaware shareholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. A GI Delaware shareholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a GI Delaware shareholder to substantial penalties.

If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our GI Delaware shareholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our GI Delaware shareholders might be substantially reduced.

Additionally, we are required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We intend to designate Fox Paine & Company, LLC as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the GI Delaware shareholders.

It is the responsibility of each GI Delaware shareholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each GI Delaware shareholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each GI Delaware shareholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH GI CAYMAN ORDINARY SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Cayman Tax Considerations

Certain Cayman Islands Tax Considerations

It is the responsibility of all persons holding GI Cayman ordinary shares to inform themselves as to any tax consequences from their investment, as well as any foreign exchange or other fiscal or legal restrictions, which are relevant to their particular circumstances in connection with the acquisition, holding or disposition of GI Cayman ordinary shares.

There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to us will be received free of all Cayman Islands taxes. We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of twenty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising from us, or to the shareholders thereof, in respect of any such property or income.

Bermuda Tax Considerations

Certain Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by GI Bermuda or by its shareholders in respect of GI Bermuda’s shares. GI Bermuda has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to GI Bermuda or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

DESCRIPTION OF GLOBAL INDEMNITY GROUP, LLC SHARE CAPITAL

The following description of GI Delaware’s share capital is a summary. This summary is subject to the Delaware Limited Liability Company Act (the “DLLCA”) and to the complete text of GI Delaware’s certificate of formation attached as Annex [●] and its limited liability company agreement (which will be adopted by GI Delaware substantially in the form attached as Annex [●] prior to the Effective Time) (collectively, the “GI Delaware LLC Documents”). We encourage you to read the DLLCA and those documents carefully.

There are differences between GI Cayman’s memorandum and articles of association (the “GI Cayman MOA”) and the GI Delaware LLC Documents as they will be in effect immediately following the Transaction, including, among other things:

(1)

eliminating matters that will no longer be required by our governing laws (i.e., certain provisions of the GI Cayman MOA will not be replicated in the GI Delaware LLC Documents, or will be addressed differently, because such provisions were required by Cayman Islands laws but are not required by the DLLCA);

(2)	changes to include matters customarily addressed by the governing documents of publicly traded Delaware limited liability companies but which were not addressed in the GI Cayman MOA; and

(3)	changes to reflect differences in legal practices and procedures between Delaware limited liability companies and Cayman Islands limited companies.

See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects the GI Delaware LLC Documents, substantially as those documents will be in effect upon consummation of the Transaction.

Capital Structure

Authorized Share Capital

The authorized share capital of GI Delaware immediately after the Transaction will be identical to the authorized share capital of GI Cayman, consisting of 600,000,000 class A common shares, 300,000,000 class B common shares and 100,000,000 preferred shares. The GI Delaware LLC Agreement will authorize the Board of Directors of GI Delaware (the “GI Delaware Board”) to:

(1) authorize and issue additional shares of any existing class or series of shares; and

(2)(x) create new classes or series of shares, with such distinctive designations, preferences and other rights (including voting rights), and such qualifications, limitations or restrictions, as set forth in writing creating such new class or series (such writing, a “Share Designation”) and (y) authorize and issue shares of any such newly created class or series.

Issued Share Capital

Immediately after the Transaction, the issued and outstanding share capital of GI Delaware will be identical to the issued and outstanding share capital of GI Cayman as of immediately prior to the effectiveness of the Transaction.

Preemptive Rights, Warrants and Options

The DLLCA does not provide any statutory preemptive rights. Except as may be set forth in any Share Designation, the GI Delaware LLC Documents will not provide shareholders with any preemptive, preferential or similar rights with respect to the issuance of shares of GI Delaware. The DLLCA does not restrict the ability of the Directors of GI Delaware to issue warrants or options relating to the underlying shares of GI Delaware. The GI Delaware LLC Agreement will authorize the GI Delaware Board to issue options, rights, warrants and appreciation rights relating to shares at any time for any purpose to such persons and for such consideration, and on such other terms and conditions, as the GI Delaware Board may determine.

As a Nasdaq-listed company, GI Delaware will be subject to the rules of Nasdaq, like GI Cayman presently is, and such rules require shareholder approval of share issuances in certain circumstances.

Distributions

The GI Delaware LLC Agreement will authorize the GI Delaware Board, subject to the applicable provisions of the DLLCA, to declare and pay distributions of cash or other assets to the shareholders at any time, and from time to time, subject to the terms of any Share Designation. Under the DLLCA, a limited liability company may not make a distribution to its shareholders if, after giving effect to the distribution, the liabilities of the limited liability company (other than liabilities to members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specified property of the limited liability company) would exceed the fair value of its assets (except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds that liability).

Except as may be set forth in any Share Designation, any distributions declared by the GI Delaware Board must be paid to the holders of class A common shares and class B common shares on a pro rata basis. Any additional classes or series of shares created by the GI Delaware Board pursuant to a Share Designation may rank senior, equal or junior to the class A common shares and class B common shares with respect to distributions. The GI Delaware LLC Agreement will authorize GI Delaware to withhold from payments or other distributions to the shareholders, and to pay over to any U.S. federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other applicable tax law.

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions by GI Delaware

The GI Delaware LLC Agreement will authorize the GI Delaware Board to (i) issue shares that are subject to redemption at the option of GI Delaware and/or redeemable at the option of the shareholder and (ii) purchase any class or series of shares from any shareholders, in each case, on such terms and in such manner as the GI Delaware Board determines. Each GI Delaware class B common share will be convertible at any time, at the option of the holder thereof, into such number of fully paid and non-assessable GI Delaware class A common shares at the then-applicable “Conversion Ratio” set forth in the GI Delaware LLC Agreement. The Conversion Ratio initially will be 1:1, and is subject to adjustment for any share dividends or forward or reverse share splits of GI Delaware class A common shares, or any other reclassification or other similar transaction affecting the number or composition of the class A common shares, in each case, where the class B common shares have not been proportionately affected thereby.

If the GI Delaware Board determines that any shareholder’s ownership of shares will result in any non-de minimis adverse tax, legal or regulatory consequence to GI Delaware, any subsidiary of GI Delaware or any other direct or indirect holder of shares in GI Delaware (an “Adverse Consequence Determination”) GI Delaware will have the option, at its sole discretion, to (i) redeem, (ii) repurchase, or (iii) assign to a third party the right to purchase, the minimum number of shares held by such shareholder as is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence. If the applicable shares (i) are traded on a national securities exchange, they will be sold for fair market value as determined by the GI Delaware Board based on such national securities exchange or (ii) not traded on a national securities exchange, they will be sold for fair market value as determined by the GI Delaware Board; subject, in the case of clause (ii), to such shareholder’s right to challenge such valuation and require GI Delaware to retain an independent appraiser to determine the value of such shares.

Share Distributions

The GI Delaware LLC Agreement will authorize the GI Delaware Board to declare and pay to the shareholders distributions in the form of additional shares at any time, subject to the applicable provisions of the DLLCA and any Share Designation.

Consolidation and Division; Subdivision

As set forth above, the “Conversion Ratio” is subject to adjustment for any share dividends or forward or reverse share splits of GI Delaware class A common shares, or any other reclassification or other similar transaction affecting the number or composition of the class A common shares, in each case, where the class B common shares have not been proportionately affected thereby.

Voting Rights

The GI Delaware LLC Agreement will provide that, except (i) with respect to the right of Class B Majority Shareholders to appoint and remove the Designated Directors and (ii) with respect to certain amendments to the GI Delaware LLC Agreement, each as described below, the holders of class A common shares and class B common shares vote together as a single class on all matters on which holders of common shares are entitled to vote. preferred shares (and any additional class of common shares) will have such voting rights (if any) as shall be specifically set forth in the applicable Share Designation.

Approval of any matter by holders of common shares will require the affirmative vote of holders of class A common shares and class B common shares, voting together as a single class, either (A) at a meeting of shareholders at which a quorum is present, by a majority of the votes cast or (B) by action by consent of the shareholders, by a majority of the voting power represented by all outstanding class A common shares and class B common shares, in each case, (A) and (B), with the holders of class A common shares entitled to cast 1 vote for each class A common share held by them and holders of class B common shares entitled to cast 10 votes for each class B common share held by them (such approval, “Common Shareholder Approval”), except (i) to the extent that Nasdaq rules (or other applicable law or stock exchange rules) require approval by a greater percentage of shares and (ii) with respect to certain amendments to the GI Delaware LLC Agreement, as described below. In the case of a tie on any vote of shareholders, the chairman of the meeting will have the right to cast the deciding vote.

On any matter that is to be voted on by the shareholders at a meeting of shareholders, the shareholders may vote in person or by proxy.

Variation of Rights of a Class of Shares

If any proposed amendment to the GI Delaware LLC Agreement would materially and disproportionately affect the rights, powers or privileges of any class of shares, as compared to the effect thereon on other classes of shares, then such amendment will also require the prior approval of a majority of the outstanding shares of such affected class, voting as a separate class.

Information Rights

The GI Delaware LLC Agreement provides that the shareholders’ rights to information are limited to such information as shall be filed by GI Delaware with the SEC or included in any annual report or other communications GI Delaware may send to its shareholders, and no shareholder shall have the right to obtain or access any other information, including any books and records, of GI Delaware (or its subsidiaries).

Voting Rights on Business Combinations and Sale of Substantially all GI Delaware’s Assets

The GI Delaware LLC Agreement will require Common Shareholder Approval (as defined below) for:

•

any merger, consolidation or other business combination of GI Delaware with or into any entity other than a subsidiary of GI Delaware, unless GI Delaware survives such merger or consolidation and the holders of shares continue to hold their shares following such merger, consolidation or other business combination representing the same proportionate ownership in GI Delaware as immediately prior to such merger, consolidation or other business combination; and

•

any sale of all or substantially all of the assets of GI Delaware to any person other than a subsidiary of GI Delaware (and “substantially all of the assets” will mean assets having an a net book value (after taking into account any liabilities to which such assets are subject) equal to or greater than 80% of the total shareholders’ equity of GI Delaware, in each case, as set forth on the latest annual or quarterly consolidated balance sheet of GI Delaware filed with the SEC.

Appraisal Rights

The DLLCA does not provide appraisal rights to members of a limited liability companies unless such rights are explicitly included in its limited liability company agreement.

The GI Delaware LLC Agreement will not provide for any appraisal rights, except to the limited extent provided with respect to the required redemption or repurchase of shares in the event of an Adverse Consequence Determination, as described above under “Repurchases and Redemptions by GI Delaware.” For the avoidance of doubt, the GI Delaware LLC Agreement will expressly provide that shareholders will not be entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion, a sale of all or substantially all of the assets of GI Delaware or GI Delaware’s subsidiaries, or any other similar transaction or event.

Disclosure of Interests in Shares

The DLLCA does not require a shareholder to notify GI Delaware of its ownership of shares or other interests in GI Delaware.

The Securities Exchange Act of 1934 (the “Exchange Act”) requires that any person or group (as defined in the Exchange Act) beneficially owning 5% or more of GI Delaware’s common shares comply with the reporting requirements under Regulation 13D-G of the Exchange Act and disclose such ownership.

Anti-Takeover Provisions

Share Issuances; Transfer Restriction

The GI Delaware Board will have the authority to issue any authorized but unissued shares of any existing class or series of shares and to create additional classes or series of shares pursuant to a Share Designation and authorize and issue shares of any such newly created class or series.

The GI Delaware LLC Agreement will authorize the GI Delaware Board to decline to approve or register any purported transfer of shares:

•	in the event of an Adverse Consequence Determination;

•	unless (x) such share has been registered under the Securities Act or (y) registration of such transfer under the Securities Act is not required; or

•	if the transferee has not been approved by any applicable governmental entities whose approval is required.

The GI Delaware Board will have the authority to request such information as it may reasonably request for the purpose of determining whether any transfer should be permitted. If such information is not provided, the GI Delaware Board may decline to approve or register such transfer. Any transfer or purported transfer of any shares in violation of the GI Delaware LLC Agreement will be of no force or effect and null and void ab initio.

In addition, the GI Delaware LLC Agreement will authorize the GI Delaware Board to suspend the registration of transfers from time to time.

Notwithstanding anything to the contrary above, nothing will prevent the settling of any transaction involving shares entered into through Nasdaq or any other applicable national securities exchange.

Corporate Governance

Annual Shareholder Meetings

The GI Delaware LLC Agreement will provide that an annual meeting of shareholders will be held at such time and place as the GI Delaware Board determines, with such procedures and guidelines, including those regarding remote communication, as may be adopted by the GI Delaware Board in connection with such annual meeting.

Whenever shareholders are entitled to vote on any matter at a shareholders meeting, a written notice of the meeting shall be given to shareholders entitled to vote, stating the place, date and hour of the meeting (any the means, if any, of remote communications to access such meeting), and the purpose or purposes for which the meeting is called. Written notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting.

Special Shareholder Meetings

The GI Delaware LLC Agreement will provide that special meetings of the shareholders may be called by (i) the chairman of the GI Delaware Board, (ii) in the absence of the chairman of the GI Delaware Board, a majority of the directors then serving on the GI Delaware Board, or (iii) holders of at least 66.67% of the voting power of the outstanding class A common shares and class B common shares, with such voting power measured as if the class A common shares and class B common shares were a single class (“Combined Voting Power”), with class A common shares being entitled to 1 vote per share and class B common shares being entitled to 10 votes per share).

Requirements for Shareholder Nominations and Proposals

Directors (other than the Designated Directors) will be nominated by the GI Delaware Board for election at each shareholders meeting. Shareholders also may nominate candidates for election to the GI Delaware Board and bring business before an annual shareholders meeting, subject to the satisfaction of certain advance notice and minimum share ownership and holding period requirements.

In order for any shareholder (other than a Class B Majority Shareholder) to nominate an individual for election as a director at an shareholders annual meeting, such shareholder must (i) deliver written notice to GI Delaware, between 120 and 150 days prior to the anniversary date of the immediately preceding annual meeting, containing detailed information about the individual to be nominated, the shareholder giving notice, and such other information set forth in the GI Delaware LLC Agreement and (ii) have held shares representing at least [1%] of the Combined Voting Power of the outstanding class A common shares and class B common shares for a continuous period of [2] years prior to the date of such notice (and must continue to hold such shares through the date of the shareholders meeting).

No business may be transacted at a shareholders meeting unless it is included in the notice of such meeting. In order for any business to be brought by a shareholder at an annual meeting, such shareholder must (i) deliver written notice to GI Delaware, between 120 and 150 days prior to the anniversary date of the immediately preceding annual meeting, containing a description of the business and reasons therefor, detailed information regarding the shareholder giving notice, and such other information set forth in the GI Delaware LLC Agreement and (ii) have held shares representing at least [1%] of the Combined Voting Power of the outstanding class A common shares and class B common shares for a continuous period of [2] years prior to the date of such notice (and must continue to hold such shares through the date of the shareholders meeting).

Shareholder Action by Written Consent

The GI Delaware LLC Agreement will provide that the shareholders may act by written or electronic consent executed and delivered by shareholders holding at least such number of common shares as constitutes Common Shareholder Approval (as described below).

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The GI Delaware LLC Agreement will provide that the number of directors comprising the GI Delaware Board will be fixed by the GI Delaware Board from time to time (and, if not fixed will be a minimum of 1 and an unlimited maximum number of directors).

Directors (other than Designated Directors (as defined below)) will be elected at each annual meeting of shareholders by Common Shareholder Approval. If, at any time, there shall be a Class B Majority Shareholder, then such Class B Majority Shareholder will have the right to designate and elect, in connection with each annual meeting of shareholders, a number of directors (the “Designated Directors”) to the GI Delaware Board as is proportionate to the aggregate voting power of all shares then held by the Class B Majority Shareholder (as a percentage of the voting power represented by all outstanding shares), rounded up to the nearest whole number of directors.

“Class B Majority Shareholder” means any person or any “group” (as defined in the Exchange Act) that, together with their respective affiliates (and each of their respective successors), beneficially holds (i) a majority of the outstanding class B common shares and (ii) shares representing an aggregate of at least 25% of GI Delaware’s voting power.

The GI Delaware LLC Agreement will provide that, subject to the rights of holders of any shares set forth in a Share Designation, any directors who are not Designated Directors may be removed, with or without cause, only by shareholders, upon Common Shareholder Approval, taken either at a shareholders meeting called for such purpose or by written or electronic consent. Designated Directors may be removed, with or without cause, only by the Class B Majority Shareholder (for so long as there continues to be a Class B Majority Shareholder). The GI Delaware LLC Agreement will provide that vacancies on the GI Delaware Board resulting from the resignation, removal, death or disability of:

•

any director (other than a Designated Director) will be filled only by the GI Delaware Board, based upon the recommendation of the chairman of the GI Delaware Board, upon the affirmative vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director; and

•

any Designated Director will be filled only by the Class B Majority Shareholder (for so long as there shall be a Class B Majority Shareholder, and thereafter, such vacancy will be filled by a majority of the remaining directors as described in the first clause above).

Each director will be elected to serve a one-year term and shall serve until their successor is duly elected or the earliest to occur of their resignation, removal (as described above) or death.

Dissolution; Rights upon Liquidation

Pursuant to the GI Delaware LLC Agreement, GI Delaware may be dissolved only upon the approval of the GI Delaware Board or if it ceases to have any shareholders. Upon any such dissolution, GI Delaware will be wound up and its assets will be distributed (a) to its creditors, including shareholders and directors who are creditors, (b) to the shareholders and former shareholders in satisfaction of liabilities for distributions and (c) to the shareholders, in proportion to the number of shares held by them.

No Share Certificates

The shares of GI Delaware will not be certificated.

Stock Exchange Listing

If the Transaction becomes effective, the Transaction will not affect our stock exchange listing. We intend to file an application for the class A common shares to be listed upon the Effective Time on Nasdaq under the symbol “GBLI,” the same symbol under which the GI Cayman A ordinary shares are currently listed. We anticipate that such listing will be approved by Nasdaq in advance of the Effective Time, subject to official notice of issuance. We do not currently intend to list the GI Delaware class A common shares on any stock exchange other than Nasdaq.

No Sinking Fund

The GI Delaware common shares will have no sinking fund provision.

No Liability for Further Calls or Assessments

All shares issued pursuant to and in accordance with the GI Delaware LLC Agreement will be fully paid and non-assessable limited liability company interests in GI Delaware, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA.

Transfer and Registration of Shares

The officers of GI Delaware will keep or cause to be kept on behalf of GI Delaware a share register. In furtherance of the foregoing, GI Delaware may appoint a bank, trust company or other person to act as registrar and transfer agent. When a person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another person in acquiring or holding shares, as between GI Delaware, on the one hand, and such other person, on the other, such representative person shall be deemed the record holder of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially through a representative person to a person who will also hold such shares beneficially through the same representative person will not be registered in GI Delaware’s official share register, as the representative person will remain the record holder of such shares.

The Company will not recognize a transfer until the transfer is registered on the books of GI Delaware’s transfer agent. The Company may also require, as a condition to the registration of the transfer, the payment of an amount necessary to cover any tax or other governmental charge that may be imposed with respect to such transfer.

By accepting any transfer or issuance of shares (including in connection with a merger or consolidation), each transferee shall, among other things, become the record holder of such shares and be bound by the terms of the GI Delaware LLC Agreement with respect thereto. Until a transferee becomes a shareholder in connection with the previous sentence, such transferee is not entitled to receive distributions or to any other rights to which the transferor was entitled.

The GI Delaware Board may decline to approve or register any share transfer in the event that such transfer would result in an Adverse Consequence Determination.

In addition, the GI Delaware Board will decline to approve or register any share transfer (i) unless (x) such share has been registered under the Securities Act or (y) registration of such transfer under the Securities Act is not required; or (ii) if the transferee has not been approved by any applicable governmental entities whose approval is required.

The Company will have the authority to request from any direct or indirect holder of shares such information as GI Delaware may reasonably request for the purpose of determining whether any transfer should be permitted.

The GI Delaware Board may impose additional restrictions on the transfer of shares if the GI Delaware Board determines such restrictions are necessary or advisable to avoid a significant risk of GI Delaware becoming taxable as a corporation for U.S. federal income tax purposes.

Notwithstanding anything to the contrary above, nothing will prevent the settling of any transaction involving shares entered into through Nasdaq or any other applicable national securities exchange.

Limitation of Liability and Indemnification Matters

The GI Delaware Board (or any committee of the GI Delaware Board), in taking all actions and making all determinations with respect to GI Delaware, shall act in good faith and no other standard or duty shall apply to any action or inaction of the GI Delaware Board.

None of the non-employee directors or shareholders (including the Class B Majority Shareholder), nor any of their respective affiliates, will owe any duties, including fiduciary duties, to GI Delaware or any of its shareholders or directors (or any other person or entity) other than those duties expressly set forth in the GI Delaware LLC Agreement (and subject to the implied contractual covenant of good faith and fair dealing).

The GI Delaware LLC Agreement will provide that any action or determination by the GI Delaware Board shall be conclusively presumed to be made in good faith and in the best interest of GI Delaware and its shareholders if a majority of directors participating in the decision of the GI Delaware Board (or any committee of the GI Delaware Board), respectively, subjectively believe that the decision made, or action taken or not taken is in or is not opposed to the best interests of GI Delaware.

The GI Delaware LLC Agreement will provide that Covered Persons (as defined below) will not be liable to GI Delaware, the shareholders or any other persons who have an interest in GI Delaware, for monetary damages for any breach of duties or otherwise arising out of or relating to GI Delaware, its businesses, assets and liabilities or the GI Delaware LLC Agreement, except in the case of Fraud (as defined below), as determined by a final, non-appealable judgment in a court of competent jurisdiction.

Covered Persons will be entitled, under the GI Delaware LLC Agreement, to indemnification by GI Delaware against all losses (including expenses) incurred by such Covered Persons in connection with any claims brought against such Covered Persons in their capacity as Covered Persons (other than claims brought by GI Delaware with the prior approval of the GI Delaware Board), except in the case of Fraud, as determined by a final, non-appealable judgment in a court of competent jurisdiction. Covered Persons will only be entitled to indemnification from GI Delaware for claims brought by such Covered Persons if such claims are brought to enforce their rights to indemnification under the GI Delaware LLC Agreement (such claims, together with claims brought against such Covered Persons (other than claims brought by GI Delaware with the prior approval of the GI Delaware Board), “Covered Claims”). Covered Persons will also be entitled to indemnification with respect to claims brought by or against such Covered Persons that are not Covered Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable judgment.

“Covered Persons” include (a) current and former directors (including Designated Directors) and executive officers of GI Delaware and (b) each Class B Majority Shareholder and its affiliates and successors.

“Fraud” means, with respect to any person, an intentional misrepresentation of the material facts or intentional omission or concealment of material facts by such person, which shall be made with (i) knowledge or belief that the representation was materially false or omission or concealment was material (i.e., scienter), (ii) intention to induce the other party to act or refrain from acting, and (iii) the other party acted or failed to act in justifiable reliance upon the misrepresentation, omission or concealment, resulting in material damage.

Covered Persons will be entitled, under the GI Delaware LLC Agreement, to advancement of expenses (including attorneys’ fees) in connection with any Covered Claims prior to the resolution of such Covered Claims.

Officers of GI Delaware (other than executive officers) may be indemnified or advanced expenses in connection with claims brought against such officers, only as determined by the GI Delaware Board on a case-by-case basis.

Covered Persons will not be denied indemnification or advancement of expenses because they had an interest in the transaction with respect to which the indemnification or advancement of expenses applies, so long as the indemnification is otherwise provided under the GI Delaware LLC Agreement.

Indemnification and advancement of expenses will be made only out of the assets of GI Delaware, and no shareholder shall be personally liable for any indemnification or advancement payments.

The Company may enter into one or more agreements with any person that provide for indemnification greater than or different than that provided in the GI Delaware LLC Agreement.

The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against and incurred by such Covered Person in any capacity in which such Covered Person is entitled to indemnification under the GI Delaware LLC Agreement, or arising out of such Covered Person’s status as such, whether or not GI Delaware would have the obligation to indemnify such Covered Person against such liability under the GI Delaware LLC Agreement.

Governing Law; Choice of Forum

The GI Delaware LLC Agreement will be governed by and construed in accordance with the laws of Delaware without regard to principles of conflict of laws.

The GI Delaware LLC Agreement will require any and all claims by and among GI Delaware, any shareholder, and any director, officer or employee of GI Delaware, or any of their respective affiliates, arising out of or relating to the GI Delaware LLC Agreement, or any rights or obligations thereunder, GI Delaware’s internal affairs, the ownership, transfer or rights or obligations of or with respect to, any shares, or any action or inaction arising out of or relating to any of the foregoing, to be resolved solely by final and binding arbitration before Judicial Arbitration and Mediation Services, Inc. (“JAMS”), under the JAMS Comprehensive Arbitration Rules and Procedures (the “JAMS Procedures”), unless otherwise resolved by mutual agreement.

The parties to the arbitration will cooperate with each other in good faith to promptly select a single individual to serve as a neutral, mutually-agreed upon arbitrator. If the parties are unable to agree in good faith upon a single individual to serve as arbitrator, then the arbitrator will be selected in accordance with the JAMS Procedures.

Such arbitration will be conducted using the “baseball” method before a single arbitrator selected by mutual agreement of the parties. Under such arbitration, each of the parties to the dispute will submit a proposed resolution of such dispute to the arbitrator who must make a determination by selecting which of the resolutions submitted by the parties is the most fair and reasonable considering the totality of the circumstances and applicable law.

The non-prevailing party (as determined in accordance with the arbitrator’s decision) will be responsible for paying all of the reasonable out-of-pocket fees and expenses (including attorneys’ fees and disbursements) of the other party or parties to such arbitration as well as all costs of the arbitration and fees of the arbitrator.

The decision of the arbitrator will be final and binding and not subject to appeal. The prevailing party will be entitled to seek enforcement of the arbitrator’s decision in any court of competent jurisdiction.

In the event that a court of competent jurisdiction determines in a final, non-appealable judgment that any federal securities law claims brought under the Securities Act and/or the Exchange Act are not permitted to be resolved by the foregoing arbitration mechanism, the United States District Court for the District of Delaware shall be the sole and exclusive forum for any such federal securities claims. For the avoidance of doubt, all claims accompanying any such federal securities claim will continue to be subject to mandatory arbitration.

Amendment of the Certificate of Formation and the Limited Liability Company Agreement

Except (i) to the extent set forth in any Share Designation and (ii) with respect to the right of the GI Delaware Board to create new classes or series of shares and authorize and issue additional shares of any class or series, any amendments to the GI Delaware Certificate of Formation and GI Delaware LLC Agreement must be approved by the GI Delaware Board. Amendments to the GI Delaware LLC Agreement also must be submitted to shareholders for approval by Common Shareholder Approval.

Notwithstanding the above, if any proposed amendment to the GI Delaware LLC Agreement would materially and disproportionately affect the rights, powers or privileges of any class of shares, as compared to the effect thereon on other classes of shares, then such amendment will also require the prior approval of a majority of the outstanding shares of such affected class, voting as a separate class.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND POWERS OF THE BOARD OF DIRECTORS

Your rights as an ordinary shareholder of GI Cayman and the relative powers of GI Cayman’s GI Delaware Board are governed by Cayman law and GI Cayman’s memorandum and articles of association. As a result of the Transaction, you will become a GI Delaware common shareholder, and your rights and the relative powers of GI Delaware’s board of directors will be governed by Delaware law and GI Delaware’s certificate of formation and limited liability company agreement as they will be in effect upon consummation of the Transaction.

A number of the attributes of the GI Delaware common shares and the GI Cayman ordinary units will be similar. However, there are differences between your current rights under Cayman law and GI Cayman’s memorandum and articles of association and what your rights will be under Delaware law and GI Delaware’s certificate of formation and limited liability company agreement as they will be in effect after the Transaction, including:

(1)

changes that are required by Delaware law (i.e., certain provisions of the GI Cayman memorandum and articles of association will not be replicated in the GI Delaware limited liability company agreement, or will be addressed differently, because they reflect the relevant Delaware law and legal practices and procedures or Delaware law requires such provisions to be included in the limited liability company agreement of a Delaware limited liability company);

(2)	changes that provide for matters customarily addressed by the constitutional documents of Delaware companies listed on Nasdaq, but which were not permitted by Cayman law; and

(3)	changes that are permitted by Delaware law which were not permitted by Cayman law.

The following discussion is a summary of certain changes in your rights resulting from the Transaction. This summary does not cover all of the differences between Cayman law and Delaware law affecting companies and their shareholders or all of the differences between GI Cayman’s memorandum and articles of association and GI Delaware’s certificate of formation and limited liability company agreement as they will be in effect upon consummation of the Transaction. This summary is subject to the Cayman Islands Companies Law (2020 Revision), as amended, modified or re-enacted from time to time (the “Cayman Companies Law”), and the DLLCA, and to the complete text of GI Cayman’s memorandum and articles of association and GI Delaware’s proposed new certificate of formation and limited liability company agreement. We encourage you to read those laws and documents carefully.

The form of GI Delaware’s certificate of formation and limited liability company agreement substantially as they will be in effect after the Transaction are attached as Annex [●] and Annex [●], respectively, to this proxy statement. For information as to how you can obtain GI Cayman’s memorandum and articles of association, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of GI Delaware below reflects GI Delaware’s certificate of formation and limited liability company agreement substantially as those documents will be in effect upon consummation of the Transaction.

Provisions	GI Delaware	GI Cayman
Governing Law

The GI Delaware LLC Agreement will be governed by and construed in accordance with Delaware law. The DLLCA generally permits members of a limited liability company (who will continue to be referred to as “shareholders” in the GI Delaware LLC Agreement) to agree in a limited liability company agreement to the governance and economic terms of the limited

GI Cayman is constituted under Cayman Islands law, and as such has the powers and is subject to the limitations given to it by the legal system to which it owes its existence. Cayman Islands law determines matters relevant to the composition and powers of GI Cayman and to the various matters set out in GI’s Cayman’s articles of association.

Provisions	GI Delaware	GI Cayman
liability company with only a limited number of exceptions.

Cayman Islands law permits the shareholders of a company incorporated in Cayman to provide in the company’s memorandum and articles of association for certain terms of governance and agreement as to participation in the company’s assets, though Cayman Islands law may be more prescriptive than Delaware law as regards the delineation of the rights and responsibilities of shareholders and directors and in relation to certain procedural matters.

Capital Structure

Authorized Share Capital

The authorized share capital of GI Delaware immediately after the Transaction will be identical to the authorized share capital of GI Cayman, consisting of 600,000,000 class A common shares, 300,000,000 class B common shares and 100,000,000 preferred shares. The GI Delaware LLC Agreement will authorize the GI Delaware Board to:

•   authorize and issue additional shares of any existing class or series of shares; and

•   (x) create new classes or series of shares, with such distinctive designations, preferences and other rights (including voting rights), and such qualifications, limitations or restrictions, as set forth in writing creating such new class or series (such writing, a “Share Designation”) and (y) authorize and issue shares of any such newly created class or series.

All shares issued pursuant to and in accordance with the GI Delaware LLC Agreement will be fully paid and non-assessable limited liability company interests in GI Delaware, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA.

The authorized share capital of GI Cayman is $100,000 consisting of 600,000,000 A ordinary shares and 300,000,000 B ordinary shares of $0.0001 each, and 100,000,000 preferred shares of $0.0001 each, (the “preferred shares”).

Except as otherwise specified below, references to voting by shareholders of GI Cayman contained in this “Comparison of Rights of Shareholders and Powers of the Board of Directors” are references to voting by holders of shares entitled to attend and vote generally at general meetings of the shareholders of GI Cayman. The only shares of GI Cayman issued and outstanding are the GI Cayman ordinary shares.

GI Cayman has the authority, pursuant to its articles of association, to increase its authorized but unissued share capital by ordinary resolution by creating additional GI Cayman shares of any class or series. An “ordinary resolution” of GI Cayman in the context of a general meeting, requires a simple majority of the votes cast by such shareholders as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy at a quorate general meeting of GI Cayman.

Provisions	GI Delaware	GI Cayman

As a matter of Cayman law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the articles of association of the company. There is no time limit to this authority.

GI Cayman’s articles of association authorize its Board, without shareholder approval, to determine the terms of the preferred shares issued by GI Cayman. The GI Cayman Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares and their preferred or deferred or other special rights and privileges or limitations, conditions and restrictions, whether in regard to dividends, voting, return of capital, conversion, redemption or otherwise.

GI Cayman’s articles of association do permit the issuance of fractional GI Cayman shares and the register of members of GI Cayman will reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of GI Cayman any shareholder would become entitled to fractions of a share, the Board may, on behalf of those shareholders, sell the shares representing the fractions and distribute the proceeds of sale among those shareholders.

Issued Share Capital

Immediately after the Transaction, the issued and outstanding share capital of GI Delaware will be identical to the issued and outstanding share capital of GI Cayman as of immediately prior to the effectiveness of the Transaction.

As of [●], 2020, the last trading day before the date of this proxy statement, GI Cayman’s issued and outstanding share capital comprises [●] GI Cayman A ordinary shares and [●] GI Cayman B ordinary shares.

Provisions	GI Delaware	GI Cayman
Reduction of Share Capital

The GI Delaware LLC Agreement will require an amendment to approve the reduction of the authorized shares of any class or series. See “Amendment of Governing Documents” for the approvals required to effect any amendment to the GI Delaware LLC Agreement.

GI Cayman may, by special resolution and subject to confirmation by the Cayman Court, reduce its issued share capital in any way including by extinguishing any liability in respect of unpaid share capital, cancelling paid-up share capital (including any capital redemption reserve) or paying off paid-up share capital. A special resolution in the context of a general meeting, requires a majority of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy at a quorate general meeting of GI Cayman.

Preemptive Rights, Warrants and Options

The DLLCA does not provide any statutory preemptive rights.

Except as may be set forth in any Share Designation, the GI Delaware LLC Documents will not provide shareholders with any preemptive, preferential or similar rights with respect to the issuance of shares of GI Delaware.

The DLLCA does not restrict the ability of the Directors of GI Delaware to issue warrants or options relating to the underlying shares of GI Delaware.

The GI Delaware LLC Agreement will authorize the GI Delaware Board to issue options, rights, warrants and appreciation rights relating to shares at any time for any purpose to such persons and for such consideration, and on such other terms and conditions, as the GI Delaware Board may determine.

As a Nasdaq-listed company, GI Delaware will be subject to the rules of Nasdaq, like GI Cayman presently is, and such rules require shareholder approval of share issuances in certain circumstances.

Under Cayman law, no statutory pre-emption rights apply.

Subject to the qualification that the directors may not issue or allot shares in excess of the authorized share capital, Cayman law does not restrict the ability of the Directors of GI Cayman to issue warrants or options in circumstances where they consider in good faith that the interests of the company are served thereby.

The articles of association of GI Cayman provide that the Board of GI Cayman is authorized to grant, upon such terms as the Board deems advisable, options to purchase (or commitments to issue at a future date) GI Cayman shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. No statutory pre-emption rights will apply to the issuance of warrants and options issued by GI Cayman.

GI Cayman is subject to the rules of the Nasdaq requiring shareholder approval of certain share issuances.

Provisions	GI Delaware	GI Cayman
The Cayman Islands Takeover Code does not apply to GI Cayman because the company is not admitted to listing in the Cayman Islands. Please see “Risk Factors.”

Dividends and Distributions

The GI Delaware LLC Agreement will authorize the GI Delaware Board, subject to the applicable provisions of the DLLCA, to declare and pay distributions of cash or other assets to the shareholders at any time, and from time to time, subject to the terms of any Share Designation.

Under the DLLCA, a limited liability company may not make a distribution to its shareholders if, after giving effect to the distribution, the liabilities of the limited liability company (other than liabilities to members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specified property of the limited liability company) would exceed the fair value of its assets (except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds that liability).

Except as may be set forth in any Share Designation, any distributions declared by the GI Delaware Board must be paid to the holders of class A common shares and class B common shares on a pro rata basis. Any additional classes or series of shares created by the GI Delaware Board pursuant to a Share Designation may rank senior, equal or junior to the class A common shares and class B common shares with respect to distributions. The GI Delaware LLC Agreement will authorize GI Delaware to withhold from payments or other distributions to the shareholders, and to pay over to any U.S.

Under Cayman Islands law, dividends and distributions may only be made from distributable reserves or from amounts standing to the credit of the company’s share premium account. Distributable reserves, broadly, means the accumulated realized profits of GI Cayman less accumulated realized losses of GI Cayman on a standalone basis, together with any reserve established by the revaluation of the company’s assets and (subject to certain considerations as to solvency) any amounts standing to the credit of the company’s share premium account. The share premium account is an account maintained in the books and records of GI Cayman that records the excess of the consideration paid (or deemed to have been paid) upon the initial issuance of any share over the par value of that share. Distributions may not be made from the share premium account unless, immediately thereafter, the Company is able to meet its obligations in the ordinary course as they fall due.

The determination as to whether or not GI Cayman has sufficient distributable reserves (including in respect of share premium) to fund a dividend is a determination to be made by the Board of GI Cayman by reference to the legal, financial and accounting information available to it. As a matter of Cayman law, GI Cayman is required to maintain accounts that give a “true and fair view” of the state of GI Cayman’s affairs and to explain its transactions. Cayman law does not require GI Cayman to file annual accounts in the Cayman Islands.

GI Cayman’s articles of association provide that dividends may be declared

Provisions	GI Delaware	GI Cayman
federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other applicable tax law.

by the company in a general meeting, but no dividends shall exceed the amount recommended by the Directors. However, the articles of association authorize the Board of GI Cayman to declare such interim dividends as appear justified from the profits of GI Cayman without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. The Board of GI Cayman may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to GI Cayman in respect of shares of the company.

The Board of GI Cayman is also authorized to issue shares in the future with preferred rights to participate in dividends declared by GI Cayman. The holders of such preference shares may, depending on their terms, rank senior to the holders of the ordinary shares of GI Cayman with respect to dividends.

Share Repurchases, Redemptions and Conversions

The GI Delaware LLC Agreement will authorize the GI Delaware Board to (i) issue shares that are subject to redemption at the option of GI Delaware and/or redeemable at the option of the shareholder and (ii) purchase any class or series of shares from any shareholders, in each case, on such terms and in such manner as the GI Delaware Board determines. Each GI Delaware class B common share will be convertible at any time, at the option of the holder thereof, into such number of fully paid and non-assessable GI Delaware class A common shares at the then-applicable “Conversion Ratio” set forth in the GI Delaware LLC Agreement. The Conversion Ratio initially will be 1:1, and is subject to adjustment for any share dividends or forward or reverse share splits of GI Delaware class A common shares, or any other reclassification or other similar

Under Cayman law, a company can issue redeemable shares and redeem or repurchase them out of distributable reserves (which are described above under “—Dividends and Distributions”), including share premium, or the proceeds of a new issue of shares made for that purpose. No shareholder approval will be required to redeem redeemable GI Cayman shares.

Each GI Cayman B ordinary share shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and non-assessable GI Cayman A ordinary shares at the then-applicable Conversion Ratio. The ratio at which A ordinary shares shall be issuable upon conversion of the B ordinary shares shall initially be 1:1, and is subject to adjustment for any subdivision or concentration of GI Cayman A ordinary shares, or any capital reorganization,

Provisions	GI Delaware	GI Cayman

transaction affecting the number or composition of the class A common shares, in each case, where the class B common shares have not been proportionately affected thereby.

If the GI Delaware Board determines that any shareholder’s ownership of shares will result in any Adverse Consequence Determination, GI Delaware will have the option, at its sole discretion, to (i) redeem, (ii) repurchase, or (iii) assign to a third party the right to purchase, the minimum number of shares held by such shareholder as is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence. If the applicable shares (i) are traded on a national securities exchange, they will be sold for fair market value as determined by the GI Delaware Board based on such national securities exchange or (ii) not traded on a national securities exchange, they will be sold for fair market value as determined by the GI Delaware Board; subject, in the case of clause (ii), to such shareholder’s right to challenge such valuation and require GI Delaware to retain an independent appraiser to determine the value of such shares.

re-designation, conversion, reclassification or otherwise affecting the number or composition of the GI Cayman A ordinary shares, in each case where the GI Cayman B ordinary shares have not been proportionately affected thereby.

The Board of GI Cayman has the authority to issue other preference or other classes or series of shares that may be redeemed at the option of either GI Cayman or the holder, depending on the terms of such shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on preference shares.

Repurchased and redeemed GI Cayman shares may be cancelled or held as treasury shares. Subject to the requirement that there be one share issued and outstanding that is not a treasury share, there is no restriction on the number of treasury shares that the company may hold. While GI Cayman holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares and no dividend or other payment can be paid to GI Cayman in respect of those shares. Treasury shares may be cancelled by GI Cayman or re-issued subject to certain conditions.

Purchases by Subsidiaries of GI Cayman

Under Cayman law, it is permissible for a subsidiary to purchase GI Cayman shares either on-market or off-market without restriction. Any such shares will not be regarded as treasury shares.

Share Distributions

The GI Delaware LLC Agreement will authorize the GI Delaware Board to declare and pay to the shareholders distributions in the form of additional shares at any time, subject to the applicable provisions of the DLLCA and any Share Designation.

Under GI Cayman’s articles of association, subject to the Board’s authority to issue and allot shares, the Board may resolve to capitalize any amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available

Provisions	GI Delaware	GI Cayman

for distribution or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Shareholder Approval of Business Combinations

The GI Delaware LLC Agreement will require Common Shareholder Approval for:

•   any merger, consolidation or other business combination of GI Delaware with or into any entity other than a subsidiary of GI Delaware, unless GI Delaware survives such merger or consolidation and the holders of shares continue to hold their shares following such merger, consolidation or other business combination representing the same proportionate ownership in GI Delaware as immediately prior to such merger, consolidation or other business combination; and

•   any sale of all or substantially all of the assets of GI Delaware to any person other than a subsidiary of GI Delaware (and “substantially all of the assets” will mean assets having an a net book value (after taking into account any liabilities to which such assets are subject) equal to or greater than 80% of the total shareholders’ equity of GI Delaware, in each case, as set forth on the latest annual or quarterly consolidated balance sheet of GI Delaware filed with the SEC.

There are a number of mechanisms for acquiring a Cayman Islands exempted company, including:

•   a court-approved scheme of arrangement under the Cayman Companies Law. A scheme of arrangement with one or more classes of shareholders requires a court order from the Cayman Court and the approval of: (1) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, (2) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are effectively excluded from the tally of a vote on the scheme because such shares will be considered to belong to a separate class for the purposes of approving the scheme;

•   through a tender offer by a third party. Where the holders of 90% or more in value of a class of GI Cayman’s shares (excluding any shares already beneficially owned

Provisions	GI Delaware	GI Cayman

by the offeror) have within four months of the making of an offer accepted an offer for their shares in GI Cayman, the remaining shareholders in that class may be statutorily required to also transfer their shares by notice given at any time within two months of the expiry of the four month period, unless, within one month, the non-tendering shareholders can obtain a Cayman court order otherwise providing. If the offeror has acquired acceptances of 90% of all GI Cayman’s shares but does not exercise its “squeeze out” right, then the non-accepting shareholders have no statutory right to require the offeror to acquire their shares on the same terms as the original offer; and

•   by way of a merger with another company (wherever incorporated, provided that such merger is not prohibited by the laws of the jurisdiction of incorporation of that company) pursuant to the Cayman Companies Law. A merger under Cayman law requires the consent of two-thirds (2/3rds) of the votes cast by such shareholders as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy at a quorate general meeting of GI Cayman.

Under Cayman law, Board approval, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of the assets of GI Cayman.

Disclosure of Interests in Shares	The DLLCA does not require a shareholder to notify GI Delaware of its ownership of shares or other interests in GI Delaware.	The Cayman Companies Law does not require a shareholder separately to notify the company of its interest in GI Cayman.

Provisions	GI Delaware	GI Cayman

The Exchange Act requires that any person or group (as defined in the Exchange Act) beneficially owning 5% or more of GI Delaware’s common shares comply with the reporting requirements under Regulation 13D-G of the Exchange Act and disclose such ownership.

Subject to compliance with applicable anti-money laundering legislation, Cayman law does not permit the Board of GI Cayman to require that any shareholder give further information in respect of its past or present interests in GI Cayman shares.

Persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of GI Cayman’s ordinary shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

Appraisal Rights

The DLLCA does not provide appraisal rights to members of a limited liability companies unless such rights are explicitly included in its limited liability company agreement.

The GI Delaware LLC Agreement will not provide for any appraisal rights, except to the limited extent provided with respect to the required redemption or repurchase of shares in the event of an Adverse Consequence Determination, as described above under “Repurchases and Redemptions by GI Delaware.” For the avoidance of doubt, the GI Delaware LLC Agreement will expressly provide that shareholders will not be entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion, a sale of all or substantially all of the assets of GI Delaware or GI Delaware’s subsidiaries, or any other similar transaction or event.

Generally, under Cayman law, shareholders of a Cayman Islands exempted company do not have statutory appraisal rights; provided that in the event of a statutory merger under the Cayman Companies Law a shareholder shall be entitled to receive the fair value of his shares upon dissenting from such merger. This right is generally only available in circumstances where the consideration under the terms of the merger is payable in cash.

A dissenting shareholder in a successful tender offer for a Cayman Islands exempted company may, by application to the Cayman Court, object to that company using the compulsory squeeze out provisions of the Cayman Companies Law.

Anti-Takeover Measures;

Share Issuances; Transfer Restriction

The GI Delaware Board will have the authority to issue any authorized but unissued shares of any existing class or series of shares and to create additional classes or series of shares pursuant to a Share Designation and authorize and issue shares of any such newly created class or series.

Cayman law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. Whilst there is no directly relevant case law on the validity of such plans under Cayman law, the decisions in comparable circumstances of the courts of England

Provisions	GI Delaware	GI Cayman

The GI Delaware LLC Agreement will authorize the GI Delaware Board to decline to approve or register any purported transfer of shares:

•   in the event of an Adverse Consequence Determination;

•   unless (x) such share has been registered under the Securities Act or (y) registration of such transfer under the Securities Act is not required; or

•   if the transferee has not been approved by any applicable governmental entities whose approval is required.

The GI Delaware Board will have the authority to request such information as it may reasonably request for the purpose of determining whether any transfer should be permitted. If such information is not provided, the GI Delaware Board may decline to approve or register such transfer. Any transfer or purported transfer of any shares in violation of the GI Delaware LLC Agreement will be of no force or effect and null and void ab initio.

In addition, the GI Delaware LLC Agreement will authorize the GI Delaware Board to suspend the registration of transfers from time to time.

Notwithstanding anything to the contrary above, nothing will prevent the settling of any transaction involving shares entered into through Nasdaq or any other applicable national securities exchange.

and Wales in particular are of persuasive authority in the Cayman Islands. The Board of GI Cayman has the power to issue any authorized and unissued GI Cayman shares on such terms and conditions as it may determine to be in the best interest of GI Cayman. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of the GI Cayman ordinary shares might believe to be in their best interest or in which holders of GI Cayman ordinary shares might receive a premium for their shares over the then-market price of the shares.

The articles of association of GI Cayman provide that the Board of GI Cayman may decline to register a transfer of shares if it appears to the Board that the effect of such transfer would be to increase the number of the GI Cayman Controlled Shares (as defined in the articles of association of GI Cayman) of any person to 9.5% or more of any class of voting shares of the total issued shares or of the voting power of the company.

Cayman Takeover Code and Substantial Acquisition Rules

Because it is not listed on the Cayman Islands Stock Exchange, the Cayman Takeover Code and associated substantial acquisition rules do not apply to GI Cayman.

As a matter of general corporate law, the directors of a Cayman exempted company are required to act in good faith in what they reasonably consider to be in the best interests of the company. Any exercise by the Board of the authority conferred upon it by the GI Cayman articles of association will be subject to this fiduciary standard.

Provisions	GI Delaware	GI Cayman
Voting of Subsidiaries’ Shares

The GI Delaware LLC Agreement will grant the GI Delaware Board the full power and authority to undertake any action in connection with GI Delaware’s interest or participation in any of its subsidiaries.

In addition, the GI Delaware LLC Agreement will provide that the shareholders authorize the GI Delaware Board to approve any “conflict of interest” transactions between one or more directors or their affiliates, on the one hand, and any subsidiary of GI Delaware, on the other hand, in the same manner that any “conflict of interest” transaction involving GI Delaware may be approved pursuant to the GI Delaware LLC Agreement. See “Conflicts of Interests” below.

GI Cayman’s articles of association provide that, if GI Cayman is required or entitled to vote at a general meeting of any direct subsidiary of GI Cayman that is organized under the laws of a jurisdiction outside the United States of America, the directors will refer the subject matter of the vote to the shareholders of GI Cayman at a general meeting (subject to certain exceptions) and seek authority from the shareholders for GI Cayman to vote in favor of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes. The Board shall cause GI Cayman’s corporate representative or proxy to vote GI Cayman’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of GI Cayman, with votes for or against the directing resolution being taken, respectively, as an instruction for GI Cayman to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a United States indirect subsidiary of GI Cayman that is required to be voted on by a Non-U.S. Regarded Subsidiary of the company as the shareholder of such United States subsidiary, and shall apply to a vote of GI Cayman as shareholder of a disregarded subsidiary that directly or indirectly owns non-U.S. subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-U.S. subsidiaries treated

Provisions	GI Delaware	GI Cayman

corporations. Notwithstanding, the board of directors in their sole and absolute discretion will require that the bylaws or articles of association, or similar organizational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or subsequently organized, will contain provisions substantially similar to the one in GI Cayman’s articles of association. GI Cayman will enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement the provision.

Election of Directors

The GI Delaware LLC Agreement will provide that the number of directors comprising the GI Delaware Board will be fixed by the GI Delaware Board from time to time (and, if not fixed will be a minimum of 1 and an unlimited maximum number of directors.

Directors (other than Designated Directors (as defined below) will be elected at each annual meeting of shareholders by Common Shareholder Approval. If, at any time, there shall be a Class B Majority Shareholder, then such Class B Majority Shareholder will have the right to designate and elect, in connection with each annual meeting of shareholders, a number of Designated Directors to the GI Delaware Board as is proportionate to the aggregate voting power of all shares then held by the Class B Majority Shareholder (as a percentage of the voting power represented by all outstanding shares), rounded up to the nearest whole number of directors.

GI Cayman’s articles of association provide that the minimum number of directors to be appointed to the Board shall be one and the maximum number shall be unlimited, unless otherwise determined by the Board in its discretion.

Subject to any maximum prescribed by the GI Cayman articles of association, GI Cayman may, by ordinary resolution, appoint any person to be a director, either to fill a casual vacancy or as an additional director. A director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such director shall vacate office at the conclusion thereof.

At every annual general meeting of GI Cayman, all of the directors shall retire from office unless re-elected by ordinary resolution at the annual general meeting. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

Every director nominated for re-election by the Board shall be eligible to stand for re-election at an annual general meeting.

Subject to any maximum prescribed by the GI Cayman articles of association, if at any annual general meeting of the Company, the number of directors is

Provisions	GI Delaware	GI Cayman

reduced below the minimum prescribed by the articles of association due to the failure of any directors to be re-elected, then in those circumstances, the two directors or nominees who receive the highest number of votes in favor of election shall be elected and shall remain directors until such time as additional directors have been appointed to replace them as directors.

GI Cayman may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in the GI Cayman articles of association or in any agreement between GI Cayman and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and GI Cayman.

For so long as Fox Paine (as defined in the GI Cayman articles of association) (and any of their successors) beneficially hold in aggregate, shares of GI Cayman representing 25% or more of the voting power of the then issued shares, the FPC Shareholders (as defined in the GI Cayman articles of association) have the right, under GI Cayman’s articles of association, to appoint a number of directors equal to the pro rata percentage of its voting shares. The FPC Shareholders may in turn remove any such appointed director by delivery of a written notice to GI Cayman at its registered office.

Vacancies on Directors by the Board

The GI Delaware LLC Agreement will provide that vacancies on the GI Delaware Board resulting from the resignation, removal, death or disability of:

•   any director (other than a Designated Director) will be filled only by the GI Delaware Board, based upon the

Under GI Cayman’s articles of association, subject to any maximum prescribed by the GI Cayman articles of association, the Directors may appoint a person who is willing to act to be a director, either to fill a casual vacancy or as an additional director.

The Board of GI Cayman may fill a vacancy by an affirmative vote of a

Provisions	GI Delaware	GI Cayman

recommendation of the chairman of the GI Delaware Board, upon the affirmative vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director; and

•   any Designated Director will be filled only by the Class B Majority Shareholder (for so long as there shall be a Class B Majority Shareholder, and thereafter, such vacancy will be filled by a majority of the remaining directors as described in the first clause above).

Each director will be elected to serve a one-year term and shall serve until their successor is duly elected or the earliest to occur of their resignation, removal (as described above) or death.

majority of the directors constituting a quorum. Under GI Cayman’s articles of association, if the Board fills a vacancy, the director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such director shall vacate office at the conclusion thereof.

Removal of Directors

The GI Delaware LLC Agreement will provide that, subject to the rights of holders of any shares set forth in a Share Designation, any directors who are not Designated Directors may be removed, with or without cause, only by shareholders, upon Common Shareholder Approval, taken either at a shareholders meeting called for such purpose or by written or electronic consent. Designated Directors may be removed, with or without cause, only by the Class B Majority Shareholder (for so long as there continues to be a Class B Majority Shareholder).

The Cayman Companies Law does not provide shareholders with additional authority to appoint or remove directors, which authority will be limited as prescribed by GI Cayman’s articles of association.

Board and Committee Composition; Management

The GI Delaware LLC Agreement will provide that the GI Delaware Board may form committees from time to time and, to the extent provided in the GI Delaware Board resolution establishing such committee, any such committee may exercise all of the powers and

The articles of association of GI Cayman allocate authority over the management of GI Cayman to the Board of GI Cayman. The Board may then delegate management of GI Cayman to committees of the Board or such other persons as it thinks fit. Regardless of any

Provisions	GI Delaware	GI Cayman

authority of the GI Delaware Board in the management of the business and affairs of GI Delaware. Initially, the GI Delaware Board will have the same committees as GI Cayman, and the GI Delaware Board will also establish a Conflicts Committee, as described in greater detail below.

A Class B Majority Shareholder will also be entitled to designate a number of members of each committee of the GI Delaware Board as is proportionate to the voting power of all outstanding shares then held by such Class B Majority Shareholder, rounded up to the nearest whole number of directors.

delegation, the Board of GI Cayman will remain responsible, as a matter of Cayman law, for the proper management of the affairs of GI Cayman. The GI Cayman Board may create new committees or change the responsibilities of existing committees from time to time.

Duties of the Board of Directors

The business and affairs of GI Delaware will be managed by a GI Delaware Board, which will have full power and authority to do, and to direct the officers of GI Delaware to do, all things necessary or appropriate to conduct the business of GI Delaware, subject to such matters that, pursuant to the GI Delaware LLC Agreement, require approval of shareholders (or any class of shareholders).

The GI Delaware Board (or any committee of the GI Delaware Board), in taking all actions and making all determinations with respect to GI Delaware, shall act in good faith and no other standard or duty shall apply to any action or inaction of the GI Delaware Board.

None of the non-employee directors or shareholders (including the Class B Majority Shareholder), nor any of their respective affiliates, will owe any duties, including fiduciary duties, to GI Delaware or any of its shareholders or directors (or any other person or entity) other than those duties expressly set forth in the GI Delaware LLC Agreement (and subject to the implied

The directors of GI Cayman have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of GI Cayman (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and may be expected to have a more intimate understanding of the company’s day to day activities that would non-executive directors).

At common law, a director has a fiduciary duty to act in good faith in what the director considers to be the interests of the company, and of exercising due care and skill. In addition, directors are subject to statutory duties and duties under the GI Cayman articles of association to ensure the maintenance of proper books of account, maintaining certain registers and making certain filings as well as disclosure of personal interests.

Particular duties also apply to directors of insolvent companies (for example, the directors may be held to have breached his fiduciary duties where he is found to have conducted the business of GI

Provisions	GI Delaware	GI Cayman

contractual covenant of good faith and fair dealing).

Any action or determination by the GI Delaware Board shall be conclusively presumed to be made in good faith and in the best interest of GI Delaware and its shareholders if a majority of directors participating in the decision of the GI Delaware Board (or any committee of the GI Delaware Board), respectively, subjectively believe that the decision made, or action taken or not taken is in or is not opposed to the best interests of GI Delaware.

Cayman while insolvent, without due regard to the interests of creditors).

Indemnification of Directors and Officers; Insurance

Covered Persons will be entitled, under the GI Delaware LLC Agreement, to indemnification by GI Delaware against all losses (including expenses) incurred by such Covered Persons in connection with any claims brought against such Covered Persons in their capacity as Covered Persons (other than claims brought by GI Delaware with the prior approval of the GI Delaware Board), except in the case of Fraud, as determined by a final, non-appealable judgment in a court of competent jurisdiction. Covered Persons will only be entitled to indemnification from GI Delaware for claims brought by such Covered Persons if such claims are brought to enforce their rights to indemnification under the GI Delaware LLC Agreement (such claims, together with claims brought against such Covered Persons (other than claims brought by GI Delaware with the prior approval of the GI Delaware Board), “Covered Claims”). Covered Persons will also be entitled to indemnification with respect to claims brought by or against such Covered Persons that are not Covered Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable judgment.

To the fullest extent permitted by Cayman law, except in respect of wilful default or fraud, GI Cayman’s articles of association confer an indemnity on its directors, officers, employees and agents. The Cayman Companies Law does not restrict the authority of a Cayman exempted company to indemnify its directors, officers, employees or agents.

GI Cayman’s articles of association also contain expense advancement provisions for indemnified persons.

GI Cayman is permitted under its articles of association and the Cayman Companies Law to take out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

GI Cayman is permitted under its articles of association to enter into one or more agreements with any person that provide for indemnification greater or different than that provided in the articles of association.

Provisions	GI Delaware	GI Cayman

Covered Persons will be entitled, under the GI Delaware LLC Agreement, to advancement of expenses (including attorneys’ fees) in connection with any Covered Claims prior to the resolution of such Covered Claims.

Officers of GI Delaware (other than executive officers) may be indemnified or advanced expenses in connection with claims brought against such officers, only as determined by the GI Delaware Board on a case-by-case basis.

Covered Persons will not be denied indemnification or advancement of expenses because they had an interest in the transaction with respect to which the indemnification or advancement of expenses applies, so long as the indemnification is otherwise provided under the GI Delaware LLC Agreement.

Indemnification and advancement of expenses will be made only out of the assets of GI Delaware, and no shareholder shall be personally liable for any indemnification or advancement payments.

The Company may enter into one or more agreements with any person that provide for indemnification greater than or different than that provided in the GI Delaware LLC Agreement.

The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against and incurred by such Covered Person in any capacity in which such Covered Person is entitled to indemnification under the GI Delaware LLC Agreement, or arising out of such Covered Person’s status as such, whether or not GI Delaware would have the obligation to indemnify such Covered Person against such liability under the GI Delaware LLC Agreement.

Provisions	GI Delaware	GI Cayman
Limitation on Director Liability

The GI Delaware LLC Agreement will provide that Covered Persons will not be liable to GI Delaware, the shareholders or any other persons who have an interest in GI Delaware, for monetary damages for any breach of duties or otherwise arising out of or relating to GI Delaware, its businesses, assets and liabilities or the GI Delaware LLC Agreement, except in the case of Fraud (as defined below), as determined by a final, non-appealable judgment in a court of competent jurisdiction.

Cayman law does not specifically restrict a company from exempting its directors or officers from liability for negligence or a breach of duty or a breach of trust.

Conflicts of Interest

The GI Delaware LLC Agreement will provide that shareholders and non-employee directors may have business interests and engage in business activities in direct competition with GI Delaware.

The Company will renounce any interest in, or right to be offered, any business opportunity which may be available to a shareholder or non-employee director, and the doctrine of “corporate opportunity” will not apply to the shareholders or non-employee directors.

A director may vote in respect of any matter where such director is an interested director, and such director’s vote shall be counted in respect thereof.

Any resolution or course of action approved by the GI Delaware Board (or a committee thereof) in respect of any transaction to be entered into after the effective date of the GI Delaware LLC Agreement in which a director or shareholder has an interest shall be permitted and deemed approved by all shareholders, and shall not constitute a breach of the GI Delaware LLC Agreement or any other duty, so long as the resolution or course of action in respect of such conflict of interest is

As a matter of Cayman law, a director is under a general fiduciary duty to avoid conflicts of interest. The GI Cayman articles of association provide that:

(1)   a director may be a director of or otherwise interested in a company relating to GI Cayman and will not be accountable to GI Cayman for any remuneration or other benefits received as a result, unless GI Cayman otherwise directs;

(2)   a director or a director’s firm may act for GI Cayman in a professional capacity other than as auditor; and

(3)   a director may hold an office or place of profit in GI Cayman and will not be disqualified from contracting with GI Cayman. If a director has a personal interest in an actual or proposed contract with GI Cayman, the director must declare the nature of his or her interest at a meeting of the Board of GI Cayman, and GI Cayman is required to maintain a register of such declared interests that must be available for inspection by the shareholders.

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approved by “Special Approval,” consisting of any of the following, following disclosure of all material facts relating to the nature of such interest:

(A) Approval by a majority of the members of a GI Delaware Board committee (the “Conflicts Committee”) composed solely of directors who have not, and who do not have a family member who has, for the 3 years immediately preceding such Special Approval, been employed by or accepted any compensation from the director or shareholder (or their affiliates) who is a party to such transaction in excess of $120,000, in each case, during any period of 12 consecutive months within such 3 year period, other than:

(1) compensation for board or board committee service;

(2) compensation paid to a Family Member who is an employee (other than an executive officer) of such director or shareholder (or their affiliates); or

(3) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(B) Approval by a majority of the disinterested shareholders;

(C) Such transaction is on terms no less favorable to GI Delaware than those generally provided to or available from unrelated third parties; or

(D) Such transaction is fair and reasonable to GI Delaware taking into account the totality of the relationships between the parties involved.

Directors and their affiliates may also (i) borrow from GI Delaware,

Such a director may vote on any resolution of the Board in respect of such a contract, and such a contract will not be voidable solely as a result.

Subject to the discharge by them of the duties described above, the articles of association of GI Cayman permit the directors to despatch the business of the business of the company and otherwise to regulate their proceedings as they shall think fit. In common with standards of best practice for companies admitted to listing on Nasdaq, the board of directors of GI Cayman has adopted charters and rules of conduct in respect of the committees established by it (including the audit committee and corporate governance committee) to ensure that matters that may give rise to any potential conflicts of interest are appropriately managed, independently considered and properly resolved, in each case in order to ensure that any such transaction is concluded on terms that are fair to the company taking into account the totality of the relationship between the parties involved and what is considered in good faith to be in the best interests of the company.

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(ii) provide services to GI Delaware for a fee or other compensation and (iii) transfer property to, or purchase property from, GI Delaware, in each case, so long as any such transaction entered into after the effective date of the GI Delaware LLC Agreement satisfies one of (A) – (D) above.

If Special Approval is obtained, then the GI Delaware Board (and any affiliate that is party to such transaction) shall be presumed to have acted in good faith and in the best interest of GI Delaware and its shareholders, and any plaintiff challenging such transaction will have the burden of overcoming such presumption and proving that the GI Delaware Board acted in bad faith and did not subjectively believe that the decision made or action taken or not taken was in the best interests of GI Delaware.

Any action or determination by the GI Delaware Board shall be conclusively presumed to be made in good faith and in the best interest of GI Delaware and its shareholders if a majority of directors participating in the decision of the GI Delaware Board (or such committee), respectively, subjectively believe that the decision made, or action taken or not taken is in or is not opposed to the best interests of GI Delaware.

Shareholders’ Suits; Dispute Resolution

Under the DLLCA, shareholders may bring an action in the right of GI Delaware to recover a judgment in GI Delaware’s favor if the GI Delaware Board has refused to bring the action or an effort to cause the GI Delaware Board to bring such action is not likely to succeed.

A shareholder may also be permitted to bring a claim against GI Delaware in such shareholder’s personal capacity where such shareholder has suffered

Under Cayman law, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of GI Cayman. Generally speaking, it is possible for minority shareholders to sue on behalf of the company where some reason can be shown that, unless they are permitted to do so, the interests of justice will be defeated.

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harm independent of any injury to GI Delaware.

The GI Delaware LLC Agreement does not permit shareholders to seek an order for GI Delaware to be judicially dissolved.

The GI Delaware LLC Agreement will require any and all claims by and among GI Delaware, any shareholder, and any director, officer or employee of GI Delaware, or any of their respective affiliates, arising out of or relating to the GI Delaware LLC Agreement, or any rights or obligations thereunder, GI Delaware’s internal affairs, the ownership, transfer or rights or obligations of or with respect to, any shares, or any action or inaction arising out of or relating to any of the foregoing, to be resolved solely by final and binding arbitration before JAMS, under the JAMS Procedures, unless otherwise resolved by mutual agreement.

The parties to the arbitration will cooperate with each other in good faith to promptly select a single individual to serve as a neutral, mutually-agreed upon arbitrator. If the parties are unable to agree in good faith upon a single individual to serve as arbitrator, then the arbitrator will be selected in accordance with the JAMS Procedures.

Such arbitration will be conducted using the “baseball” method before a single arbitrator selected by mutual agreement of the parties. Under such arbitration, each of the parties to the dispute will submit a proposed resolution of such dispute to the arbitrator who must make a determination by selecting which of the resolutions submitted by the parties is the most fair and reasonable considering the totality of the circumstances and applicable law.

The non-prevailing party (as determined in accordance with the arbitrator’s

A shareholder may also be permitted to bring proceedings against GI Cayman in his or her own name where the shareholder’s rights as such have been infringed or where the affairs of GI Cayman are being conducted, or the powers of the Board of GI Cayman are being exercised, in a manner that is contrary to the GI Cayman articles of association.

A shareholder may petition the Cayman Court to wind up the affairs of the company on the basis that it is just and equitable to do so. Upon the hearing of such a petition, the court may make any order that it considers fit in all of the circumstances including providing for the purchase or transfer of the shares of any shareholder.

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decision) will be responsible for paying all of the reasonable out-of-pocket fees and expenses (including attorneys’ fees and disbursements) of the other party or parties to such arbitration as well as all costs of the arbitration and fees of the arbitrator.

The decision of the arbitrator will be final and binding and not subject to appeal. The prevailing party will be entitled to seek enforcement of the arbitrator’s decision in any court of competent jurisdiction.

In the event that a court of competent jurisdiction determines in a final, non-appealable judgment that any federal securities law claims brought under the Securities Act and/or the Exchange Act are not permitted to be resolved by the foregoing arbitration mechanism, the United States District Court for the District of Delaware shall be the sole and exclusive forum for any such federal securities claims. For the avoidance of doubt, all claims accompanying any such federal securities claim will continue to be subject to mandatory arbitration.

Shareholder Consent to Action without Meeting

The GI Delaware LLC Agreement will provide that the shareholders may act by written or electronic consent executed and delivered by shareholders holding at least such number of common shares as constitutes Common Shareholder Approval.

GI Cayman’s articles of association provide that anything which may be done by resolution of GI Cayman at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders who would be entitled to attend the relevant meeting and vote on the relevant resolution.

Annual Meetings of Shareholders	The GI Delaware LLC Agreement will provide that an annual meeting of shareholders will be held at such time and place as the GI Delaware Board determines, with such procedures and	Generally Cayman law does not prescribe that GI Cayman hold an annual general meeting. However the GI Cayman articles of association require that an annual general meeting be held at

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guidelines, including those regarding remote communication, as may be adopted by the GI Delaware Board in connection with such annual meeting.

Whenever shareholders are entitled to vote on any matter at a shareholders meeting, a written notice of the meeting shall be given to shareholders entitled to vote, stating the place, date and hour of the meeting (any the means, if any, of remote communications to access such meeting), and the purpose or purposes for which the meeting is called. Written notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting.

intervals of no more than 15 months. Any annual general meeting may be held in or outside the Cayman Islands. Notice of a general meeting must be given to all shareholders. GI Cayman’s articles of association provide a minimum notice period of 21 Clear Days for an annual general meeting, being that period excluding the day when the notice is given or deemed to be given and the day on which it is to take effect.

Cayman law does not prescribe the matters that are to be transacted at an annual general meeting. However, it is the usual practice of GI Cayman for the annual general meeting to involve the presentation of the annual profit and loss account, balance sheet and reports of the directors and auditors, the appointment or reappointment of auditors, the review by the shareholders of GI Cayman’s affairs, the fixing of the auditor’s remuneration (or delegation of same) and the declaration of any dividend.

The GI Cayman articles of association provide that, at each annual general meeting, all directors shall retire from office, unless re-elected by ordinary resolution at the annual general meeting.

Extraordinary Meetings of Shareholders

The GI Delaware LLC Agreement will provide that special meetings of the shareholders may be called by (i) the chairman of the GI Delaware Board, (ii) in the absence of the chairman of the GI Delaware Board, a majority of the directors then serving on the GI Delaware Board, or (iii) holders of at least 66.67% of the Combined Voting Power, with class A common shares being entitled to 1 vote per share and class B common shares being entitled to 10 votes per share).

The GI Cayman articles of association provide that extraordinary general meetings of GI Cayman may be convened (1) by the Board of GI Cayman, (2) on requisition in writing of shareholders holding at least 10% of the paid up voting share capital of the company. Under Cayman law, general meetings may not be convened by court order.

In accordance with the GI Cayman articles of association, upon receipt of the requisition notice specifying the objects of the meeting and signed by the requisitionists, the Board of GI Cayman has 21 days to convene the extraordinary

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general meeting of GI Cayman’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within 90 days of receipt of the requisition notice.

Record Dates for Shareholder Meetings

The GI Delaware LLC Agreement will provide that the GI Delaware Board may determine the record date, which must be between 10 and 60 days before the date of the applicable shareholder meeting. If no record date is fixed by the GI Delaware Board, the record date will be the close of business on the day next preceding the day on which notice was given (or if notice was waived, the close of business on the day next preceding the day the meeting is held).

GI Cayman’s articles of association provide that the Board of GI Cayman may set the record date for purposes of determining which shareholders are entitled to notice of or to vote at a general meeting. If no record date is fixed by the Board of GI Cayman, the record date will be the tenth day following the date on which the notice of the meeting is mailed.

Director Nominations; Proposals of Shareholders

Directors (other than the Designated Directors) will be nominated by the GI Delaware Board for election at each shareholders meeting. Shareholders also may nominate candidates for election to the GI Delaware Board and bring business before an annual shareholders meeting, subject to the satisfaction of certain advance notice and minimum share ownership and holding period requirements.

In order for any shareholder (other than a Class B Majority Shareholder) to nominate an individual for election as a director at an shareholders annual meeting, such shareholder must (i) deliver written notice to GI Delaware, between 120 and 150 days prior to the anniversary date of the immediately preceding annual meeting, containing detailed information about the individual to be nominated, the shareholder giving notice, and such other information set forth in the GI Delaware LLC Agreement and (ii) have held shares representing at least [1%] of the

Under Cayman law, there is no general right for a shareholder to include items on the agenda of any general meeting other than as set out in the articles of association of a company.

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Combined Voting Power of the outstanding class A common shares and class B common shares for a continuous period of [2] years prior to the date of such notice (and must continue to hold such shares through the date of the shareholders meeting).

No business may be transacted at a shareholders meeting unless it is included in the notice of such meeting. In order for any business to be brought by a shareholder at an annual meeting, such shareholder must (i) deliver written notice to GI Delaware, between 120 and 150 days prior to the anniversary date of the immediately preceding annual meeting, containing a description of the business and reasons therefor, detailed information regarding the shareholder giving notice, and such other information set forth in the GI Delaware LLC Agreement and (ii) have held shares representing at least [1%] of the Combined Voting Power of the outstanding class A common shares and class B common shares for a continuous period of [2] years prior to the date of such notice (and must continue to hold such shares through the date of the shareholders meeting).

Adjournment of Shareholder Meetings

The GI Delaware LLC Agreement will provide that any shareholders meeting may be adjourned by the chairman of the meeting, to be reconvened at the same or some other place, and notice is not required to be given of such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, GI Delaware may only transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice must be given in accordance with the GI Delaware LLC Agreement to

GI Cayman’s articles provide that the chairman of the meeting may (i) with the consent (and shall upon the direction) of the shareholders, adjourn a meeting where a quorum is present; and (ii) without the consent of the meeting, adjourn a meeting in certain circumstances as set out in the articles of association of the company. No business may be transacted at any adjourned meeting other than business that might have been transacted at the meeting originally called. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

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each shareholder entitled to notice of and to vote at the adjourned meeting.

Voting

The GI Delaware LLC Agreement will provide that, except (i) with respect to the right of Class B Majority Shareholders to appoint and remove the Designated Directors and (ii) with respect to certain amendments to the GI Delaware LLC Agreement, each as described below, the holders of class A common shares and class B common shares vote together as a single class on all matters on which holders of common shares are entitled to vote. Preferred shares (and any additional class of common shares) will have such voting rights (if any) as shall be specifically set forth in the applicable Share Designation.

Approval of any matter by holders of common shares will require Common Shareholder Approval, except (i) to the extent that Nasdaq rules (or other applicable law or stock exchange rules) require approval by a greater percentage of shares and (ii) with respect to certain amendments to the GI Delaware LLC Agreement, as described below. In the case of a tie on any vote of shareholders, the chairman of the meeting will have the right to cast the deciding vote.

On any matter that is to be voted on by the shareholders at a meeting of shareholders, the shareholders may vote in person or by proxy.

At a general meeting, GI Cayman’s articles of association provide that votes will be taken on a poll and every shareholder shall have one vote for each Class A ordinary share and ten votes for each Class B ordinary that he or she holds as of the record date for the meeting. Holders of GI Cayman ordinary shares vote on all matters submitted to a vote of shareholders, except that if, and for so long as, the votes conferred by the GI Cayman Controlled Shares of any 9.5% U.S. Shareholder (as defined in GI Cayman’s articles of association) constitute 9.5% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the GI Cayman Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 9.5%, pursuant to a formula set forth in GI Cayman’s articles of association.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in GI Cayman’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with GI Cayman’s articles of association. The articles of association of GI Cayman provide that the Board may permit the appointment of proxies by the shareholders to be notified to GI Cayman electronically.

In accordance with the articles of association of GI Cayman, the Board of GI Cayman may from time to time cause GI Cayman to issue preference or other classes or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes

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per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares do not entitle their holders to vote at general meetings of shareholders. Shares held by its subsidiaries in GI Cayman are not precluded by Cayman law from voting at general meetings of the company.

Except where a greater majority is required by Cayman law or GI Cayman’s articles of association, any question proposed for consideration at any quorate general meeting of GI Cayman or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy at such meeting.

Cayman law requires “special resolutions” of the shareholders to approve certain matters.

In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Supermajority Voting

The GI Delaware LLC Agreement will require supermajority approval of the shareholders to call a special meeting, as described above. All other matters requiring shareholder approval must be approved by Common Shareholder Approval.

At least a majority of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy at a duly convened quorate general meeting of GI Cayman is required to approve a special resolution.

Examples of matters requiring special resolutions include:

•   Amending the objects of GI Cayman set forth in its memorandum of association;

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•   Amending the articles of association of GI Cayman;

•   Approving a change of name of GI Cayman;

•   Reduction of issued share capital;

•   Resolving in favor of a shareholders’ voluntary winding-up; and

•   Mergers under the Cayman Islands Companies Law.

Variation of any special rights attached to any class or series of issued shares of GI Cayman (including GI Cayman ordinary shares) must, in accordance with the articles of association of GI Cayman, be approved by (1) the consent of the holders of not less than 75% the shares of the class or series affected, passed by the affirmative vote of the holders of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of 75% the shareholders of that class or series. In the case of a meeting to vary the rights of any class or series of shares, the GI Cayman articles of association provide that the necessary quorum is the presence, in person or by proxy, of at least one shareholder representing at least one-third of the voting power of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).

Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by the GI Cayman Controlled Shares of any person constitute 9.5% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights

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with respect to the GI Cayman Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 9.5%, pursuant to a formula set forth in GI Cayman’s articles of association.

Amendment of Governing Documents

Except (i) to the extent set forth in any Share Designation and (ii) with respect to the right of the GI Delaware Board to create new classes or series of shares and authorize and issue additional shares of any class or series, any amendments to the GI Delaware Certificate of Formation and GI Delaware LLC Agreement must be approved by the GI Delaware Board. Amendments to the GI Delaware LLC Agreement also must be submitted to shareholders for approval by Common Shareholder Approval.

Under Cayman law, GI Cayman may alter its memorandum and articles of association by passing of a special resolution of its shareholders to effect such amendment.

Variation of Rights Attaching to a Class or Series of Shares

Notwithstanding the above, if any proposed amendment to the GI Delaware LLC Agreement would materially and disproportionately affect the rights, powers or privileges of any class of shares, as compared to the effect thereon on other classes of shares, then such amendment will also require the prior approval of a majority of the outstanding shares of such affected class, voting as a separate class.

Under the articles of association of GI Cayman, the presence, in person or by proxy, of at least one or more shareholders constituting the holders of at least a majority of the voting power of the issued shares of GI Cayman that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

In the case of a meeting to vary the rights of any class or series of shares, discussed above under “—Variation of Rights Attaching to a Class or Series of Shares,” the GI Cayman articles of association law provide that the necessary quorum is the presence, in person or by proxy, of at least one shareholder representing at least one-third of the voting power of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).

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Information Rights

The GI Delaware LLC Agreement provides that the shareholders’ rights to information are limited to such information as shall be filed by GI Delaware with the SEC or included in any annual report or other communications GI Delaware may send to its shareholders, and no shareholder shall have the right to obtain or access any other information, including any books and records, of GI Delaware (or its subsidiaries).

Cayman law does not confer upon shareholders specific rights to inspect the books and records of GI Cayman. Pursuant to the provisions of the Cayman Companies Law, a shareholder may apply to the Cayman Court to appoint one or more competent inspectors to examine the affairs of the company and to report therein in such manner as the court may direct.

Sinking Fund	The GI Delaware common shares will have no sinking fund provision.

The GI Cayman articles of association permit the establishment of a sinking fund to provide for the purchase or redemption of certain preferred shares in the company’s capital. No such preferred shares have been issued or are outstanding.

Liability for Further Calls or Assessments

All shares issued pursuant to and in accordance with the GI Delaware LLC Agreement will be fully paid and non-assessable limited liability company interests in GI Delaware, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA.

GI Cayman was formed pursuant to Section 8(1) of the Cayman Companies Law on the principle that the liability of its shareholders are limited to the amount unpaid on their shares. All shares issued pursuant to and in accordance with the GI Cayman memorandum and articles of association are fully paid and non-assessable shares in the capital of GI Cayman.

Transfer and Registration of Shares

The officers of GI Delaware will keep or cause to be kept on behalf of GI Delaware a share register. In furtherance of the foregoing, GI Delaware may appoint a bank, trust company or other person to act as registrar and transfer agent. When a person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another person in acquiring or holding shares, as between GI Delaware, on the

GI Cayman’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in GI Cayman. A shareholder of GI Cayman who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person

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one hand, and such other person, on the other, such representative person shall be deemed the record holder of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially through a representative person to a person who will also hold such shares beneficially through the same representative person will not be registered in GI Delaware’s official share register, as the representative person will remain the record holder of such shares.

The Company will not recognize a transfer until the transfer is registered on the books of GI Delaware’s transfer agent. The Company may also require, as a condition to the registration of the transfer, the payment of an amount necessary to cover any tax or other governmental charge that may be imposed with respect to such transfer.

By accepting any transfer or issuance of shares (including in connection with a merger or consolidation), each transferee shall, among other things, become the record holder of such shares and be bound by the terms of the GI Delaware LLC Agreement with respect thereto. Until a transferee becomes a shareholder in connection with the previous sentence, such transferee is not entitled to receive distributions or to any other rights to which the transferor was entitled.

The GI Delaware Board may decline to approve or register any share transfer in the event that such transfer would result in an Adverse Consequence Determination.

In addition, the GI Delaware Board will decline to approve or register any share transfer (i) unless (x) such share has been registered under the Securities Act or (y) registration of such transfer under the Securities Act is not required; or (ii) if the transferee has not been approved by any applicable who will also hold such shares beneficially through the same depository or other nominee will not be registered in GI Cayman’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer will be required under Cayman law in order to register on GI Cayman’s official share register any transfer of shares (1) from a person who holds such shares directly to any other person or (2) from a person who holds such shares beneficially to another person who also will hold such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also will be required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). No Cayman Islands stamp duty will be payable in respect of any transfer of shares in GI Cayman.

GI Cayman’s articles of association grant the Board of GI Cayman general discretion to decline to register an instrument of transfer in certain circumstances specified in the GI Cayman articles of association. The directors shall have the authority to request from any direct or indirect holder of Shares, and such holder shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted in accordance with the provisions of the GI Cayman articles of association and/or the rules of the Nasdaq.

Among other things, the Board may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. Further, the articles of association of GI Cayman provide that

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governmental entities whose approval is required.

The Company will have the authority to request from any direct or indirect holder of shares such information as GI Delaware may reasonably request for the purpose of determining whether any transfer should be permitted.

The GI Delaware Board may impose additional restrictions on the transfer of shares if the GI Delaware Board determines such restrictions are necessary or advisable to avoid a significant risk of GI Delaware becoming taxable as a corporation for U.S. federal income tax purposes.

Notwithstanding anything to the contrary above, nothing will prevent the settling of any transaction involving shares entered into through Nasdaq or any other applicable national securities exchange.

the Board of GI Cayman must decline to register a transfer of shares if it appears to the Board that the effect of such transfer would mean that a U.S. Person owned Controlled Shares constituting 9.5% or more of the value of the company or the voting shares of the company.

Dissolution; Rights upon Liquidation

Pursuant to the GI Delaware LLC Agreement, GI Delaware may be dissolved only upon the approval of the GI Delaware Board or if it ceases to have any shareholders. Upon any such dissolution, GI Delaware will be wound up and its assets will be distributed (a) to its creditors, including shareholders and directors who are creditors, (b) to the shareholders and former shareholders in satisfaction of liabilities for distributions and (c) to the shareholders, in proportion to the number of shares held by them.

The rights of the shareholders to a return of GI Cayman’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in GI Cayman’s articles of association or the terms of any shares issued by the Board of GI Cayman from time to time. The holders of preference shares, if any, in particular, may have the right to priority over ordinary or other shareholders in a winding up or dissolution of GI Cayman. If the articles of association and terms of issue of the shares of the company contain no specific provisions in respect of a winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the capital at the commencement of the winding up paid-up, or credited as paid up, on the shares held. GI Cayman’s articles provide that the ordinary shareholders of GI Cayman are entitled to participate in a winding up, and the

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method by which the property will be divided shall be determined by the liquidator, subject to an ordinary resolution by the shareholders, but such rights by ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Enforcement of Civil Judgments Rendered by Foreign Courts

Pursuant to the Delaware Uniform Foreign-Country Money Judgments Recognition Act (Chapter 48, Title 10 of the Delaware Code) (the “UFCMJRA”), where a “foreign country judgment” (as defined in the UFCMJRA) grants or denies recover of a sum of money that, under the law of the foreign country where such judgment rendered, is final, conclusive and enforceable, a Delaware court will recognize such judgment except in in certain limited instances as set forth in the UFCMJRA and under common law.

A judgment for the payment of money rendered by a court in the U.S. based on civil liability is not automatically enforceable in the Cayman Islands. There is no treaty between the Cayman Islands, or the United Kingdom (of which the Cayman Islands is an Overseas Territory) and the United States providing for the reciprocal enforcement of foreign judgments.

A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) is recognised and enforced in the Cayman Court without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Cayman Court where the judgment:

•   is final and conclusive;

•   is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

•   is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and

•   was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

THE SHAREHOLDER MEETINGS

We are furnishing this proxy statement to the holders of GI Cayman ordinary shares in connection with the solicitation of proxies by GI Cayman’s Board for use at the scheme meeting to consider the Scheme of Arrangement Proposal and the other matters that may come before that meeting, and at the extraordinary general meeting to consider the Scheme EGM Proposal, the GI Bermuda Transaction Proposal and the other matters that may come before that meeting, as described below, and at any adjournments of either such shareholder meetings.

General

The scheme meeting will be conducted in accordance with the directions of the Cayman Court pursuant to an Order granted on [●], 2020. The extraordinary general meeting will be conducted in accordance with the articles of association of GI Cayman.

Time, Place, Date and Purpose of the Meetings

The shareholder meetings are scheduled to be held on [●], 2020 via live webcast.

Scheme meeting

The scheme meeting is scheduled to commence at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020. At that scheme meeting, GI Cayman’s Board intends to ask the holders of GI Cayman ordinary shares, voting as a single class, to vote on:

•	Proposal Number One—the Scheme of Arrangement Proposal.

Extraordinary General Meeting

The extraordinary general meeting is scheduled to commence at [●] [a.m./p.m.], Cayman Islands Time, on [●], 2020 (or as soon thereafter as the scheme meeting concludes or is adjourned). At the extraordinary general meeting, GI Cayman’s Board intends to ask the holders of GI Cayman ordinary shares to vote on:

•	Proposal Number Two—the Scheme EGM Proposal.

•	Proposal Number Three—the GI Bermuda Transaction Proposal.

Also, at the extraordinary general meeting, GI Cayman’s Board may ask the holders of GI Cayman ordinary shares to approve the Adjournment Proposal, if necessary.

GI Cayman’s Board has approved and unanimously recommends that you vote “FOR” each of the meeting proposals set forth in this proxy statement.

If any other matters properly come before the shareholder meetings or any adjournments of either of such shareholder meetings, the persons named in the proxy card will have the authority to vote the shares represented by all properly executed proxies in their discretion. The Board currently does not know of any matters to be raised at the shareholder meetings other than the meeting proposals contained in this proxy statement.

Voting Record Time; Voting Rights

GI Cayman has set the close of business, Cayman Islands Time, on [●], 2020 as the Voting Record Time for the scheme meeting and for the extraordinary general meeting.

Only registered holders of GI Cayman ordinary shares are entitled to notice of shareholder meetings. Only registered holders of GI Cayman ordinary shares on the Register as of the Voting Record Time are entitled to vote at the shareholder meetings or any adjournments of such meetings. You will not be the registered holder of shares that you hold “beneficially” only. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the registered holder of such shares. Please see “—How You Can Vote—Shareholders Owning Shares Through Brokers or Nominees” below for more information.

As of the Voting Record Time, there were [●] GI Cayman A ordinary shares and [●] GI Cayman B ordinary shares issued and outstanding, and we had [●] shareholders of record. At the scheme meeting, each GI Cayman ordinary share entitles its holder to one vote on each proposal. At the extraordinary general meeting, each GI Cayman A ordinary share entitles its holder to one vote and each GI Cayman B ordinary share entitles its holder to ten votes.

Under Cayman Islands law, none of the holders of GI Cayman ordinary shares have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Quorum

At the scheme meeting to approve the Scheme of Arrangement Proposal, at least two shareholders must be present, in person via live webcast or by proxy, to satisfy quorum requirements. At the extraordinary general meeting to approve the other meeting proposals, at least one or more shareholders holding at least a majority of the paid up voting share capital of GI Cayman present in person via live webcast or by proxy and entitled to vote shall satisfy quorum requirements. For purposes of determining a quorum, abstentions and broker “non-votes” present in person via live webcast or by proxy are counted as represented. If a quorum is not present then the meeting shall be adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour of the time appointed for the meeting the shareholder(s) present and entitled to vote shall form a quorum.

Votes of Shareholders Required for Approval

Scheme of Arrangement Proposal. Assuming the presence of a quorum at the scheme meeting, the Scheme of Arrangement Proposal requires approval by the both (i) a majority in number of those holders of the GI Cayman ordinary shares at the Voting Record Time who are entitled to vote and who are present (either in person via live webcast or represented by proxy) and who vote at the scheme meeting, and representing (ii) at least 75% or more of the nominal value of the GI Cayman ordinary shares voted.

For the purposes of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal at the scheme meeting, each registered shareholder of GI Cayman ordinary shares on the Register at the Voting Record Time, voting in person via live webcast or by proxy, will be counted as a single shareholder, regardless of the number of GI Cayman ordinary shares voted by that shareholder. Accordingly, GI Cayman shareholders should note that appointing more than one proxy will not result in that GI Cayman shareholder being counted more than once for the purposes of determining that the Scheme of Arrangement has been approved by a majority in number of GI Cayman shareholders present and voting at the scheme meeting. However, if a GI Cayman shareholder votes (or directs a proxy to vote) in favor of the Scheme of Arrangement in respect of part of his holding of GI Cayman ordinary shares, and against the Scheme of Arrangement in respect of other GI Cayman ordinary shares, that GI Cayman shareholder will be counted as one person voting in favor and one voting against, thereby effectively cancelling out that GI Cayman shareholder’s vote for the purpose of calculating the “majority in number” requirement.

Only shareholders whose names are recorded on the Register at the Voting Record Time will be counted for the purposes of calculating the “majority in number” requirement. As such, where shares are held through DTC (including ordinary shares held in “street name” by brokers through DTC) or other nominees on behalf of beneficial owners, and the DTC nominee, Cede & Co., (or such other nominee) is listed as the registered holder of such shares on GI Cayman’s Register, Cede & Co. and other nominee holders of ordinary shares are the shareholder(s) of record and their votes will be treated in the same manner as all other GI Cayman shareholders.

In accordance with the Cayman Companies Law, the “majority in number” requirement, as described above, will therefore be met if the total number of holders of GI Cayman ordinary shares (calculated as described above) voting “FOR” the Scheme of Arrangement exceeds the total number of holders of GI Cayman ordinary shares (also calculated as described above) voting “AGAINST” the Scheme of Arrangement at the scheme meeting.

In accordance with the Cayman Companies Law, the “75% in value” requirement, as described above, will be met if the total value of the GI Cayman ordinary shares being voted in favor of the Scheme of Arrangement is at least 75% or more of the total value of the GI Cayman ordinary shares voted for or against the Scheme of Arrangement at the scheme meeting.

Voting at the scheme meeting will be by poll and not on a show of hands.

Scheme EGM Proposal. Assuming the presence of a quorum, the Scheme EGM Proposal requires approval by the affirmative vote of not less than two-thirds of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting.

GI Bermuda Transaction Proposal. Assuming the presence of a quorum, the GI Bermuda Transaction Proposal requires the affirmative vote of more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting.

Adjournment Proposal. If necessary, the Adjournment Proposal requires the affirmative vote of GI Cayman’s ordinary shares representing more than 50% of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the extraordinary general meeting.

For purposes of determining whether the required approval has been obtained for any of the meeting proposals described in this proxy statement, shares that are not voted at the applicable shareholder meeting will not be considered.

Approval of each of the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal by our shareholders is a condition to the effectiveness of the Scheme of Arrangement.

Intentions of Directors and Executive Officers. Our directors and executive officers have indicated that they intend to vote their shares “FOR” each of the meeting proposals set forth in this proxy statement. At the Voting Record Time, our current directors and executive officers and their affiliates beneficially owned [●], or approximately [●]%, of the outstanding GI Cayman ordinary shares.

Proxies

Two proxy cards are being sent to each shareholder as of the Voting Record Time—one blue proxy card for the scheme meeting and one white proxy card for the extraordinary general meeting.

The accompanying proxies are being solicited on behalf of the Board of GI Cayman. We have hired Georgeson LLC as our proxy solicitor to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $20,000, plus reimbursement of out-of-pocket expenses. Georgeson LLC will be indemnified against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws. Proxies may be solicited on behalf of the Board by mail, and in person and by telephone. GI Cayman will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold GI Cayman ordinary shares. To the extent necessary in order to ensure sufficient representation at the shareholder meetings, the directors, officers and employees of GI Cayman may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy cards without delay.

If you are a registered holder of GI Cayman ordinary shares as of the Voting Record Time, your GI Cayman ordinary shares will be voted in accordance with your instructions if you properly mark, date, sign and return both accompanying proxy cards (one blue for the scheme meeting, and one white for the extraordinary general meeting) by mail or courier to Computershare LLC in the enclosed, postage-paid envelope as promptly as possible and, in any event, by no later than Computershare LLC, 2950 Express Drive South, Suite 210, Islandia, NY 11749 [a.m./p.m.] (Eastern Time) on [●], 2020 (that is, it must be received at least forty eight hours prior to the commencement of the relevant shareholder meeting). If you have timely submitted a properly marked, dated and signed proxy card, your GI Cayman ordinary shares will be voted as indicated.

If you do not wish to vote all of your GI Cayman ordinary shares in the same manner on any particular proposal(s) at the shareholder meetings, you may specify your vote by clearly hand-marking the applicable proxy card to indicate how you want to vote your GI Cayman ordinary shares. You may not split your vote if you are giving voting instructions (for shareholders who hold their shares in “street name”) by telephone.

If you are a registered shareholder and if you do not specify on the applicable enclosed proxy card that is submitted how you want to vote your GI Cayman ordinary shares, the proxy holders will vote such unspecified GI Cayman ordinary shares “FOR” each of the meeting proposals set forth in this proxy statement.

If you properly received the proxy cards, you may grant a proxy to vote on the meeting proposals presented in one of the ways that are explained below under “—How You Can Vote—Registered Shareholders.”

If you hold your GI Cayman ordinary shares in “street name” through a broker or nominee, please follow the voting instructions provided to your broker, which may include an option to instruct the broker or nominee by telephone on how to vote.

Please see “—How You Can Vote—Shareholders Owning Shares Through Brokers or Nominees” below for more information. You may abstain on any proposal by marking “ABSTAIN” with respect to the proposal on your proxy card or by following instructions from your broker or nominee.

An abstention or broker “non-vote” on any proposal has the effect of a vote not being cast with respect to the relevant shares in relation to that proposal. Although the shareholder is considered present for purposes of the relevant quorum requirement, such shares will not be considered when determining whether the proposal has received the required shareholder approval.

If you do not appoint a proxy and you do not vote at the shareholder meetings, your GI Cayman ordinary shares will also not be considered when determining whether a proposal has received the required shareholder approval. Even if you do not appoint a proxy and you do not vote at the shareholder meetings, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the shareholder meetings in person via live webcast or by proxy.

If the shareholder meetings are postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meetings. You will still be able to revoke your proxy until it is voted. Please see “—Revoking Your Proxy” below for more information.

Revoking Your Proxy

You may revoke your proxy card(s) before it is exercised at the relevant shareholder meeting by one of the following means. If you are a registered shareholder, you may revoke your proxy card(s) by:

•

sending a written notice to Computershare LLC at 2950 Express Drive South, Suite 210, Islandia, NY 11749 specifying that you are revoking your proxy with respect to the shareholder meetings. Your written notice must be received at least one day (and in the case of revocation by electronic means, at least twenty four hours) before the shareholder meeting to permit the necessary examination and tabulation of the revocation before the votes are taken;

•

if you submitted your proxy card(s), submitting new and properly marked, signed and dated proxy card(s) at least twenty four hours prior to the commencement of the relevant meeting with respect to the shareholder meetings with a later date than the proxy card(s) you last submitted; or

•	voting in person via live webcast at either or both of the shareholder meetings.

If you hold your GI Cayman ordinary shares in “street name” beneficially through a broker or nominee, you must follow the procedures required by your broker or nominee to revoke your proxy or change your vote. You should contact your broker or nominee if you have any questions with respect to these procedures.

Your proxy will not be revoked merely by attending the shareholder meetings. To revoke a proxy, you must take one of the actions described above.

How You Can Vote

Registered Shareholders

If you are a registered shareholder at the Voting Record Time, you are entitled to attend and vote your GI Cayman ordinary shares at the shareholder meetings (and any adjournments thereof) either by voting in person via live webcast or by proxy by submitting completed proxy cards. By submitting your proxy cards, you are legally authorizing another person to exercise all of your rights to attend, speak and vote your GI Cayman ordinary shares at either or both of the shareholder meetings in accordance with your instructions.

You can only appoint a proxy using the procedures set out in this proxy statement and in the relevant proxy card. A proxy appointed to attend the shareholder meetings in person via live webcast on your behalf does not need to be a shareholder of GI Cayman but must attend the shareholder meetings to represent you in accordance with your instructions. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different GI Cayman ordinary shares. You may not appoint more than one proxy to exercise rights attached to any one GI Cayman ordinary share.

Each of the enclosed proxy cards designates the chairman of the relevant shareholder meeting to vote your GI Cayman ordinary shares in accordance with the voting instructions you indicate in your proxy. If you wish to appoint another person as your proxy, you can strike out the name of the chairman of the relevant shareholder meeting and replace it with the name of such other person on each proxy card.

If you submit your proxy cards designating the chairman of the relevant shareholder meeting as the individual authorized to vote your GI Cayman ordinary shares, but you do not indicate how your GI Cayman ordinary shares are to be voted, then your GI Cayman ordinary shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this proxy statement as voting “FOR” each of the meeting proposals at the shareholder meetings. In addition, if any other matters are properly brought up at the shareholder meetings (other than the meeting proposals contained in this proxy statement), then each of these individuals will have the authority to vote your GI Cayman ordinary shares on those matters in his or her discretion. The Board currently does not know of any matters to be raised at the shareholder meetings other than the meeting proposals contained in this proxy statement.

You may submit your proxy either by mail or courier. Please let us know whether you plan to attend the shareholder meetings by marking the appropriate box on your proxy card. In order for your proxy card to be validly submitted and for your GI Cayman ordinary shares to be voted in accordance with your proxy card,

Computershare LLC must receive your proxy card at 2950 Express Drive South, Suite 210, Islandia, NY 11749, not later than [●] [a.m./p.m.] (Eastern Time) on [●], 2020, where it must be received at least forty eight hours prior to the commencement of the relevant meeting.

Appointment of a proxy does not preclude you from attending either or both of the shareholder meetings and voting in person via live webcast. Attending the shareholder meetings in person via live webcast will not in and of itself revoke a previously submitted proxy card. However, any votes cast by you or your proxy at either of the shareholder meetings will revoke a previously submitted proxy card for such shareholder meeting.

Shareholders Owning Shares Through Brokers or Nominees

Shareholders who hold their shares in “street name” through a broker or nominee must vote their GI Cayman ordinary shares by following the procedures established by their broker or nominee.

Under Nasdaq rules, brokers and nominees who hold GI Cayman ordinary shares on behalf of customers will not have the authority to vote without direction on the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal. If you hold your GI Cayman ordinary shares through a broker or nominee and you do not instruct your broker or nominee on how to vote your GI Cayman ordinary shares prior to the shareholder meetings, your broker or nominee, or the depository through which your broker holds your shares, will not be able to vote your GI Cayman ordinary shares at the shareholder meetings or affect the outcome of the vote, which is based on shares voting. Under Nasdaq rules, brokers and nominees who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. We believe that the Scheme of Arrangement Proposal, the Scheme EGM Proposal and the GI Bermuda Transaction Proposal are proposals for non-routine matters. As a result, there may be broker “non-votes” with respect to each of these meeting proposals.

Shareholders who hold their shares in the name of a broker or nominee and that plan to attend the shareholder meetings must present proof of ownership of GI Cayman ordinary shares as of the Voting Record Time, such as a brokerage account statement or letter from a broker to register for the shareholder meetings. You may not vote your GI Cayman ordinary shares in person via live webcast at the shareholder meetings unless you obtain an “instrument of proxy” or “legal proxy” from the broker or nominee that holds your GI Cayman ordinary shares.

If you hold GI Cayman ordinary shares through a broker or nominee, we recommend that you contact your broker or nominee directly for more information on the procedures by which your GI Cayman ordinary shares can be voted. Your broker or nominee will not be able to vote your GI Cayman ordinary shares unless it receives appropriate instructions from you.

Validity

The chairman of each of the shareholder meetings will determine all questions as to validity, form and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding, provided, however, that such determination is subject to any decision made by a court of competent jurisdiction upon a lawful challenge to his or her determination. The chairman of the meeting has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the meeting may accept your proxy by any form of written or electronic communication of the proxy instrument permitted under the Cayman Companies Law so long as he or she is reasonably assured that the communication is authorized by you. [insert name of chairman] (or failing [him/her], [●]) has been appointed by the Cayman Court as chairman of the scheme meeting.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of May 29, 2020, information regarding the beneficial ownership of GI Cayman ordinary shares held by: (1) each of our current directors and each of our named executive officers; (2) all of our current directors and executive officers as a group; and (3) each holder known to us to hold beneficially more than 5% of any class of our ordinary shares. To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the ordinary shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares that such person has the right to acquire within sixty days after May 29, 2020.

We have based our calculation of the percentage of beneficial ownership on 10,185,459 shares of our A ordinary shares and 4,133,366 B ordinary shares outstanding as of May 29, 2020. For purposes of computing the percentage of outstanding GI Cayman ordinary shares held by each person or group of persons named below, any ordinary shares that such person or persons have the right to acquire within sixty days after May 29, 2020 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	A Ordinary Shares(1)		B Ordinary Shares(1)		Total Voting Power(1)(2)	% As- Converted Ownership(1)(3)
Name and address of Beneficial Owner**	Shares	%	Shares	%	%	%
Saul A. Fox(4)	5,210,368	36.4	4,133,366	100.0	4.8	36.4
Fox Paine & Company, LLC and affiliated investment funds(5)	4,010,552	28.0	3,993,100	96.6	77.5	28.0
Richmond Hill Investments, LLC(6)	1,400,038	13.7	—	—	2.7	9.8
Hotchkis & Wiley Capital Management(7)	1,325,850	13.0	—	—	2.6	9.3
Richmond Hill Investment Co., LP(8)	997,188	9.8	—	—	1.9	7.0
Dimensional Fund Advisors LP(9)	835,356	8.2	—	—	1.6	5.8
BlackRock, Inc.(10)	645,401	6.3	—	—	1.3	4.5
Cynthia Y. Valko(11).	631,003	6.2	—	—	1.2	4.4
Seth J. Gersch(12)	125,199	1.2	—	—	*	*
Thomas M. McGeehan(13)	65,937	*	—	—	*	*
Jason B. Hurwitz(14).	52,537	*	—	—	*	*
Joseph W. Brown	51,388	*	—	—	*	*
Jonathan E. Oltman(13)	50,190	*	—	—	*	*
Stephen Green	34,059	*	—	—	*	*
Bruce R. Lederman	23,729	*	—	—	*	*
James D. Wehr	11,099	*	—	—	*	*
Thomas P. Gibbons(13)	9,450	*	—	—	*	*
Michele A. Colucci(15)	1,724	*	—	—	*	*
All directors and executive officers as a group (consists of 12 persons)	6,299,578	44.0	4,133,366	100	84.4	44.0

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o Global Indemnity Limited, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands, Attn: Walkers Global.

(1)

The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of May 29, 2020. In particular, A ordinary shares that may be acquired by a particular beneficial owner upon the conversion of B ordinary shares are deemed to be outstanding for the purpose of computing the percentage of the A ordinary shares owned by such beneficial owner, but are not deemed to be outstanding for the purpose of computing the percentage of the A ordinary shares owned by any other beneficial owner.

(2)

The percentages in this column represent the percentage of the total outstanding voting power of GI Cayman that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each B ordinary share has ten votes, and the denominator is the total number of votes to which all outstanding shares of Global Indemnity Limited are entitled, again taking into account that each B ordinary share has ten votes.

(3)

The percentages in this column represent the percentage of the total outstanding share capital of GI Cayman that a particular beneficial owner holds on an as-converted basis, assuming that each B ordinary share is converted into one A ordinary share. As of May 29, 2020 there were 14,318,825 A ordinary shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of A ordinary shares each beneficial owner holds on an as-converted basis and the denominator is the total number of A ordinary shares on an as-converted basis.

(4)

979,050 of the A ordinary shares and 140,266 of the B ordinary shares listed are held by Fox Mercury Investments, L.P. (collectively, with certain of its affiliates, the “FM entities”). Mercury Assets Delaware LLC and a subsidiary of Fox Paine Global, Inc. are the limited partners of Fox Mercury Investments, L.P. and a subsidiary of Fox Paine Global, Inc. is the general partner of Fox Mercury Investments, L.P. 80,500 of the A ordinary shares listed are held by Mercury Assets Delaware, LLC. Fox Paine & Company LLC is owned by Fox Paine Global, Inc. Mr. Fox is the founder and Chief Executive of Fox Paine & Company, LLC. The sole shareholder of Fox Paine Global, Inc. is Benjerome Trust. The sole member of Mercury Assets Delaware LLC is the Benjerome Trust. Mr. Fox is the sole trustee of the Benjerome Trust. Fox Mercury Investments, L.P. is a less than 10% shareholder of Fox Paine International GP, Ltd and does not control Fox Paine International GP, Ltd. The address for Fox Mercury Investments, L.P. is 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. The address of Fox Paine Global, Inc. is 200 South Virginia Street, Suite 820, Reno, NV 89501. The address for Mr. Fox and the other entities is c/o Fox Paine & Company, LLC, 2105 Woodside Road, Suite D, Woodside, California 94062.

(5)

The security holders are: U.N. Holdings (Cayman), Ltd.; U.N. Holdings (Cayman) II, Ltd.; and Fox Paine Capital Co-Investors International GP, Ltd. A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. and U.N. Holdings (Cayman) II, Ltd. are held by Fox Paine Capital Fund II International, L.P. (the “Fox Paine Fund”, collectively with the FM Entities and Fox Paine & Company, LLC, the “Fox Paine Entities”). The sole general partner of Fox Paine Capital Fund II International, L.P. is FP International LPH, L.P. The sole general partner of FP International LPH, L.P. is Fox Paine International GP, Ltd. (“GPLTD”). As a result, each of Fox Paine Capital Fund II International, L.P., FP International LPH, L.P., and GPLTD may be deemed to control U.N. Holdings (Cayman), Ltd. and U.N. Holdings (Cayman) II, Ltd. The sole shareholder of Fox Paine Capital Co-Investors International GP, Ltd. is FP International LPH, L.P. As a result, FP International LPH, L.P. and GPLTD may be deemed to control Fox Paine Capital Co-Investors International GP, Ltd. In addition, pursuant to a management agreement with FP International LPH, L.P. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC may be deemed to be the indirect beneficial owner of such securities by virtue of its dispositive power over securities held by FP International LPH, L.P. but does not have voting power over securities held by FP International LPH, L.P. (which voting power is retained by FP International LPH, L.P. and exercised by GPLTD, the general partner of FP International LPH, L.P.) Fox Mercury Investments, L.P. is a less than 10% shareholder of GPLTD and does not control GPLTD. GPLTD, as the general partner of FP International LPH, L.P., may terminate that management agreement at any time in its sole discretion. The address for the Fox Paine Fund is 190 Elgin Ave, George Town, Grand Cayman, KY1-9005, Cayman Islands.

(6)

Based on information provided pursuant to a Schedule 13G/A filed on January 10, 2018 with the SEC, which reported that Richmond Hill Investments, LLC, (“Richmond Hill”), an investment advisor, has shared dispositive power and shared power to direct the vote of 1,400,038 A ordinary shares with Essex Equity Joint Investment Vehicle, LLC (“Essex”) and John Liu, as the principal of Essex. Essex, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Liu, Essex and Richmond Hill is 375 Hudson Street, 12th Floor, New York, NY 10014.

(7)

Based on information provided pursuant to a Schedule 13G/A filed with the SEC on February 13, 2020, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to 1,325,850 A ordinary shares, has the power to direct the vote of 1,108,406 A ordinary shares and has no shared dispositive or voting power over the remaining A ordinary shares. The address for Hotchkis is 601 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(8)

Based on information provided pursuant to a Schedule 13G/A filed on February 14, 2019 with the SEC, which reported that Richmond Hill Investment Co., LP, (“Richmond Hill Investment”), an investment advisor, has shared dispositive power and shared power to direct the vote of 997,188 A ordinary shares with Richmond Hill Capital Management, LLC (“Richmond Hill Capital”) and Ryan P. Taylor, the principal of Richmond Hill Capital. Richmond Hill Capital, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Taylor, Richmond Hill Investment and Richmond Hill Capital is 375 Hudson Street, 12th Floor, New York, NY 10014.

(9)

Based on information provided pursuant to a Schedule 13G/A filed with the SEC on February 12, 2020, which reported that Dimensional Fund Advisors LP (“Dimensional”), an investment advisor, has sole dispositive power as to 835,356 A ordinary shares, has the power to direct the vote of 801,310 A ordinary shares, and has no shared dispositive or voting power over the remaining A ordinary shares. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)

Based on information provided pursuant to a Schedule 13G filed with the SEC on February 7, 2020, which reported that BlackRock, Inc. (“BlackRock”), an investment advisor, has sole dispositive power as to 645,401 A ordinary shares, has the power to direct the vote of 626,346 A ordinary shares, and has no shared dispositive or voting power over the remaining A ordinary shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(11)	Includes 600,000 A ordinary shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(12)	Mr. Gersch is a less than 10% shareholder of Fox Paine International GP, Ltd. and does not control Fox Paine International GP, Ltd.

(13)	Includes A ordinary shares subject to restricted share units.

(14)	Mr. Hurwitz is a less than 10% shareholder of Fox Paine International GP, Ltd. and does not control Fox Paine International GP, Ltd.

(15)	Ms. Colucci is a less than 10% shareholder of Fox Paine International GP, Ltd. and does not control Fox Paine International GP, Ltd.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for GI Cayman ordinary shares and related shareholder matters is as follows:

GI Cayman A ordinary shares are traded on Nasdaq under the symbol “GBLI.” As of [●], 2020, the approximate number of registered holders of GI Cayman ordinary shares was [●]. Historical financial information may not be indicative of GI Cayman’s or GI Delaware’s future performance. We have included no data for GI Delaware because this entity was not in existence until June 2020. The high and low sales price per GI Cayman A ordinary share on Nasdaq for the following periods were as follows:

2018	High	Low
First quarter	$43.49	$32.22
Second quarter	42.24	34.18
Third quarter	42.00	34.23
Fourth quarter	39.40	31.78

2019
First quarter	$41.77	$30.26
Second quarter	33.75	26.01
Third quarter	31.62	24.62
Fourth quarter	30.81	24.01

2020
First quarter	$34.65	$23.49
Second quarter (through June 15, 2020)	$28.92	$22.17

On June 22, 2020, the last trading day before the public announcement of the Transaction, the closing price of the GI Cayman A ordinary shares as reported by Nasdaq was $23.23 per share. On [●], 2020, the most recent practicable date before the date of this proxy statement, the closing price of the GI Cayman A ordinary shares as reported by Nasdaq was $[●] per share.

GI Cayman paid dividends of $0.25 per ordinary share to all holders of record of A and B ordinary shares at the end of each quarter in 2018 and 2019 and at the end of the first quarter in 2020. Future dividends, if any, on the GI Cayman ordinary shares and/or future distributions, if any, on the GI Delaware common shares will be at the discretion and approval of their respective boards of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to continue to pay dividends or distribution in compliance with Cayman or Delaware law, respectively. Under Delaware law, a limited liability company may not make a distribution to its shareholders if, after giving effect to the distribution, the liabilities of the limited liability company would exceed the fair market value of its assets. Accordingly, prior to declaring any distribution, the Board of Directors of GI Delaware must determine if GI Delaware is or will be, as a result of such distribution, insolvent. There can be no assurance that distributions will be proposed or declared in the future, or as to the amount of any such distributions.

GI Cayman is a holding company and has no direct operations. The ability of GI Cayman to pay dividends is subject to Cayman Islands law and depends, in part, on the ability of its subsidiaries to pay dividends. GI Bermuda and the U.S. insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

The Cayman Companies Law and the common law applicable in Cayman regulate the payment of dividends by GI Cayman. Under Cayman Islands law, dividends and distributions may only be made from distributable reserves or from amounts standing to the credit of the company’s share premium account. Distributable reserves, broadly, means the accumulated realized profits of GI Cayman less accumulated realized losses of GI Cayman on a standalone basis, together with any reserve established by the revaluation of the company’s assets and (subject to certain considerations as to solvency) any amounts standing to the credit of the company’s share premium account. The share premium account is an account maintained in the books and records of GI Cayman that records the excess of the consideration paid (or deemed to have been paid) upon the initial issuance of any share over the par value of that share. Distributions may not be made from the share premium account unless, immediately thereafter, the company is able to meet its obligations in the ordinary course as they fall due.

For 2020, the Company believes that GI Bermuda, a wholly-owned subsidiary of GI Cayman, should have sufficient liquidity and solvency to pay dividends. GI Bermuda may not declare or pay a dividend which would cause it to fail to meet its minimum solvency margin or enhanced capital requirement or while it fails to meet its minimum solvency margin or enhanced capital requirement until the failure is rectified. GI Bermuda may not, in any financial year, pay dividends which would exceed 25% of its total statutory capital and surplus as shown on its statutory balance sheet in relation to the previous financial year, unless (at least seven days before payment of such dividends) it files with the Bermuda Monetary Authority (the “BMA”) an affidavit signed by at least two directors (one of whom must be a Bermuda resident director if any of GI Bermuda’s directors are resident in Bermuda) and the principal representative stating that it will continue to meet its solvency margin and minimum liquidity ratio. Where such an affidavit is filed, it shall be available for public inspection at the offices of the BMA.

Likewise, GI Bermuda is prohibited from reducing its total statutory capital by 15% or more, as set out in its previous year’s financial statements, without the BMA’s prior approval. Total statutory capital consists of GI Bermuda’s paid in share capital, its contributed surplus (sometimes called additional paid in capital) and any other fixed capital designated by the BMA as statutory capital. In order for GI Bermuda to reduce its statutory capital by 15% or more, as set out in its previous year’s financial statements, it is also required to submit an affidavit signed by at least two directors (one of whom must be a Bermuda resident director if any of GI Bermuda’s directors are resident in Bermuda) and the principal representative stating that the proposed reduction will not cause GI Bermuda to fail its relevant margins and such other information as the BMA may require. Where such an affidavit is filed, it shall be available for public inspection at the offices of the Authority.

Additionally, pursuant to section 54 of the Companies Act 1981, GI Bermuda, may only declare and pay a dividend or make a distribution out of contributed surplus if there are reasonable grounds for believing that the GI Bermuda is, and after the payment will be, able to meet and pay its liabilities as they become due and the realizable value of the company’s assets will not be less than its liabilities.

Penn-Patriot is restricted by statute as to the source and amount of dividends that it may pay without the prior approval of the Virginia Bureau. Dividends may be paid without advanced regulatory approval only out of unassigned surplus. The dividend limitations imposed by Virginia insurance laws are based on the statutory financial results of Penn-Patriot that are determined using statutory accounting principles that differ in various respects from accounting principles used in financial statements prepared in accordance with U.S. GAAP. Specifically, under Virginia insurance laws, an extraordinary dividend or distribution requires the Virginia Bureau’s prior approval and includes any dividend or distribution of cash or other property whose fair market value together with that of other dividends or distributions made within the preceding 12 months exceeds the greater of (i) 10% of such insurer’s surplus as regards policyholders as of the immediately preceding December 31 or (ii) the net income, if such insurer is not a life insurer, not including realized capital gains, for the 12-month period ending the immediately preceding December 31, but does not include pro rata distributions of any class of the insurer’s own securities.

We intend to file an application with Nasdaq to list the GI Delaware class A common shares that holders of GI Cayman A ordinary shares will receive in the Transaction. Immediately following the Effective Time, the GI Delaware class A common shares will be listed on Nasdaq under the symbol “GBLI,” the same symbol under which the GI Cayman class A common shares are currently listed. We do not currently intend to list the GI Delaware class A common shares on any other stock exchange.

Please see “Risk Factors,” “Description of Global Indemnity Group, LLC Share Capital—Dividends,” and “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay.” Please also see “Material Tax Considerations Relating to the Transaction.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this proxy statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP has advised us as to certain matters, including certain matters under Delaware law, the U.S. securities laws, U.S. federal income tax consequences and insurance regulatory aspects of the Transaction. Walkers has advised us as to all matters relating to Cayman Islands law, including, amongst other things, all matters pertaining to the scheme of arrangement and also certain matters in connection with Cayman Islands corporate and securities laws. Conyers Dill & Pearman Limited has advised us as to certain matters, including certain matters under Bermuda law. Bland & Sorkin, P.C. has advised us as to certain matters, including certain matters under Virginia insurance regulatory law.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

GI Cayman Shareholder Proposals

GI Cayman’s annual general meeting of shareholders for 2020 occurred on June 17, 2020.

Under the rules and regulations promulgated by the SEC, certain shareholder proposals may be included in our proxy statements. Any shareholder desiring to have such a proposal included in our proxy statement for the annual general meeting to be held in 2021 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o Global Indemnity Limited at our registered office 27 Hospital Road, George Town Grand Cayman, KY1-9008, Cayman Islands, Attn: Walkers, on or before December 31, 2020.

However, if the date of our 2021 annual general meeting of shareholders is changed by more than [30] days from the date of our 2020 annual general meeting, then the deadline for receipt of any shareholder proposal submitted pursuant to Rule 14a-8 is a reasonable time before we begin to print and send our proxy materials.

Where a shareholder does not seek inclusion of a proposal in the proxy materials and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o Global Indemnity Limited, 27 Hospital Road, George Town Grand Cayman, KY1-9008, Cayman Islands, Attn: Walkers, on or before March 15, 2021 or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, our form of proxy will confer discretionary authority to vote on any such proposal with respect to all proxies submitted to GI Cayman.

GI Cayman’s memorandum and articles of association also permit extraordinary general meetings to be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at extraordinary general meetings of GI Cayman holding at least 10% percent of the paid up voting share capital of GI Cayman deposited at GI Cayman’s registered office specifying the objects of the meeting and signed by the requisitionists, and the Board shall convene any such meeting within 21 days of, and for a date not later than 90 days after, the date of such deposit. This method of convening an extraordinary general meeting is in addition to, and separate from, the rights of a shareholder to have a proposal included in the proxy statement in accordance with the rules of the SEC.

GI Delaware Shareholder Proposals

If the Transaction becomes effective, shareholder proposals intended for inclusion in GI Delaware’s proxy statement for its 2021 annual general meeting should be submitted in accordance with the procedures prescribed by (i) the GI Delaware LLC Agreement, as set forth below, and (ii) Rule 14a-8 promulgated under the Exchange Act and sent to GI Delaware’s Secretary c/o Global Indemnity Group, LLC, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004. Such proposals must be received by [•]. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

The GI Delaware LLC Agreement will provide that shareholders will be permitted to include nominees for election as a director at a shareholders annual meeting in GI Delaware’s proxy statement if such shareholder (i) meets certain holding period requirements, (ii) holds certain minimum share amounts and (iii) delivers written notice to GI Delaware’s Secretary c/o Global Indemnity Group, LLC, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004 between 120 and 150 days prior to the anniversary date of the immediately preceding shareholders annual meeting; provided that for the first GI Delaware shareholders annual meeting, the written notice for director nominations must be received 120 and 150 days prior to the anniversary date of the immediately preceding shareholders annual meeting of GI Cayman. Accordingly, if the Transaction becomes effective, GI Delaware shareholders must submit otherwise eligible director nominations no sooner than January 18, 2021 and no later than February 17, 2021 for the GI Delaware shareholders annual meeting to be held in 2021.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Board welcomes your questions and comments. If you would like to communicate directly with the Board then you may submit your communication to our Corporate Secretary c/o Global Indemnity Limited, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. Communications and concerns will be forwarded to the Board.

HOUSEHOLDING OF SHAREHOLDER DOCUMENTS

We may send a single set of shareholder documents to any household at which two or more shareholders reside, unless we have received contrary instructions from one or more of the shareholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce our costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms with account holders who are GI Cayman shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If your materials have been househeld and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information househeld, you may notify your broker or write or call GI Cayman at:

Corporate Secretary c/o Global Indemnity Limited Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman KY1-9008

Cayman Islands Telephone: +1 345 814 7600 Email: info@global-indemnity.com

We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying documents being delivered therewith, to a shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC free of charge on the Investor Relations section of Global Indemnity’s website (www.globalindemnity.ky), or at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and information we file later with the SEC (but prior to the date of the shareholder meetings) will automatically update and supersede this information. Some documents or information, such as that called for by Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement.

We incorporate by reference the documents listed below, which we have previously filed with the SEC and are considered a part of this proxy statement, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the shareholder meetings (excluding any information “furnished” but not “filed”). These filings contain important information about GI Cayman:

•	GI Cayman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	GI Cayman’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	GI Cayman’s Current Reports on Form 8-K, dated February 10, 2010, Form 8-K, dated March 12, 2020, Form 8-K, dated May 29, 2020, Form 8-K, dated June 8, 2020 and Form 8-K, dated June 18, 2020; and

•	GI Cayman’s definitive proxy statement on Schedule 14A filed April 30, 2020 and definitive additional materials on Schedule 14A filed May 29, 2020.

You may request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Corporate Secretary c/o Global Indemnity Limited

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman KY1-9008

Cayman Islands Telephone: +1 345 814 7600 Email: info@global-indemnity.com

To ensure timely delivery of these documents before the shareholder meetings, any request should be made by [●], 2020. The exhibits to these documents will generally not be made available unless such exhibits are specifically incorporated by reference in this proxy statement.

In addition, we make available free of charge these documents and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC on the Investor Relations section of Global Indemnity’s website (www.globalindemnity.ky). Information on our website or any other website is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

We have not authorized anyone to give any information or make any representation about the Transaction or the meeting proposals contained herein or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference herein. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference herein.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

ANNEX A—FORM OF NOTICE OF SCHEME MEETING

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

CAUSE NO: FSD                OF 2020 (            )

IN THE MATTER OF GLOBAL INDEMNITY LIMITED

AND IN THE MATTER OF SECTIONS 14 TO 16 AND SECTIONS 86 AND 87 OF THE COMPANIES LAW (2020 REVISION)

NOTICE OF SCHEME MEETING

NOTICE IS HEREBY GIVEN that, by an order dated [●], 2020 (the “Order”) made in the above matter, the Grand Court of the Cayman Islands (the “Cayman Court”) has directed that a single meeting (the “Scheme Meeting”) be convened of the registered holders of the A ordinary shares and the B ordinary shares of Global Indemnity Limited (“GI Cayman”) for the purposes of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme of Arrangement”) pursuant to Sections 86 and 87 of the Companies Law (2020 Revision) of the Cayman Islands proposed to be made between GI Cayman and the holders of the ordinary shares of GI Cayman (as set out in more detail in the accompanying Proxy Statement).

The Scheme Meeting is scheduled to be held at the offices of Walkers at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001, Cayman Islands and broadcast via live webcast at [•] [a.m./p.m.] (Cayman Islands time) on [•], 2020, at which time all the shareholders of GI Cayman entitled to vote thereat are requested to attend. You will not be able to attend the Scheme Meeting physically in person. If you are a registered shareholder, in order to participate in the Scheme Meeting, you must register at https://register.proxypush.com/GBLI, by [•] [a.m./p.m.] (Cayman Islands time) on [•], 2020, by using the control number found on your blue proxy card. If you hold GI Cayman shares in “street name”, you will need to contact your broker or nominee to receive a voting instruction form for use at the shareholder meetings In order to participate in the shareholder meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [•] [a.m./p.m.], Cayman Islands Time, on [•], 2020, by using one of the control numbers found on your voting instruction form. You will be required to provide proof of your beneficial ownership of your GI Cayman shares as of the Voting Record Time, such as a bank or brokerage account statement or letter from your bank, broker or other nominee to register for the shareholder meetings. Validly registered shareholders will be provided a link to the Scheme Meeting one hour prior to the start of the meeting.

To be approved, the Scheme of Arrangement requires approval by a majority in number representing 75% in value or more, of the holders of the ordinary shares of GI Cayman present and voting, whether in person via live webcast or by proxy, at the Scheme Meeting. Voting will be by way of poll.

A copy of the Scheme of Arrangement and a copy of the Proxy Statement explaining the effect of the Scheme of Arrangement are incorporated into the composite document of which this notice forms part (the “Scheme Circular”). A copy of the Scheme Circular has been made available on the Investor Relations section of GI Cayman’s website at www.globalindemnity.ky. Defined terms used in this Notice of Scheme Meeting shall, unless otherwise provided, have the same meanings as in the Scheme Circular.

At the Scheme Meeting the following resolution will be proposed:

“THAT the Scheme of Arrangement (a copy of which has been produced to this meeting and for the purposes of identification signed by the chairman hereof) in its original form or with such modifications, additions or conditions as may be approved or imposed by the Cayman Islands Grand Court, and as may be agreed by the Company, be and is hereby approved.”

Chairman of the Scheme Meeting

By the said Order, the Cayman Court has appointed [insert name of chairman] (or failing [him/her], [●]) to act as the chairman of the Scheme Meeting and has directed the chairman of the Scheme Meeting to report the result thereof to the Cayman Court within seven days of the Scheme Meeting.

Voting Record Time

If you are a registered shareholder of GI Cayman at the Voting Record Time (being the close of business, Cayman Islands time, on [●], 2020), you are entitled to attend and vote your GI Cayman ordinary shares at the Scheme Meeting (and any adjournments thereof), either by voting in person via live webcast or by proxy.

Voting Procedures

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SCHEME MEETING, PLEASE TAKE THE NECESSARY STEPS TO VOTE IN ADVANCE OF THE SCHEME MEETING.

A blue proxy card for use at the Scheme Meeting accompanies this Notice of Scheme Meeting.

If you are a shareholder reflected on the Register of GI Cayman at the Voting Record Time you should properly mark, date, sign and return the blue proxy card to ensure that your GI Cayman ordinary shares are voted in accordance with your wishes. You may submit your proxy card either by mail, courier or hand delivery. The blue proxy card must be lodged with Computershare LLC at 2950 Express Drive South, Suite 210, Islandia, NY 11749, not later than [●] [a.m./p.m.] (Eastern Time) on [●], 2020 (that is at least forty eight hours prior to the commencement of the Scheme Meeting).

Completion and return of the blue proxy card will not prevent you from attending and voting at the Scheme Meeting, or any adjournments thereof, in person via live webcast if you wish to do so. Attending the Scheme Meeting in person via live webcast will not in and of itself revoke a previously submitted proxy card. However, any votes cast by you or your proxy at the Scheme Meeting will revoke a previously submitted proxy card.

If you hold your GI Cayman ordinary shares in “street name” beneficially through a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers” or “nominees”), you must follow the procedures required by your broker or nominee to appoint or revoke a proxy with respect to the Scheme Meeting. You should contact your broker or nominee directly for more information on these procedures.

Each holder of GI Cayman shares at the Voting Record Time may vote or appoint a proxy to vote either “FOR” or “AGAINST” the Scheme of Arrangement, but not both. You may not split your vote and any split votes received from shareholders will be disregarded in their entirety for the purpose of the Scheme Meeting. Accordingly, shareholders should note that appointing more than one proxy will not result in that shareholder being counted more than once for the purposes of determining that the Scheme of Arrangement has been approved by a majority in number of shareholders present and voting at the Scheme Meeting.

Shareholders who hold their shares in “street name” beneficially through a broker or nominee must vote their GI Cayman ordinary shares by following the procedures established by their broker or nominee. We recommend that you contact your broker or nominee directly for more information on the procedures by which your GI Cayman ordinary shares can be voted. Your broker or nominee will not be able to vote your GI Cayman ordinary shares unless it receives appropriate instructions from you.

In addition, you may not vote your GI Cayman ordinary shares held beneficially through a broker or nominee in person via live webcast at the Scheme Meeting unless you obtain an “instrument of proxy” or “legal proxy” from your broker or nominee that holds your GI Cayman ordinary shares. You will need to follow the instructions of your broker or nominee in order to obtain such an “instrument of proxy” or “legal proxy.”

NOTICE IS FURTHER GIVEN THAT if approved at the Scheme Meeting and the extraordinary general meeting, the Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Cayman Court (the “Sanction Hearing”), which is listed to be heard at the Law Courts, George Town, Grand Cayman at [●] [a.m./p.m.] on [●], 2020 (Cayman Islands time), or as soon as practicable thereafter as it may be heard.

GI Cayman shareholders have the right to attend the Sanction Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme of Arrangement. We expect that the Cayman Court will make facilities available for applicable GI Cayman shareholders to attend the Sanction Hearing in person via live webcast (if they wish). If you are a GI Cayman shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, we expect that the Cayman Court will require that you give notice of your intention to do so to GI Cayman’s Cayman Islands legal advisers, Walkers, at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, at a time prior to the date of the Sanction Hearing.

Dated: [●], 2020

GLOBAL INDEMNITY LIMITED

Registered Office:

Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town

Grand Cayman KY1-9008

Cayman Islands

ANNEX B—FORM OF NOTICE OF EXTRAORDINARY GENERAL MEETING

NOTICE OF EXTRAORDINARY GENERAL MEETING

GLOBAL INDEMNITY LIMITED

(an exempted company incorporated under the law of the Cayman Islands with registration number WC-308501 as an exempted company with limited liability)

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Scheme EGM”) of Global Indemnity Limited (the “Company” or “GI Cayman”) is scheduled to be held at the offices of Walkers at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001, Cayman Islands and broadcast via live webcast at [●] [a.m./p.m.] (Cayman Islands time) on [●], 2020 (or as soon as possible thereafter as the Scheme Meeting scheduled for [●] [a.m./p.m.] (Cayman Islands time) on the same day shall have been concluded or adjourned).

You will not be able to attend the Scheme EGM physically in person. If you are a registered shareholder, in order to participate in the Scheme EGM, you must register at https://register.proxypush.com/GBLI, by [•] [a.m./p.m.] (Cayman Islands time) on [•], 2020, by using the control number found on your proxy card. If you hold GI Cayman shares in “street name”, you will need to contact your broker or nominee to receive a voting instruction form for use at the shareholder meetings. In order to participate in the shareholder meetings, holders of GI Cayman shares in ‘street name’ through a broker or nominee must register for the shareholder meetings at https://register.proxypush.com/GBLI, by [•] [a.m./p.m.], Cayman Islands Time, on [•], 2020, by using one of the control numbers found on your voting instruction form. You will be required to provide proof of your beneficial ownership of your GI Cayman shares, such as a bank or brokerage account statement or letter from your bank, broker or other nominee to register for the shareholder meetings. Validly registered shareholders will be provided a link to the Scheme EGM one hour prior to the start of the meeting.

You will be asked to consider and, if thought fit, pass the resolutions below relating to the proposed scheme of arrangement (the “Scheme of Arrangement”) pursuant to Sections 86 and 87 of the Companies Law (2020 Revision) of the Cayman Islands proposed to be made between GI Cayman and the holders of the ordinary shares of GI Cayman, a copy of which will be produced to the Scheme EGM and, for the purposes of identification, signed by the chairman of the Scheme EGM, in its original form or with such modifications, additions or conditions as may be approved or imposed by the Grand Court of the Cayman Islands.

Resolution 1 will be proposed as special resolution. For the special resolution to be passed, not less than two-thirds of the votes cast in respect of all GI Cayman ordinary shares voted, in person via live webcast or by proxy, at the Scheme EGM must be in favour of the resolution. All other resolutions will be proposed as ordinary resolutions requiring a simple majority of votes cast in favour of the resolution for the resolutions to be passed. Voting will be by way of poll.

SPECIAL RESOLUTION

1.

THAT the Scheme of Arrangement (a copy of which has been produced to this meeting and for the purposes of identification signed by the chairman hereof) in its original form or with such modifications, additions or conditions as may be approved or imposed by the Cayman Islands Grand Court, and as may be agreed by the Company, be and is hereby approved and that the directors of the Company be and are hereby authorised to take such action as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect (“Resolution 1” or the “Scheme EGM Proposal”);

ORDINARY RESOLUTIONS

1.

THAT the business combination agreement to be entered into between Global Indemnity Reinsurance Company, Ltd. (“GI Bermuda”) and Penn-Patriot Insurance Company or between GI Bermuda and another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries (the “Agreement”), which will result in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, be and is hereby approved, in such form and containing such terms and conditions as any Director or Officer of GI Bermuda may in their absolute discretion determine and approve, and GI Bermuda be and is hereby authorized to execute and deliver the Agreement and perform all obligations, acts and things in connection with the Agreement as may be necessary to complete the transactions contemplated therein.

2.	THAT the chairman of the Scheme EGM be and is hereby authorised to adjourn the Scheme EGM to such date and time as necessary or appropriate.

Dated: [●], 2020

By order of the Board

GLOBAL INDEMNITY LIMITED

Registered Office:

Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town

Grand Cayman KY1-9008

Cayman Islands

Voting Record Time

If you are a registered shareholder of GI Cayman at the Voting Record Time (being the close of business, Cayman Islands time, on [●], 2020), you are entitled to attend and vote your GI Cayman ordinary shares at the Scheme EGM (and any adjournments thereof), either by voting in person via live webcast or by proxy.

Voting Procedures

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SCHEME EGM, PLEASE TAKE THE NECESSARY STEPS TO VOTE IN ADVANCE OF THE SCHEME EGM.

A white proxy card for use at the Scheme EGM accompanies this Notice of Scheme EGM.

If you are a shareholder reflected on the Register of GI Cayman at the Voting Record Time you should properly mark, date, sign and return the white proxy card to ensure that your GI Cayman ordinary shares are voted in accordance with your wishes. You may submit your proxy card either by mail, courier or hand delivery. The white proxy card must be lodged with Computershare LLC at 2950 Express Drive South, Suite 210, Islandia, NY 11749, not later than [●] [a.m./p.m.] (Eastern Time) on [●], 2020 (that is at least forty eight hours prior to the commencement of the Scheme EGM).

Completion and return of the white proxy card will not prevent you from attending and voting at the Scheme EGM, or any adjournments thereof, in person via live webcast if you wish to do so. Attending the Scheme EGM in person via live webcast will not in and of itself revoke a previously submitted proxy card. However, any votes cast by you or your proxy at the Scheme EGM will revoke a previously submitted proxy card.

If you hold your GI Cayman ordinary shares in “street name” beneficially through a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers” or “nominees”), you must follow the procedures required by your broker or nominee to appoint or revoke a proxy with respect to the Scheme EGM. You should contact your broker or nominee directly for more information on these procedures.

Each holder of GI Cayman shares at the Voting Record Time may vote or appoint a proxy to vote either “FOR” or “AGAINST” the resolutions proposed at the Scheme EGM, but not both. You may not split your vote and any split votes received from shareholders will be disregarded in their entirety for the purpose of the Scheme EGM. Accordingly, shareholders should note that appointing more than one proxy will not result in that shareholder being counted more than once for the purposes of determining whether the proposed resolutions have been approved by the requisite majority of shareholders present and voting at the Scheme EGM.

Shareholders who hold their shares in “street name” beneficially through a broker or nominee must vote their GI Cayman ordinary shares by following the procedures established by their broker or nominee. We recommend that you contact your broker or nominee directly for more information on the procedures by which your GI Cayman ordinary shares can be voted. Your broker or nominee will not be able to vote your GI Cayman ordinary shares unless it receives appropriate instructions from you.

In addition, you may not vote your GI Cayman ordinary shares held beneficially through a broker or nominee in person via live webcast at the Scheme EGM unless you obtain an “instrument of proxy” or “legal proxy” from your broker or nominee that holds your GI Cayman ordinary shares. You will need to follow the instructions of your broker or nominee in order to obtain such an “instrument of proxy” or “legal proxy.”

Inspection of Documents

Copies of the following documents will be available for inspection via the virtual meeting site. A link will be provided to those shareholders who have validly registered for the shareholder meetings, from 15 minutes before the commencement of the Scheme EGM until its conclusion:

(a)	the document of which this notice forms part (including the Proxy Statement);

(b)	[To be confirmed.]

Copies of each of these documents are also available on the Investor Relations section of GI Cayman’s website at www.globalindemnity.ky and via https://www.envisionreports.com/GBLI.

Dated: [●], 2020

ANNEX C—FORM OF SCHEME OF ARRANGEMENT

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

CAUSE NO: FSD                OF 2020 (                 -J)

IN THE MATTER OF GLOBAL INDEMNITY LIMITED

AND

IN THE MATTER OF SECTIONS 86 AND 87 OF THE COMPANIES LAW (2020 REVISION)

SCHEME OF ARRANGEMENT AND AMALGAMATION

(under Sections 86 and 87 of the Cayman Islands Companies Law (2020 Revision))

BETWEEN

GLOBAL INDEMNITY LIMITED

(an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registration number 308501 )

AND

NEW CAYCO

(an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registration number [WC - 363680] )

AND

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

PART 1: PRELIMINARY

1.	DEFINITIONS

1.1	In this Scheme, unless inconsistent with the subject or context, the following expressions shall bear the meanings respectively set out opposite them:

“$”, “US$” or “USD”	the lawful currency of the United States of America;

“Appointed Date”	the day on which the Effective Time occurs;

“Cayman Companies Law”	the Companies Law (2020 Revision) of the Cayman Islands, as amended, modified or re-enacted from time to time;

“Cayman Court”	the Grand Court of the Cayman Islands and any court capable of hearing appeals therefrom;

“Cayman Island Registrar of Companies”	the Registrar of Companies in the Cayman Islands;

“Conditions”	the following conditions:

(a)

the Scheme of Arrangement is approved by the requisite majorities of the holders of GI Cayman Shares at the Voting Record Time at the Scheme Meeting (being a majority in number representing 75% in value of the GI Cayman ordinary shares voted in person or by proxy at the Scheme Meeting);

(b)	the Scheme EGM Resolutions at the Scheme EGM are approved by the requisite voting thresholds of the GI Cayman ordinary shares voted at the Scheme EGM;

(c)	the Cayman Court grants the Sanction Order;

(d)	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Scheme;

(e)	no order or injunction of a court of competent jurisdiction is in effect that prevents consummation of the Scheme; and

(f)	permission having been granted by the Nasdaq Global Select Market to admit the GI Delaware class A common shares for trading;

“Effective Time”	the time at which this Scheme becomes effective in accordance with Clause [12] (Effective Time), which is expected to be [●] [am/pm] on [●], 2020;

“GI Bermuda”

Global Indemnity Reinsurance Company, Ltd., a Bermuda exempted company and wholly-owned subsidiary of GI Cayman with registration number 38830, whose registered office is at C/O Compass Administration Services LTD., Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda;

“GI Cayman”

Global Indemnity Limited, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 308501, whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands;

“GI Delaware”	Global Indemnity Group, LLC, a limited liability company formed in the State of Delaware, whose registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808, US;

“Longstop Date”	[●], 2020 (or such later date as GI Cayman and GI Delaware may agree and the Cayman Court may allow);

“New CayCo”

New CayCo, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number [WC - 363680], whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands;

“Register of Members”	the register of members of GI Cayman kept in accordance with Section 40 of the Cayman Companies Law;

“Sanction Hearing”	the hearing by the Cayman Court of the petition seeking the sanction of the Scheme under Section 86 of the Cayman Companies Law;

“Sanction Order”	the order of the Cayman Court sanctioning this Scheme under Sections 86 and 87 of the Cayman Companies Law;

“Scheme”

this scheme of arrangement and amalgamation in respect of GI Cayman, New Cayco and the Scheme Shareholders proposed to be made under Section 86 of the Cayman Companies Law (2020 Revision) in its present form or with or subject to any modifications, additions or conditions which the Cayman Court may think fit to approve or impose and agreed to by GI Cayman;

“Scheme Consideration”

one GI Delaware class A common share shall be issued and allotted by GI Delaware in exchange for each GI Cayman A ordinary share held by a Scheme Shareholder at the Scheme Record Time and one GI Delaware class B common share shall be issued and allotted by GI Delaware in exchange for each GI Cayman B ordinary share held by a Scheme Shareholder at the Scheme Record Time;

“Scheme EGM”	the extraordinary general meeting of the shareholders of the GI Cayman ordinary shares at the Voting Record Time to be held to approve the Scheme EGM Resolutions (or any adjournment thereof);

“Scheme EGM Resolutions”	the following resolutions:

(a)

to approve this Scheme and to authorise the directors of GI Cayman to take such action as they consider necessary or appropriate for carrying this Scheme into effect, so that the Scheme is approved by and on behalf of GI Cayman;

(b)

to authorise GI Cayman, as the sole shareholder of GI Bermuda, to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot Insurance Company, an indirect wholly-owned insurance subsidiary of GI Cayman, or another of the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda’s business by the Global Indemnity group of companies’ existing U.S. insurance company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and he approval of the merger agreement that would be entered into in connection therewith; and

(c)	to authorise the chairman of the Scheme EGM to adjourn the Scheme EGM to such date and time as necessary or appropriate

“Scheme Meeting”

the meeting of the shareholders of GI Cayman as at the Voting Record Time to be held in person via live webcast at [●] [a.m./p.m.], (Cayman Islands time), on [●], 2020, convened pursuant to an order of the Cayman Court dated [●], 2020 for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment);

“Scheme Record Time”	[●] [p.m.] (Cayman Islands time), on [●], 2020;

“Scheme Shareholders”	holders of Scheme Shares appearing on the Register of Members at the Scheme Record Time;

“Scheme Shares”	all ordinary shares of GI Cayman in issue;

“Stated Assets”

all of GI Cayman’s rights, titles, interests, permits, authorities, sanctions, concessions, privileges, benefits, facilities, licences and properties of kinds and description and by whatever title held and whether moveable or immoveable, tangible or intangible, leasehold or freehold or wherever situated including, but not limited to stock-in-trade, stock-in-transit, inventories, raw materials, ingredients, office supplies, spares, consumable stores, works-in-progress, finished goods, actionable claims, cash and bank balances, investments, receivables, book debts, advances and deposits, prepayments, books of account, registers, records, plants, machinery, equipment, spare parts, tools, equipment, motor vehicles, furniture, fixtures and fittings, offices and storehouses/warehouses, connections and facilities of telecommunications including telephone, mobile phones, telexes and facsimiles, connections, meters and other installations for the supply of electricity, water and gas, all rights, titles and interests in any intellectual property including trademarks, service marks, designs, patents, copyrights, all rights, titles and interests in technical data and know-how, industrial and technical information, trade secrets, secret processes, confidential information, drawings, formulations, technical reports, operating and testing procedures, instruction manuals, raw material or product specifications, results or research and development work (whether in hard copy or in electronic form) and existing computer software and all rights, titles and interests in historical and current documents, customer lists, product and supplier lists, catalogues, literature, employee records, documents of title, sale targets, sales statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials and accounting (including management records) and other financial data (whether in hard copy or in electronic form);

“Stated Liabilities”

all of GI Cayman’s borrowings, debts, credits, related party loans and all sums of money payable including duties and obligations of every description (whether present or future, actual or contingent, current or deferred);

“US” or “United States”	the United States, its territories and possessions, including any State of the United States;

“US Securities Act”	United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder;

“Voting Record Time”	[●] [p.m.] (Cayman Islands time) on [●], 2020, the record date for the Scheme Meeting and the Scheme EGM.

2.	INTERPRETATION

2.1	In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(a)	references to Parts, Clauses and Sub-Clauses are references to parts, clauses and sub-clauses respectively of this Scheme;

(b)	references to a “person” include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

(c)	references to a statute, statutory provision, enactment or subordinate legislation include the same as subsequently modified, amended or re-enacted from time to time;

(d)

references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(e)	the singular includes the plural and vice-versa and words importing one gender shall include all genders;

(f)	headings to, Parts, Clauses and Sub-Clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(g)	all references to time are references to Cayman Islands time unless otherwise stated.

3.	GI CAYMAN

3.1

GI Cayman is a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 308501, whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

3.2

The authorised share capital of GI Cayman is US$100,000 divided into: (i) 600,000,000 A ordinary shares of US$ 0.0001 each, (ii) 300,000,000 B ordinary shares of US$ 0.0001 each and (iii) 100,000,000 Preferred Shares of US$0.0001 each. As at [●], 2020, being the latest practicable date prior to the date of this document, [●] GI Cayman A ordinary shares and [●] GI Cayman B ordinary shares were issued and outstanding.

4.	NEW CAYCO

4.1

New CayCo is a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number [WC - 363680], whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

4.2

The authorised share capital of New CayCo is US$100,000 divided into 1,000,000,000 ordinary shares with a par value of US$ 0.0001 each, of which one ordinary share has been issued to GI Delaware and fully paid or credited as fully paid up with the remainder of the ordinary shares remaining unissued. New CayCo is a direct and a wholly owned subsidiary of GI Delaware.

5.	GI DELAWARE

5.1

GI Delaware was formed in June, 2020 in the State of Delaware as a limited liability company, whose registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808, United States. Prior to the Effective Time, GI Delaware will not engage in any business or other activities other than in connection with the Scheme and its organisational activities.

5.2

GI Delaware has undertaken to the Cayman Court to be bound by the Scheme, and will execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

6.	PURPOSE OF SCHEME

6.1

The purpose of the Scheme is to facilitate the change in jurisdiction of the ultimate parent company of the Global Indemnity group of companies which is anticipated to result in long-term administrative cost savings and other significant benefits for the Global Indemnity group of companies. This will be achieved through the amalgamation of the undertaking of GI Cayman with that of New Cayco and, in consideration for this amalgamation, the Scheme Shareholders being granted the Scheme Consideration. Upon implementation of the Scheme, GI Cayman will dissolve without being wound up and will cease to exist as a separate legal entity. The Scheme will enable the Global Indemnity group of companies to cost savings and other significant benefits which will in turn benefit the Scheme Shareholders.

6.2

The issuance of GI Delaware common shares to the Scheme Shareholders pursuant to the Scheme will not be registered under the US Securities Act in reliance upon Section 3(a)(10) of the US Securities Act. Section 3(a)(10) of the US Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. The parties intend to rely on the Section 3(a)(10) exemption under the US Securities Act in entering into this Scheme and consummating the transactions contemplated hereby and the parties shall so advise the Cayman Court.

PART 2: THE SCHEME

7.	APPLICATION AND EFFECTIVENESS OF THIS SCHEME

7.1	The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders.

8.	AMALGAMATION OF GI CAYMAN WITH AND INTO NEW CAYCO

8.1

At the Effective Time, New Cayco shall acquire and amalgamate with its own undertaking the undertaking and all the property, assets and rights, real and personal (including, but not limited to the Stated Assets) and the liabilities and obligations of every description (including but not limited to the Stated Liabilities) of GI Cayman, and by virtue of this Scheme and orders of the Cayman Court made pursuant to section 87 of the Cayman Companies Law the following will occur simultaneously:

(a)

the undertaking and all the property, assets and rights of GI Cayman as aforesaid shall vest in and become the undertaking, property, assets and rights of New Cayco and the undertaking and all the property, assets and rights of GI Cayman as aforesaid subsisting on or after the Appointed Date and prior to the Effective Time shall be deemed to have become the undertaking, property, assets and rights of New Cayco from the Appointed Date;

(b)

the liabilities and obligations of GI Cayman as aforesaid shall become liabilities and obligations of and enforceable against New Cayco and the liabilities and obligations of GI Cayman as aforesaid subsisting on or after the Appointed Date and prior to the Effective Time shall be deemed to have become liabilities and obligations of and enforceable against New Cayco from the Appointed Date;

(c)

notwithstanding any transaction, business, operations or activities done or pursued in GI Cayman’s own name on or after the Appointed Date and prior to the Effective Time, it shall be deemed to have so carried on for and on behalf of and on the account and risk of New Cayco;

(d)

all profits, gains or income accruing or arising to GI Cayman on or after the Appointed Date and prior to the Effective Time and all expenditure or losses incurred by GI Cayman in respect of its business and activities on or after the Appointed Date and prior to the Effective Time, shall be treated and deemed to be the profits, gains, income, expenditure or losses of New Cayco as the case may be;

(e)	proceedings by or against GI Cayman shall be continued by or against New Cayco; and

(f)	GI Cayman will be dissolved without winding up and its separate legal existence shall cease for all purposes.

9.	CONSIDERATION FOR THE UNDERTAKING OF GI CAYMAN

9.1

In consideration for the undertaking of GI Cayman and the amalgamation pursuant to Clause [8] above (Amalgamation of GI Cayman with and into New Cayco), GI Cayman and New Cayco shall procure that GI Delaware at the Effective Time shall issue the Scheme Consideration to the Scheme Shareholders. In the case of joint holders of Scheme Shares in issue immediately prior to the Effective Time, such Scheme Consideration shall be issued and allotted to all such holders of Scheme Shares jointly.

9.2	At the Effective Time and subject to the provisions of Clauses [10] (Allotment and issue of GI Delaware Common Shares) and [11] (Mandated Payments and other Instructions), GI Delaware shall:

(a)	cancel all the Scheme Shares (that is, all the ordinary shares of GI Cayman in issue immediately prior to the Effective Time); and

(b)	issue fully paid and non-assessable GI Delaware common shares to the Scheme Shareholders, on the following one-to-one basis:

(a)	for each GI Cayman A ordinary share cancelled, one GI Delaware class A common share shall be issued; and

(b)	for each GI Cayman B ordinary share cancelled, one GI Delaware class B common share shall be issued.

10.	ALLOTMENT AND ISSUE OF GI DELAWARE COMMON SHARES

10.1

The GI Delaware common shares to be issued pursuant to Clause [9] (Consideration for the undertaking of GI Cayman) above shall rank equally for all dividends or distributions made, paid or declared in respect of GI Delaware after the Effective Time.

10.2

The provisions of Clause [9] (Consideration for the undertaking of GI Cayman) shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any shareholder of GI Cayman who is a citizen, resident or national of any jurisdiction outside the Cayman Islands or the United States, GI Delaware is advised that the allotment and issue of GI Delaware shares pursuant to Clause [9] (Consideration for the undertaking of GI Cayman) would infringe the laws of any jurisdiction outside the Cayman Islands or the United States or would require GI Delaware to observe any governmental or other consent or effect any registration, filing or other formality with which, in the opinion of GI Delaware, it would be unable to comply or which it regards as unduly onerous, then GI Delaware may in its sole discretion either:

(a)

determine that such GI Delaware common shares shall be sold, in which case the GI Delaware common shares shall be issued to such shareholder of GI Cayman and GI Delaware shall appoint a person to act pursuant to this Clause [10.2(a)] as an authorised person on behalf of such shareholder of GI Cayman to procure that any such GI Delaware common shares in respect of which GI Delaware has made such determination shall, as soon as practicable following the Scheme Record Time, be sold at the best price which can reasonably be obtained at the time of sale. The net proceeds of such sale (after the deduction of all expenses and commissions, including any amount in respect of any tax payable thereon) shall be paid to such shareholder of GI Cayman by cheque or such other form of payment as determined by the authorised person in its sole discretion. To give effect to any such sale, the authorised person shall be authorised on behalf of such shareholder of GI Cayman to execute and deliver a form of transfer and to give such instructions and do all such things which such authorised person may consider necessary or expedient in connection with such sale. None of GI Cayman, New Cayco, GI Delaware or the authorised person shall have any liability for any loss or damage arising as a result of the timing or terms of any such sale; or

(b)

determine that no such GI Delaware common shares shall be issued to such shareholder of GI Cayman under Clause [9] (Consideration for the undertaking of GI Cayman), but instead the applicable GI Delaware common shares shall be issued to a nominee appointed by GI Delaware as trustee for such shareholder of GI Cayman, on terms that such GI Delaware common shares shall, as soon as practicable following the Scheme Record Time, be sold on behalf of such shareholder of GI Cayman at the best price which can reasonably be obtained at the time of sale. The net proceeds of such sale (after the deduction of all expenses and commissions, including any amount in respect of any tax payable thereon) shall be paid to such shareholder of GI Cayman by cheque or such other form of payment as determined by the nominee in its sole discretion. None of GI Cayman, New Cayco, GI Delaware or the nominee shall have any liability for any loss arising as a result of the timing or terms of any such sale.

11.	MANDATED PAYMENTS AND OTHER INSTRUCTIONS

11.1

Each mandate in force at the Scheme Record Time relating to the payment of dividends on GI Cayman ordinary shares and each instruction then in force as to notices and other communications from GI Cayman shall, unless and until varied or revoked, be deemed as from the Effective Time to be a valid and effective mandate or instruction to GI Delaware in relation to the corresponding GI Delaware common shares to be allotted and issued pursuant to this Scheme.

12.	EFFECTIVE TIME

12.1

Subject to the Conditions having been first satisfied or, to the extent permitted by law, waived by GI Cayman, this Scheme shall become effective as soon as the Sanction Order (sanctioning the Scheme under Section 86 of the Cayman Companies Law and making such facilitating orders as are appropriate pursuant to section 87 of the Cayman Companies Law) shall have been duly delivered to the Cayman Islands Registrar of Companies for registration pursuant to Section 86(3) of the Cayman Companies Law at which time this Scheme shall become effective in accordance with its terms.

12.2

GI Delaware shall gave notification of this Scheme having become effective by providing notice to all Scheme Shareholders and creditors of GI Cayman that exist immediately prior to the Effective Time. Such notice shall enclose a copy of the Sanction Order.

12.3	Unless this Scheme shall have become effective on or before the Longstop Date (or such later date, if any, as GI Cayman may agree and the Cayman Court may allow), it shall lapse.

13.	MODIFICATION AND SEVERABILITY

13.1	GI Cayman may consent for and on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Cayman Court may think fit to approve or impose.

13.2

When under any provision of this Scheme a matter is to be determined by GI Cayman, New Cayco and/or GI Delaware then they or it will have discretion to interpret such matter under this Scheme in a manner that they or it considers fair and reasonable, and their/its decisions will be binding on all concerned.

13.3

If any provision (or any part of any provision) of this Scheme is found by the Cayman Court to be illegal or unenforceable, it shall be severed from this Scheme and, to the extent practicable, the remaining provisions of this Scheme shall continue in force.

14.	COSTS

14.1	GI Cayman is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation and implementation of the Scheme.

15.	GOVERNING LAW

15.1

The operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any proceeding and to settle any dispute which arises out of or in connection with the terms of this Scheme or its implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the parties irrevocably submit to the exclusive jurisdiction of the courts of the Cayman Islands, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction between the parties whether contained in any contract or otherwise.

15.2	The terms of this Scheme and the obligations imposed on GI Cayman, New Cayco and GI Delaware hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Dated: [    ]

ANNEX D – EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Description of Event	Expected Time/Date[1]
Voting Record Time for determining the shareholders of GI Cayman eligible to vote at the Scheme Meeting and the Extraordinary General Meeting	[●] [a.m./p.m.], on [●], 2020

Publication and mailing of the Proxy Statement to GI Cayman registered shareholders (together with proxy cards and notices of the Scheme Meeting and the Extraordinary General Meeting)	[●], 2020

Latest time for Computershare LLC to receive blue and white proxy cards for voting at the Scheme Meeting and Extraordinary General Meeting (for use by the registered shareholders of GI Cayman)	[●] [a.m./p.m.], on [●], 2020

Latest time for Computershare LLC to receive forms of voting instructions for the Scheme Meeting and Extraordinary General Meeting (for use by holders of GI Cayman ordinary shares who hold through a broker or nominee)

[●] [a.m./p.m.], on [●], 2020 [●] [a.m./p.m.], on [●], 2020

Latest time for shareholders to register to participate at the Scheme Meeting and Extraordinary General Meeting at https://register.proxypush.com/GBLI	[●] [a.m./p.m.], Cayman Islands Time, on [●], 2020

Scheme Meeting	[●] [a.m./p.m.], Cayman Islands Time, on [●], 2020

Extraordinary General Meeting	[●] [a.m./p.m.], Cayman Islands Time, on [●], 2020 (or as soon thereafter as the Scheme Meeting concludes or is adjourned)

The following dates are subject to change:

Cayman Islands Grand Court hearing to sanction the Scheme of Arrangement	[●] [a.m./p.m.], on [●], 2020

Scheme Record Time	[●], 2020

Effective Time

[●] [a.m./p.m.], Cayman Island Time, on [●], 2020

Before the opening of trading of the Global Indemnity Group, LLC class A common shares on Nasdaq no later than [●] days after the Scheme of Arrangement is sanctioned by the Cayman Islands Grand Court

The Scheme Meeting and Extraordinary General Meeting will be held at the times stated above (Cayman Islands Time) on [●], 2020.

Notes:

[1]

All references to times and dates in this timetable are to U.S. Eastern Time (unless otherwise stated). The dates and times given are indicative only and will depend, amongst other things, on the date and time at which the Cayman Court sanctions the Scheme of Arrangement and on the date and time at which the Sanction Order is delivered to the Cayman Islands Registrar of Companies. GI Cayman or GI Delaware (as applicable) will give notice of any change to this timetable by issuing an announcement through EDGAR and on the Investor Relations section of our website at www.globalindemnity.ky.

D-1

ANNEX [E]—FORM OF GI DELAWARE CERTIFICATE OF FORMATION

ANNEX [F]—FORM OF GI DELAWARE LIMITED LIABILITY COMPANY AGREEMENT

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Scheme Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposal — The Board of Directors recommends you vote FOR Proposal 1. For Against Abstain + 1. Scheme of Arrangement Proposal: To approve the scheme of arrangement substantially in the form attached as Annex C to the accompanying proxy statement (the “Scheme of Arrangement”), pursuant to which, at the effective time of the Scheme of Arrangement, Global Indemnity Limited (“GI Cayman”) will merge with New CayCo, a newly formed and wholly owned subsidiary of Global Indemnity Group, LLC (“GI Delaware”) incorporated in the Cayman Islands as an exempted company with limited liability (“New CayCo”), following which, New CayCo will survive the merger (the “Amalgamation”). Upon completion of the Transaction, all shareholders of GI Cayman will become shareholders of GI Delaware. Pursuant to the terms of the Scheme of Arrangement and in consideration for the Amalgamation, GI Delaware will issue common shares of GI Delaware to the shareholders of GI Cayman as of the scheme record time (expected to be [•] [a.m./p.m.], Cayman Islands Time, on [•], 2020) (the “Scheme Record Time”) on the following basis: for each A ordinary share of GI Cayman cancelled, one class A common share of GI Delaware will be issued; and for each B ordinary share of GI Cayman cancelled, one class B common share of GI Delaware will be issued. Pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 467359 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

IF YOU PLAN TO ATTEND THE SCHEME MEETING, PLEASE REGISTER FOR THE MEETING AT https://register.proxypush.com/GBLI, by [•] [a.m./p.m.], Cayman Islands Time, on [•], 2020 ADMISSION TICKET GLOBAL INDEMNITY LIMITED SCHEME MEETING Month XX, 20XX, X:XX P.M. local time Walkers Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9001 Cayman Islands Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Scheme Meeting and Proxy Statement are available on or about _______, 2020, at https://www.envisionreports.com/GBLI. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q GLOBAL INDEMNITY + Scheme Meeting Month XX, 20XX, X:XX P.M. local time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of A and B ordinary shares of GLOBAL INDEMNITY LIMITED that the shareholder(s) is/are entitled to vote at the Scheme Meeting to be held at X:XX P.M. local time on Month XX, 20XX, at Walkers Ltd., 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Scheme Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Scheme Meeting and any other matters incident to the conduct of the Scheme Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the Scheme Meeting and any adjournment or postponement thereof. Continued on reverse side. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Scheme Meeting. +

MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Scheme Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposal — The Board of Directors recommends you vote FOR Proposal 1. For Against Abstain + 1. Scheme of Arrangement Proposal: To approve the scheme of arrangement substantially in the form attached as Annex C to the accompanying proxy statement (the “Scheme of Arrangement”), pursuant to which, at the effective time of the Scheme of Arrangement, Global Indemnity Limited (“GI Cayman”) will merge with New CayCo, a newly formed and wholly owned subsidiary of Global Indemnity Group, LLC (“GI Delaware”) incorporated in the Cayman Islands as an exempted company with limited liability (“New CayCo”), following which, New CayCo will survive the merger (the “Amalgamation”). Upon completion of the Transaction, all shareholders of GI Cayman will become shareholders of GI Delaware. Pursuant to the terms of the Scheme of Arrangement and in consideration for the Amalgamation, GI Delaware will issue common shares of GI Delaware to the shareholders of GI Cayman as of the scheme record time (expected to be [•] [a.m./p.m.], Cayman Islands Time, on [•], 2020) (the “Scheme Record Time”) on the following basis: for each A ordinary share of GI Cayman cancelled, one class A common share of GI Delaware will be issued; and for each B ordinary share of GI Cayman cancelled, one class B common share of GI Delaware will be issued. Pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI Cayman will be dissolved B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 467365 +

qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q GLOBAL INDEMNITY Scheme Meeting Month XX, 20XX, X:XX P.M. local time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power o appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of A and B ordinary shares of GLOBAL INDEMNITY LIMITED that the shareholder(s) is/are entitled to vote at the Scheme Meeting to be held at X:XX P.M. local time on Month XX, 20XX, at Walkers Ltd., 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Scheme Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Scheme Meeting and any other matters incident to the conduct of the Scheme Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the Scheme Meeting and any adjournment or postponement thereof. Continued on reverse side.

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Extraordinary General Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. For Against Abstain For Against Abstain 1. EGM Scheme of Arrangement Proposal: If the Scheme of 2. Holders of GI Cayman ordinary shares are being asked to Arrangement Proposal is approved, to approve the Scheme of authorize GI Cayman, as the sole shareholder of GI Bermuda, to Arrangement and to authorize the directors and officers of GI approve a resolution of GI Bermuda to effect a business Cayman to take such actions as they consider necessary or combination transaction (which may include an inter-company appropriate for carrying the Scheme of Arrangement into effect merger, transfer of assets and liabilities, amalgamation or at the extraordinary general meeting, so that the Scheme of otherwise), approved by the board of directors and relevant Arrangement shall be approved by and on behalf of GI Cayman regulatory authorities, of Penn-Patriot or another of the and can be consummated. group’s existing U.S. insurance company subsidiaries resulting 3. Adjournment Proposal: To approve a motion to adjourn the in the assumption of GI Bermuda’s business. Such transaction extraordinary general meeting to a later date to solicit may include, without limitation, the merger of GI Bermuda with additional proxies, as necessary or appropriate, if there are and into Penn-Patriot, with Penn-Patriot surviving, and the insufficient votes to approve the necessary meeting proposals approval of the merger agreement that would be entered into at the time of the extraordinary general meeting in connection therewith B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 467365 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

GLOBAL INDEMNITY LIMITED EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS Month XX, 20XX, X:XX P.M. local time Walkers Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9001 Cayman Islands THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER. Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: Notice of Extraordinary General Meeting and Proxy Statement are available on or about ________, 2020, at https://www.envisionreports.com/GBLI. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q GLOBAL INDEMNITY + Extraordinary General Meeting of Shareholders Month XX, 20XX, X:XX P.M. local time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of A and B ordinary shares of GLOBAL INDEMNITY LIMITED that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of shareholder(s) to be held at X:XX P.M. local time on Month XX, 20XX, at Walkers Ltd., 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Extraordinary General Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Extraordinary General Meeting and any other matters incident to the conduct of the Extraordinary General Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the Extraordinary General Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Extraordinary General Meeting. +

MMMMMMMMMMMM MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Extraordinary General Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. For Against Abstain For Against Abstain 1. EGM Scheme of Arrangement Proposal: If the Scheme of 2. Holders of GI Cayman ordinary shares are being asked to Arrangement Proposal is approved, to approve the Scheme of authorize GI Cayman, as the sole shareholder of GI Bermuda, to Arrangement and to authorize the directors and officers of GI approve a resolution of GI Bermuda to effect a business Cayman to take such actions as they consider necessary or combination transaction (which may include an inter-company appropriate for carrying the Scheme of Arrangement into effect merger, transfer of assets and liabilities, amalgamation or at the extraordinary general meeting, so that the Scheme of otherwise), approved by the board of directors and relevant Arrangement shall be approved by and on behalf of GI Cayman regulatory authorities, of Penn-Patriot or another of the and can be consummated. group’s existing U.S. insurance company subsidiaries resulting 3. Adjournment Proposal: To approve a motion to adjourn the in the assumption of GI Bermuda’s business. Such transaction extraordinary general meeting to a later date to solicit may include, without limitation, the merger of GI Bermuda with additional proxies, as necessary or appropriate, if there are and into Penn-Patriot, with Penn-Patriot surviving, and the insufficient votes to approve the necessary meeting proposals approval of the merger agreement that would be entered into at the time of the extraordinary general meeting in connection therewith B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 31UPX 467365 + 03ACMB

qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q GLOBAL INDEMNITY Extraordinary General Meeting of Shareholders Month XX, 20XX, X:XX P.M. local time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of A and B ordinary shares of GLOBAL INDEMNITY LIMITED that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of shareholder(s) to be held at X:XX P.M. local time on Month XX, 20XX, at Walkers Ltd., 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Extraordinary General Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Extraordinary General Meeting and any other matters incident to the conduct of the Extraordinary General Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the Extraordinary General Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side.